UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 10

To

FORM 10

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

Millennium Healthcare Inc.

(Exact name of registrant as specified in its charter)

Delaware	11-3229358
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

400 Garden City Plaza, Suite 440, Garden City, New York 11530
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   516-628-5500

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $ .0001

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

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ITEM 1.  DESCRIPTION OF BUSINESS

Overview and Description of business

Millennium Healthcare Inc. (“Millennium” or the “Company”) is a medical device and healthcare support and services company. The Company purchases, supplies and distributes revolutionary medical devices and equipment with a focus on prevention and early detection. The Company also provides physician practice administration with a focus on physician practices specializing in cardiovascular procedures. In addition, the Company provides support and services specializing in medical procedure billing and collections, medical procedure coding, call and message management, and emergency dispatch. The marketplace for the Company’s products and services continues to be high quality physician office, practice and facility locations with competent and caring doctors and staff. The Company was incorporated in Delaware on July 5, 1994 under the name “Kirlin Holding Corp.” In July 2008, the Company changed its name to “Zen Holding Corp.” in connection with the sale of its subsidiary. On June 14, 2011, the Company entered into an asset purchase agreement with Millennium HealthCare Solutions Inc. (“MHS”), whereby it purchased assets of MHS along with assets of its wholly-owned subsidiaries. The Company’s executive office is located at 400 Garden City Plaza, Suite 440, Garden City, NY 11530. The Company’s telephone number is 516-628-5500. Unless otherwise specified, references to the “Company,” “we,” “our” and “us” refer to Millennium Healthcare Inc. and, unless otherwise specified, its subsidiaries.

Emerging Growth Company Status

We are an "emerging growth company", as defined in the Jumpstart Our Business Startups Act enacted on April 5, 2012 (the "JOBS Act"). For as long as we are an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding advisory "say-on-pay" and "say-when-on-pay" votes on executive compensation and shareholder advisory votes on golden parachute compensation.

Under the JOBS Act, we will remain an emerging growth company until the earliest of:

•	the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more;
•	the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock;
•	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; or
•	the date on which we are deemed to be a "large accelerated filer" under the Securities Exchange Act of 1934 (the "Exchange Act") (we will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months; the value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter).

The JOBS Act also provides that an emerging growth company may utilize the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. However, we are choosing to "opt out" of such extended transition period, and, as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for companies that are not emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Products and Services

Medical Device Distribution

The Company is currently launching its medical equipment and device business. Through its wholly owned subsidiary, the Company will focus on forming strategic alliances and partnerships with medical device companies that provide innovative and revolutionary medical devices that utilize cutting edge technology and are cost effective and approved by the Food and Drug Administration (“FDA”). The devices that the Company plans to distribute are mainly focused on preventative and diagnostic testing and care with the anticipation of detecting potential medical issues in their early stages yielding positive medical outcomes. All of the products that the Company plans to distribute have obtained necessary approvals and certifications and are reimbursable under current medical procedure billing codes. The Company intends to ramp up and maintain an inventory of such devices and kits in anticipation of meeting and maintaining distribution and delivery requirements in a timely manner.

During 2013, the Company has entered into a series of distribution agreements with manufacturers for various medical devices. In February, the Company entered into an exclusive nationwide distribution agreement with CDx Diagnostics Inc. for an oral cancer biopsy test. The patented and proprietary oral swab diagnostic platform consists of a unique tissue sampling method combined with computer-assisted laboratory tissue analysis which can identify precancerous epithelial cells that cannot be practically found by any other means. In May, the Company entered into a distribution agreement with Atossa Genetics Inc. for a breast health test and collection kit (“ForeCYTE Breast Health Test”). The ForeCYTE Breast Health Test provides a cytopathological approach for identifying breast cancer risk utilizing Nipple Aspirate Fluid (“NAF”) collected with FDA-cleared, patented MASCT® non-invasive biopsy instrument with a Patented Lab Development Test (“LDT”) that uses five biomarkers of hyperplasia and an additional marker of sample integrity to help evaluate NAF collected. Also in May, the Company entered into an exclusive distribution agreement with Heart Smart Inc. for a heart health test and assessment device (“VasoScan”). VasoScan is designed to analyze the Autonomic Nervous System (ANS) function, Stress and Peripheral Blood Circulation. The VasoScan product is FDA-cleared and provides early detection of arterial wall elasticity and determination of biological arterial age using a non-invasive LED/Photodiode finger probe sensor. In June, the Company entered into an exclusive distribution agreement with eWellness Corporation for distance monitored physical therapy programs. Distance monitored physical therapy programs (“DMpt”) are easy to use physical therapy programs that are critical elements in reducing the effects of diabetes and cardiovascular disease and have the potential to dramatically reduce the overall healthcare expenditures associated with these diseases. The DMpt programs are complete and comprehensive programs that include patient evaluation and testing, exercise intervention and exercise demonstration, all based around on-line program monitoring and follow-up, yielding the most beneficial exercise prescription in achieving optimal patient outcomes and results. The Company is also currently negotiating a Memorandum of Understanding and formal proposal with a nationwide distribution and fulfillment company to facilitate the Company’s primary product support and distribution operations incorporating fulfillment, warehousing and distribution services for its medical devices and products.

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Portions of the distribution agreement with CDx Diagnostics Inc. and the distribution agreement with Heart Smart Inc., have been omitted and filed separately with the SEC pursuant to a request for confidential treatment.

On May 24, 2013, the Company entered into a Supply and Distribution Agreement with eWellness Corporation. Under the terms of the Agreement, the Company was granted the right to distribute certain of eWellness’ products in Maine, New Hampshire, Massachusetts, Rhode Island, Connecticut, New York, New Jersey, Delaware Maryland, Virginia, North Carolina, Georgia and Florida. The term of this agreement is for 25 years subject to earlier termination as provided in the agreement. For every $100,000 of revenue from the Company for the services provided pursuant to the agreement, eWellness will issue the Company 110,000 shares of its restricted common stock up to a maximum amount of 1,100,000 shares (subject to adjustment as provided in the agreement). The Company has the right to use eWellness Corporation’s trademarks or trade names in connection with the Agreement. eWellness Corporation agrees to provide support to the Company’s technical service representatives within 12 to 48 hours. eWellness Corporation may terminate the Agreement by giving the Company written notice upon occurrence of certain events, including any material breach by either party, dissolution of either party, if the Company is restrained for 60 days from transacting its business, or if either party is in bankruptcy. The Company may terminate the Agreement upon 30 days’ prior written notice.

The Company has entered into a Distribution and Marketing Services Agreement with Atossa. Under the Agreement, the Company has been engaged to use its best commercial efforts to distribute and market Atossa’s ForeCYTE products. Under the Agreement, the Company is required to purchase a minimum quantity of ForeCYTE products as follows:

Date	ForeCYTE Product	Quantity	Price* FOB Origin

May 1, 2013	ForeCYTE Collection Kits (AG-FC5)	10,000	$21
May 1, 2013	MASCT pump (AG-MASCT)	40	FOC

Date	ForeCYTE Product	Quantity	Price* FOB Origin

May 1, 2014	ForeCYTE Collection Kits (AG-FC5)	20,000	$21
May 1, 2014	MASCT pump (AG-MASCT)	80	FOC

Date	ForeCYTE Product	Quantity	Price* FOB Origin

May 1, 2015	ForeCYTE Collection Kits (AG-FC5)	30,000	$21
May 1, 2015	MASCT pump (AG-MASCT)	120	FOC

Additionally, Atossa shall pay the Company a fixed fee as follows:

Service Period	Fixed Service Fee
May 2013	$0
June 2013	$25,000
July 2013	$50,000
August 2013	$75,000
September 2013	$75,000
October 2013	$75,000
November 2013	$100,000
December 2013	$100,000
January 2014	$125,000
February 2014	$125,000
March 2014	$125,000
April 2014	$125,000

Service Period	Fixed Service Fee
May 2014	$150,000
June 2014	$150,000
July 2014	$150,000
August 2014	$150,000
September 2014	$175,000
October 2014	$175,000
November 2014	$175,000
December 2014	$175,000
January 2015	$200,000
February 2015	$200,000
March 2015	$200,000
April 2015	$200,000

Service Period	Fixed Service Fee
May 2015	$200,000
June 2015	$200,000
July 2015	$200,000
August 2015	$200,000
September 2015	$250,000
October 2015	$250,000
November 2015	$250,000
December 2015	$250,000
January 2016	$300,000
February 2016	$300,000
March 2016	$300,000
April 2016	$300,000

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The Company may delegate or assign its duties under the Agreement to its representatives, subject to certain provisions and Atossa will provide training to the Company’s sales personnel. The Agreement may be terminated by either party upon 30 days’ written notice or upon a material breach if such breach is not cured within 30 days after written notice of said breach by the non-breaching party.

Pursuant to an agreement dated February 1, 2013, as amended on October 31, 2013, by and between the Company and CDx Diagnostics, Inc. the Company agreed to purchase from CDx OralCDx Brush Test Kits (the “Products”). Under the Agreement, the Company is the only one authorized to market, distribute and sell the Products in United States to primary care physicians including healthcare clinics, and hospitals. The Company is required to have completed a minimum amount of sales to third party end users in certain periods and commits to a minimum amount of Products in certain periods as follows:

Millennium Sales Requirements in Units per Period
	Derm Units	Oral Units
January 1, 2014 to December 31, 2014	12,500	25,000
January 1, 2015 to June 30, 2015	35,000	17,500
July 1, 2015 to December 31, 2015	60,000	30,000
January 1, 2016 to June 30, 2016	120,000	60,000
July 1, 2016 to December 31, 2016	150,000	75,000
January l, 2017 to June 30, 2017	250,000	125,000
July l, 2017 to December, 2017	300,000	150,00Q
January l, 2018 to June 30, 2018	350,000	175,000
July 1, 2018 to December 31, 2018	500,000	250,000

In addition, the Company agrees to purchase and the Company agrees to deliver the following minimum numbers of units on the following dates (which shall be estimated at 70% Oral units and 30% Derm units:

Year	Sales Requirements	Purchases January 1	Purchases July 1
2015	142,500	50,000	50,000
2016	405,000	225,000	225,000
2017	825,000	425,000	425,000
2018	1,275,000	700,000	700,000

Of the initial 100,000 Units, 4,000 Units shall be delivered by December 31, 2013, 10,000 Units shall be delivered by January 31, 2014 and 16,000 Units shall be delivered by February 28, 2014 for a total of 30,000 Units delivered by February 28, 2014. Payment for units required to be purchased and delivered under this Section shall be made in full by the Company on the applicable date for such purchase set forth in the table above.

In addition, pursuant to the Agreement, CDx Diagnostics, Inc. grants to the Company a reasonable supply of current marketing materials and the Company agrees to not alter the trademarks or marketing materials without express written consent from CDx Diagnostics, Inc. CDx Diagnostics, Inc. will also provide the Company’s sales personnel training. The Company has the right to terminate the Agreement effective as of any one-year anniversary of the Agreement upon prior written notice to CDx Diagnostics, Inc. no more than 120 days and no fewer than 90 days prior to such anniversary. CDx Diagnostics, Inc. may also terminate the Agreement as of any period if the Company fails to meet its minimum sales requirements for such period upon 30 days’ prior written notice. The Agreement may be terminated upon a material breach if such breach is not cured within 30 days after written notice of said breach by the non-breaching party or if either party is dissolved or in bankruptcy.

The Company has entered into a Master Purchase, Supply and Distribution Agreement with Heart Smart Inc. Under the Agreement, the Company is acting as Heart Smart’s exclusive master distributor for the exclusive distribution and marketing of Heart Smart’s VasoScan Early Detection and Assessment Test products in the United States, provided however until the Company completes the purchase of the first 200 units, Heart Smart’s internal sales force shall be entitled to sell the aforementioned products. In order to maintain the exclusivity, the Company needs to have completed purchases totaling a minimum of 50 units in the first 12 months with completed purchases totaling a minimum of 200 Units within the first 12 Months, with a minimum of 250 additional Units to be completed by the end of the following 12 month period. The Agreement has an initial term of 5 years. The Company is further granted a license to use Heart Smart’s trademarks, trade names, copyrights, patents and other intellectual properties under the Agreement. The Agreement may be terminated upon a material breach if such breach is not cured within 30 days after written notice of said breach by the non-breaching party or if either party is dissolved or in bankruptcy.

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Practice Support and Administration

Through its wholly owned subsidiary, the Company offers physician practice development, support and administration services for physician facilities and practices with a focus on vascular disorders. With extensive collective experience and a comprehensive suite of administration services and support, the Company assists the physician and his practice in creating environments in which essential vascular access care is provided effectively and efficiently, with optimal outcomes for both the physician and the patient. The Company develops and supports physician practices and locations specializing in the diagnosis and treatment of peripheral arterial disease (“PAD”) of the lower extremities. PAD is a condition that develops when the arteries that supply blood to the internal organs, arms and legs become completely or partially blocked as a result of atherosclerosis. The Company provides complete and comprehensive administrative services to these practices assisting and supporting physicians build, operate and manage their facility, helping physicians to develop their practice to deliver the most effective and efficient treatments in a safe, convenient, patient-friendly environment. These support services include business management, room build-out, recruitment, information technology, market analysis and assessment, equipment procurement, and credentialing. The Company also provides individual specialized healthcare provider support services through its wholly owned subsidiaries.

The Company provides high quality, advanced medical procedure coding and medical procedure billing and collections. Services include all aspects of medical billing and collections along with medical diagnosis and procedure coding and training for ICD-10, electronic medical records implementation and support. Clinical Documentation Improvement (“CDI”) services include concurrent and retrospective CDI reviews, DRG validation services and secure remote and on-site medical procedure coding. The Company also specializes in providing services in handling call processes and message management for the medical and healthcare industries, the service and trade industries, and the professional and business industries. High quality call answering and emergency dispatch services are provided with state of the art technology designed specifically to manage call, answering, messaging and paging services in a live, true call center environment including live answering 24/7, call overflow management, reception, voicemail and call screening services and on-call, covering physician update management.

Distribution Methods

For its medical device and equipment business, the Company seeks purchase, supply and distribution agreements with labs, manufacturers and/or distributors for specific products the Company chooses to market and distribute. Once arrangements have been made to procure inventory for such products, all distribution and fulfillment will be completed by a national fulfillment company to facilitate the Company’s product support and distribution operations incorporating fulfillment, warehousing and distribution services.

For its physician practice administration business, the Company seeks administrative service agreements with physicians and/or medical PCs for specific administrative services. The distribution of administrative services contracted for will be completed and fulfilled by the Company’s employees, consultants and agents. The Company concentrates on back office and administration duties solely under the direction of the physician or medical PC.

Suppliers

Medical Device Distribution

Currently, the Company’s order fulfillment will be handled by a contracted provider.  In order to meet the Company’s high quality standards for product creation and development, fulfillment providers will be directed to purchase from approximately 4 primary vendors. They, then assemble, pick, pack, and fulfill orders for final delivery by FedEx ground or air from orders that are received online, by phone or mail, and digitally transmitted through the Company’s order fulfillment software. Current suppliers for medical devices the Company plans to distribute are CDx Diagnostics Inc., Atossa Genetics Inc., HeartSmart Inc., and eWellness Corporation. Portions of the distribution agreement with CDx Diagnostics Inc., the distribution agreement with Heart Smart Inc., have been omitted and filed separately with the SEC pursuant to a request for confidential treatment.

Practice Support and Administration

Currently, the Company’s order fulfillment for medical supplies monitored and maintained on behalf of a physician practice will be handled by an independent contractor at the facility.  In order to meet the Company’s high quality standards and to ensure physician needs are met, independent contractors on site will work with supplier reps and purchase from a variety of vendors and approximately 6 primary vendors. Arrangements are then made for final delivery to the physician’s facility. Current primary suppliers for medical supplies the Company plans to monitor and maintain on behalf of a physician practice are Cardio Vascular Systems Inc., Abbott Vascular, Terumo Medical Corp., Merit Medical Systems Inc., CR Bard Inc. and St. Jude Medical.

Competition

Medical Device Distribution

The Company’s medical device distribution business operates in competitive areas and markets. Basic barriers to entry-level product distribution in the healthcare industry can be relatively low and the products the Company distributes may face challenges in market adoption due to the reliance of physicians and other medical professionals on existing devices, equipment and diagnostic tools. In addition, physicians and other medical professionals may view certain devices distributed by the Company as a screening tools for existing illnesses, rather than as early detection or preventative tools. As a result, these products may be deemed to compete directly with existing, established procedures, which could impair market adoption of such products.

The Company has secured exclusive and non-exclusive distribution agreements for the products it distributes and as such, the Company does not believe that it currently faces significant competition in providing medical devices and equipment to healthcare providers and practices. The Company believes that the devices it distributes are well positioned to compete in markets based on the innovative, high quality devices being offered, the reputations of the physicians utilizing the devices, as well as the Company’s and its management team’s reputation and extensive industry experience; however, there can be no assurance that these devices will be able to compete effectively with existing devices in their markets or that new devices or competitors will not enter into their markets or that the equipment and devices being distributed will be readily accepted into their markets. These existing and new competitors may have greater financial and other resources than the Company and/or the products’ manufacturers. The Company faces increased competition from existing equipment and devices, as well as the development of new medical equipment and devices entering its markets.

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Practice Support and Administration

The Company’s physician practice administration business operates in competitive areas and markets. The Company’s clients compete with other PAD practice providers, practices and surgical clinics that provide PAD and atherectomy procedures and vascular surgeons. Basic barriers to entry-level practice management in the cardiovascular and PAD care industry can be relatively low.

The Company does not believe that it currently faces significant competition in providing administration and support services to cardiovascular practices. The Company believes that the cardiovascular practices it manages and works with are well positioned to compete in markets based on the reputations of the physicians providing services at those practice facilities, as well as the Company’s and its management team’s reputation and extensive industry experience; however, there can be no assurance that these physician practices will be able to compete effectively with existing providers in their markets or that new competitors will not enter into their markets. These existing and new competitors may have greater financial and other resources than the Company or the practices under management do. The Company faces increased competition from existing practices, as well as new healthcare management companies and healthcare providers entering its markets.

As the Company distributes medical devices and equipment and also provides a full suite of management, administration, support and consulting services to physicians, healthcare providers, practices, offices, facilities and locations, the Company’s products and services appeal and apply to a vast array of clientele. As such, these businesses can have no real dependency on any one type or class of customer. Currently, the Company has a concentration of sales with one major customer for its physician practice management business. Additionally, as the Company has begun the rollout of certain medical devices, it also currently has a concentration of sales with three major customers for its medical device distribution business.,.

Intellectual Property

The Company has the following intellectual properties:

•	United States Letters Patent entitled Safety Syringe - application serial no. 12/931,053 filed on January 21, 2011

Government Regulations

To the best of its knowledge, there are currently no known existing or probable government regulations that may adversely affect the Company’s business, however, a severe and/or drastic change in the government’s reimbursement rates, policies and/or procedures, for both targeted medical devices and practice management procedures along with the related medical coding and billing for such devices and services could have a material effect on the Company’s business.

Information Systems: The Company’s information systems, to the extent such systems hold or transmit patient medical information, operate in compliance with state and federal laws and regulations relating to the privacy and security of patient medical information, including the Health Insurance Portability and Accountability Act (“HIPAA”). While the Company has endeavored to establish its information systems to be compliant with such laws, including HIPAA, such laws are complex and subject to interpretation.

United States Medical Device Regulation: The Federal Food, Drug, and Cosmetic Act (“FDCA”), and the FDA’s implementing regulations, govern registration and listing, manufacturing, labeling, storage, advertising and promotion, sales and distribution, and post-market surveillance. Medical devices and their manufacturers are also subject to inspection by the FDA. The FDCA, supplemented by other federal and state laws, also provides civil and criminal penalties for violations of its provisions. The Company distributes and markets medical devices that, when manufactured, may be regulated by the FDA, comparable state agencies and regulatory bodies.

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Privacy and Security of Health Information and Personal Information; Standard Transactions: The Company may be engaged by a healthcare practice or facility that is considered a Covered Entity under the terms of HIPPA. In providing and performing administration and support services for such Covered Entities (i.e. physician practices and laboratories), such as medical coding and medical billing, medical chart review, healthcare facility call and message management, healthcare emergency dispatch and physician practice administration, the company may come in contact with a Covered Entity’s confidential patient medical information. Under such an engagement, the Covered Entity may make available and/or transfer to the Company certain Protected Health Information, as that term is defined and certain Electronic Protected Health Information ("EPHI") as that term is defined, in connection with goods or services that are being provided by the Company to the Covered Entity, that is confidential and subject to protection under HIPAA, HIPAA regulations and the HITECH Act. As such, the Company would be considered a Business Associate of the Covered Entity and further be subject to state and federal laws and implementing regulations relating to the privacy and security of the medical information of the patients the Company’s client physician practices and facilities treat. The Company, as a “Business Associate”, is subject to state and federal laws and implementing regulations relating to the privacy and security of the medical information of the patients its client physicians treat. The principal federal legislation is part of HIPAA, pursuant to which, the Secretary of the Department of Health and Human Services, or “HHS”, has issued final regulations designed to improve the efficiency and effectiveness of the healthcare system by facilitating the electronic exchange of information in certain financial and administrative transactions, while protecting the privacy and security of the patient information exchanged. These regulations also confer certain rights on patients regarding their access to and control of their medical records in the hands of healthcare providers.

Four principal regulations have been issued in final form: privacy regulations, security regulations, standards for electronic transactions, and the National Provider Identifier regulations. The HIPAA privacy regulations, which fully came into effect in April 2003, establish comprehensive federal standards with respect to the uses and disclosures of an individual’s personal health information, referred to in the privacy regulations as “protected health information,” by health plans, healthcare providers, and healthcare clearinghouses. The Company is a Business Associate within the meaning of HIPAA. HIPAA requires health care providers to enter into Business Associate contracts with certain businesses to which they disclose patient health information. These Business Associate contracts generally require the recipients of such information to use appropriate safeguards to protect the patient health information they receive. The regulations establish a complex regulatory framework on a variety of subjects, including:

•	Provide that the company obtain and use confidential patient health information obtained from its clients only as necessary to perform customer service and support functions;

•	Limit access to such information to those employees and agents who perform identified service and support functions;

•	Prohibit disclosure of patient health information received from clients to persons who are not employees or agents of the company in the absence of express approval from the legal department and, if appropriate, the client and/or patient;

•	Require all employees and agents of the company to report uses and disclosures of patient information that are not permitted by the company’s Privacy and Security Policy;

•	Provide that the company investigate all reports that patient health information was used in a manner not permitted by its Privacy and Security Policy and will impose appropriate sanctions for conduct prohibited by the policy as required and/or permitted by law;

•	Establish and ensure that the company’s employees and agents who may come in contact with patient health information receive training regarding the company’s Privacy and Security Policy and the importance of protecting the privacy and security of patient health information;

•	Provide for the storage and transmission of patient health information received from clients in a secure manner that protects the integrity, confidentiality and availability of the information; and

•	Establish that the company’s employees, contractors and agents who may come in contact with patient health information maintain any and all protected health information obtained through operating their respective businesses confidential, and agree and acknowledge that such information is subject to protection under HIPAA, the HIPAA regulations and the HITECH Act and will conduct their businesses according to such.

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The federal privacy regulations, among other things, restricts the Company’s ability to use or disclose protected health information in the form of patient-identifiable data, without written patient authorization, for purposes other than payment, physician treatment, or healthcare operations (as defined by HIPAA) except for disclosures for various public policy purposes and other permitted purposes outlined in the privacy regulations. The privacy regulations provide for significant fines and other penalties for wrongful use or disclosure of protected health information, including potential civil and criminal fines and penalties. Although the HIPAA statute and regulations do not expressly provide for a private right of damages, the Company could incur damages under state laws to private parties for the wrongful use or disclosure of confidential health information or other private personal information.

The Company has implemented policies and practices that it believes brings it into compliance with the privacy regulations. However, the documentation and process requirements of the privacy regulations are complex and subject to interpretation. Failure to comply with the privacy regulations could subject the Company to sanctions or penalties, loss of business, and negative publicity.

The HIPAA privacy regulations establish a “floor” of minimum protection for patients as to their medical information and do not supersede state laws that are more stringent. Therefore, the Company is required to comply with both HIPAA privacy regulations and various state privacy laws. The failure to do so could subject the Company to regulatory actions, including significant fines or penalties, and to private actions by patients, as well as to adverse publicity and possible loss of business. In addition, federal and state laws and judicial decisions provide individuals with various rights for violation of the privacy of their medical information by healthcare providers.

The final HIPAA security regulations, which establish detailed requirements for physical, administrative, and technical measures for safeguarding protected health information in electronic form, became effective on April 21, 2005. The Company has employed what it considers to be a reasonable and appropriate level of physical, administrative and technical safeguards for patient information. Failure to comply with the security regulations could subject the Company to sanctions or penalties and negative publicity.

The final HIPAA regulations for electronic transactions, referred to as the transaction standards, establish uniform standards for certain specific electronic transactions and code sets and mandatory requirements as to data form and data content to be used in connection with common electronic transactions, such as billing claims, remittance advices, enrollment, and eligibility. The Company has outsourced to a third-party vendor the handling of its billing and collection transactions, to which the transaction standards apply. Failure of the vendor to properly conform to the requirements of the transaction standards could, in addition to possible sanctions and penalties, result in payors not processing transactions submitted on the Company’s behalf, including claims for payment.

The HIPAA regulations on adoption of national provider identifiers, or NPI, required healthcare providers to adopt new, unique identifiers for reporting on claims transactions submitted after May 23, 2007. The Company may obtain NPIs for our client physicians so that we may report NPIs to Medicare, Medicaid, and other health plans on their behalf.

The healthcare information of the Company’s client physician’s patients includes social security numbers and other personal information that are not of an exclusively medical nature. The consumer protection laws of a majority of states now require organizations that maintain such personal information to notify each individual if their personal information is accessed by unauthorized persons or organizations, so that the individuals can, among other things, take steps to protect themselves from identity theft. The costs of notification and the adverse publicity can both be significant. Failure to comply with these state consumer protection laws can subject a company to penalties that vary from state to state, but may include significant civil monetary penalties, as well as to private litigation and adverse publicity. California recently enacted legislation that expanded its version of a notification law to cover improper access to medical information generally, and other states may follow suit.

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Federal and State Fraud and Abuse Laws: The federal healthcare Anti-Kickback Statute prohibits, among other things, knowingly and willfully offering, paying, soliciting, or receiving remuneration to induce referrals or in return for purchasing, leasing, ordering, or arranging for the purchase, lease, or order of any healthcare item or service reimbursable under a governmental payor program. The definition of “remuneration” has been broadly interpreted to include anything of value, including gifts, discounts, the furnishing of supplies or equipment, credit arrangements, payments of cash, waivers of payments, ownership interests, opportunity to earn income, and providing anything at less than its fair market value. The Anti-Kickback Statute is broad, and it prohibits many arrangements and practices that are lawful in businesses outside of the healthcare industry. Recognizing that the Anti-Kickback Statute is broad and may technically prohibit many innocuous or beneficial arrangements within the healthcare industry, HHS has issued a series of regulatory “safe harbors.” These safe harbor regulations set forth certain provisions that, if met, will provide healthcare providers and other parties with an affirmative defense against prosecution under the federal Anti-Kickback Statute. Although full compliance with these provisions ensures against prosecution under the federal Anti-Kickback Statute, the failure of a transaction or arrangement to fit within a specific safe harbor does not necessarily mean that the transaction or arrangement is illegal or that prosecution under the federal Anti-Kickback Statute will be pursued.

Physician Referral Prohibitions: Under a federal law directed at “self-referral,” commonly known as the Stark Law, prohibitions exist, with certain exceptions, on Medicare and Medicaid payments for procedures/tests referred by physicians who personally, or through a family member, have an investment interest in, or a compensation arrangement with, the facility performing the procedures/tests. A person who engages in a scheme to circumvent the Stark Law’s referral prohibition may be fined up to $100,000 for each such arrangement or scheme. In addition, any person who presents or causes to be presented a claim to the Medicare or Medicaid programs in violation of the Stark Law is subject to civil monetary penalties of up to $15,000 per bill submission, an assessment of up to three times the amount claimed, and possible exclusion from participation in federal governmental payor programs. Bills submitted in violation of the Stark Law may not be paid by Medicare or Medicaid, and any person collecting any amounts with respect to any such prohibited bill is obligated to refund such amounts.

Any arrangement between a facility and a physician or physicians’ practice that involves remuneration will prohibit the facility from obtaining payment for services resulting from the physicians’ referrals, unless the arrangement is protected by an exception to the self-referral prohibition or a provision stating that the particular arrangement would not result in remuneration. Among other things, a facility’s provision of any item, device, or supply to a physician would result in a Stark Law violation unless it was used only to collect, transport, process, or store specimens for the facility, or was used only to order tests or procedures or communicate related results. This may preclude a facility’s provision of fax machines and computers that may be used for unrelated purposes. Most arrangements involving physicians that would violate the Anti-Kickback Statute would also violate the Stark Law. Many states also have “self-referral” and other laws that are not limited to Medicare and Medicaid referrals. These laws may prohibit arrangements which are not prohibited by the Stark Law, such as a laboratory’s placement of a phlebotomist in a physician’s office to collect specimens for the laboratory. Finally, recent amendments to these laws require self-disclosure of violations by providers.

Corporate Practice of Medicine: The Company’s contractual relationships with licensed healthcare providers are subject to regulatory oversight, mainly by state licensing authorities. In certain states, for example, limitations may apply to the relationship with the provider that the Company intends to engage, particularly in terms of the degree of control that the Company exercises or has the power to exercise over the practice of medicine by those providers. A number of states, including New York, Texas, and California, have enacted laws prohibiting business corporations, such as the Company, from practicing medicine and employing or engaging physicians to practice medicine. These requirements are generally imposed by state law in the states in which we operate, vary from state to state, and are not always consistent among states. In addition, these requirements are subject to broad powers of interpretation and enforcement by state regulators. Some of these requirements may apply to the Company even if it does not have a physical presence in the state, based solely on the engagement of a healthcare provider licensed in the state or the provision of services to a resident of the state. The Company believes that it operates in material compliance with these requirements. However, failure to comply can lead to action against the Company and the licensed healthcare professionals that the Company engages, fines or penalties, receipt of cease and desist orders from state regulators, loss of healthcare professionals’ licenses or permits, the need to make changes to the terms of engagement of those professionals that interfere with the Company’s business, and other material adverse consequences.

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Referrals of a Public Company: The Company’s stock is quoted on the OTC Pink, and as such, is not able to accept referrals from physicians who own, directly or indirectly, shares of our stock unless we comply with the Stark Law exception for publicly traded securities. This requires, among other things, $75 million in stockholders’ equity (total assets minus total liabilities). The parallel safe harbor requires, among other things, $50 million in undepreciated net tangible assets, in order for any distributions to such stockholders to be protected under the Anti-Kickback Statute.

Compliance Programs: Compliance with government rules and regulations is a significant concern throughout the industry, in part due to evolving interpretations of these rules and regulations. The Company seeks to conduct its business in compliance with all statutes and regulations applicable to its operations. To this end, the Company has established and continues to establish compliance programs that review for regulatory compliance procedures, policies, and facilities throughout its business.

Employees

As of January 6, 2015, the Company had seventeen (17) full-time employees.  None of our employees are represented by a labor union, and we consider relations with our employees to be good.

The officers of the company and the company’s subsidiaries have the same powers and duties with respect to the management of the business affairs for the Company and the oversight of the day-to-day management operations for the Company as officers of a business would have. They perform such other reasonable duties (taking into consideration the person’s position in the Company) as may be prescribed by the Board of Directors of the Company from time to time. They are obligated to use best efforts to serve the Company faithfully and promote its best interests and shall devote all of his business time, attention and services to the faithful and competent discharge of such duties.

ITEM 1A.  Risk Factors

An investment in the Company’s common stock involves an extremely high degree of risk.  You should carefully consider the risks described below and the other information contained in this prospectus before deciding to invest in the Company’s common stock.  You should only purchase our securities if you can afford to suffer the loss of your entire investment.

RISKS RELATED TO OUR BUSINESS

The Company has incurred loss since inception and the Company’s auditor has expressed substantial doubt about our ability to continue as a going concern.

The Company commenced generating revenues from operations in 2011. The Company has incurred operating losses for the years ended December 31, 2013 and 2012, has a working capital deficiency of $4,439,590 and an accumulated deficit of $51,892,652 as of December 31, 2013.

In their report dated April 15, 2014, the Company’s independent registered auditor, Paritz & Company PA, stated that the Company’s financial statements for the fiscal year ended December 31, 2013, were prepared assuming that it would continue as a going concern. However, they also expressed substantial doubt about the Company’s ability to continue as a going concern. The Company continues to experience operating losses. We can give no assurance as to our ability to raise sufficient capital or our ability to continue as a going concern.

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The Company’s success depends on the successful raise of sufficient working capital.

The success of the Company’s business strategy depends on the Company’s ability to successfully secure raising additional working capital. The Company’s ability to continue as a going concern is an issue raised as a result of significant losses due to certain debt instruments. The Company also continues to experience operating losses. Although not specifically determined at this time, the company intends to continue to investigate and pursue options and methods of raising capital to meet its financing needs and financial goals, however we can give no assurance as to our ability to raise such sufficient capital or our ability to continue as a going concern.

The Company is dependent on the continued participation and level of service of its third-party service provider(s).

The Company relies on third-party service providers to provide certain services to us and/or our customers. If any of these third-party service providers stop supporting the Company or if our network of providers does not expand, we will likely have to expand our internal team to meet the needs of our customers, which could increase our operating costs and result in lower gross margins. We can make no assurance that we will be able to establish and maintain the third-party relationships or establish additional relationships as necessary to support growth and profitability of our business on economically viable terms.

Defects, failures or quality issues associated with the products the Company distributes could lead to recalls or safety alerts, negative publicity regarding the Company and litigation, including product liability claims, that could adversely affect its business and reputation and result in loss of customers. Loss reserves are difficult to estimate.

The design, manufacture and marketing of medical devices of the types the Company distributes entail inherent risks. There are a number of factors that could result in an unsafe condition, injury or death of a patient with respect to products that the Company distributes, including quality issues, component failures, manufacturing flaws, unanticipated or improper uses of the products, design defects or inadequate disclosure of product-related risks or product-related information. Any of these issues could lead to a recall of, or safety alert relating to, one or more of the products distributed by the Company. Any recall, whether voluntary or required by the FDA could result in significant costs and significant negative publicity. Negative publicity including regarding a quality or safety issue, whether accurate or inaccurate, could reduce market acceptance of the products, harm the Company’s reputation, decrease demand for the products, result in the loss of customers, lead to product withdrawals and/or harm the Company’s ability to successfully launch and market in the future. The foregoing problems could also result in enforcement actions by state and federal governments or other enforcement bodies, or product liability claims or lawsuits including those being brought by individuals or by groups seeking to represent a class or establish multi-district litigation proceedings, and a material adverse effect on our business, results of operations, financial condition and/or liquidity.

Healthcare reform could impact the demand for the Company’s services.

The Patient Protection and Affordable Care Act and The Health Care and Education Reconciliation Act of 2010, or the “Affordable Care Act”, were signed into law in March 2010 and will result in significant reforms to the U.S. healthcare system and the structure of the healthcare provider delivery system.  The full impact of the Affordable Care Act is uncertain, and will depend on future regulations and guidance to be promulgated by the Centers or Medicare & Medicaid Services.  Any new reimbursement methodologies and mechanisms adopted by Medicare, Medicaid or other commercial third party payors as a direct or indirect result of the affordable care Act could have an impact on the demand and reimbursement for our services.

The Company faces competition from existing providers, as well as new providers entering its markets.

The Company’s medical equipment and device business operates in competitive areas and markets. Basic barriers to entry-level product distribution in the healthcare industry can be relatively low and the products the Company distributes may face challenges in market adoption due to the reliance of physicians and other medical professionals on existing devices, equipment and diagnostic tools. In addition, physicians and other medical professionals may view certain devices distributed by the Company as a screening tool for existing illnesses, rather than as an early detection or preventative tool. As a result, certain products may be deemed to compete directly with existing, established procedures, which could impair market adoption of such products.

The Company’s physician practice administration business operates in competitive areas and markets. The Company’s clients compete with other PAD practice management providers, practices and surgical clinics that provide PAD and atherectomy procedures and vascular surgeons. Basic barriers to entry-level practice management in the cardiovascular and PAD care industry can be relatively low.

New distributors and new healthcare providers that enter the Company’s markets impact the Company’s market share, business volume and growth rates. Increased competitive pressures require the Company to commit resources to marketing efforts, which impacts the Company’s margins and profitability. There can be no assurance that the Company will be able to compete effectively with existing providers in its markets or that new competitors will not enter into its markets. These existing and new competitors may have greater financial and other resources than the Company does. Increased competition could also make it more difficult for the Company to expand its business.

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The development of alternative treatments could diminish demand for the Company’s services.

The healthcare industry is dynamic, and new, technologically intensive devices are constantly under development. New devices that are more effective could decrease patient demand or profitability for the products that the Company currently distributes and patients could seek treatment elsewhere.

If the Company is found not to be in compliance with applicable laws and regulations, it could be subject to significant fines or penalties, be forced to curtail certain of our operations or rearrange material agreements to its detriment.

The Company is subject to numerous federal and state laws and regulations, including, but not limited to, federal and state anti-kickback laws, controlled substances laws, the federal Stark law and state self-referral laws, false claims laws, the HIPAA, Medicare and Medicaid regulations and laws regulating the business of insurance. These laws and regulations are extremely complex and could be subject to various interpretations. Many aspects of the Company’s business, to date, have not been the subject of federal or state regulatory review and the Company may not have been in compliance at all times with all applicable laws and regulations. If the Company is found by a court or regulatory authority to have violated any applicable laws or regulations, the Company could be subject to significant fines or penalties or be forced to curtail certain of its operations.

The Company’s success depends on retaining key members of its management team.

The success of the Company’s business strategy depends on the continued contribution of key members of its management team. The loss of key members of this team could disrupt its growth plans and its ability to implement its business strategy.

Economic instability could continue to adversely affect the Company.

Financial markets and the economies in the United States and internationally may continue to experience disruption and volatility as they have in recent years and conditions could worsen. As a result, the economic environment (including deteriorating economic conditions in certain countries in Europe) may, among other things:

•	increase the sales cycle for certain of our products;

•	slow the adoption of new technology;

•	adversely affect the Company’s suppliers, which could disrupt the Company’s ability to distribute the products; and

•	limit the Company access to capital on terms acceptable to the Company.

These conditions may continue in the future. Any of these conditions could have a material adverse effect on the Company’s business, results of operations, financial condition and/or liquidity.

We may be subject to significant liability claims and litigation, including potential exposure from the use of our product candidates as well as from physician locations under management, and our insurance may be inadequate to cover claims that may arise.

Our business exposes us to potential liability risks inherent in the administration and support of healthcare facilities and the processing, marketing and distribution of medical device products. Such liability claims may be expensive to defend and result in large judgments against us. We face an inherent risk of product liability exposure related to current and any future product candidates and will face an even greater risk with respect to any commercial sales of such products once distribution begins. No product candidate has been widely used over an extended period of time, and therefore safety data is limited. The manufacturing process and handling requirements are extensive, which increases the risk of quality failures and subsequent product liability claims.

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We will need to increase our insurance coverage when we begin commercializing product candidates, if ever. At that time, we may not be able to obtain or maintain product liability insurance on acceptable terms with adequate coverage or at all, or if claims against us substantially exceed our coverage, then our financial position could be significantly impaired.

Whether or not we are ultimately successful in any product liability litigation that may arise, such litigation could consume substantial amounts of our financial and managerial resources, decreased demand for our products and injure our reputation.

We seek to maintain errors and omissions, directors and officers, workers' compensation and other insurance at levels we believe to be appropriate to our business activities. If, however, we were subject to a claim in excess of this coverage or to a claim not covered by our insurance and the claim succeeded, we would be required to pay the claim from our own limited resources, which could have a material adverse effect on our financial condition, results of operations and business. Additionally, liability or alleged liability could harm our business by diverting the attention and resources of our management and damaging our reputation.

There is no guarantee that the market for our products or services will develop, and it exposes us to risks inherent in the long-term distribution and growth of our products and services.

There currently is no significant global market for our product candidates, nor is there any guarantee that such markets will develop in the near future, or at all. Adverse outcomes or limitations of our products or services, including, but not limited to damage, destruction or a failure in performance or facility or systems of our service providers, could harm our reputation and business and expose us to significant liability from customers. While we believe that we will procure insurance to cover certain of these risks, we may in fact have insufficient insurance to cover losses beyond the limits on its policies, which could have a material adverse effect on our financial condition.

Healthcare companies have been the subjects of federal and state investigations, and we could become subject to investigations in the future.

Both federal and state government agencies have heightened civil and criminal enforcement efforts. There are numerous ongoing investigations of health care companies, as well as their executives and managers. In addition, amendments to the Federal False Claims Act, including under Healthcare Reform, have made it easier for private parties to bring “ qui tam ” (whistleblower) lawsuits against companies under which the whistleblower may be entitled to receive a percentage of any money paid to the government. The Federal False Claims Act provides, in part, that an action can be brought against any person or entity that has knowingly presented, or caused to be presented, a false or fraudulent request for payment from the federal government, or who has made a false statement or used a false record to get a claim approved. The government has taken the position that claims presented in violation of the federal anti-kickback law, Stark Law or other healthcare-related laws, including laws enforced by the FDA, may be considered a violation of the Federal False Claims Act. Penalties include substantial fines for each false claim, plus three times the amount of damages that the federal government sustained because of the act of that person or entity and/or exclusion from the Medicare program. In addition, a majority of states have adopted similar state whistleblower and false claims provisions.

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We are not aware of any government investigations involving any of our physician facilities or management. While we believe that we are in material compliance with applicable governmental healthcare laws and regulations, any future investigations of our business, clients or executives could cause us to incur substantial costs, and result in significant liabilities or penalties, as well as damage to our reputation.

It is uncertain to what extent the government, private health insurers and third-party payors will approve coverage or provide reimbursement for the products distributed or the physician practices to which our administration services relate. Availability for such reimbursement may be further limited by an increasing uninsured population and reductions in Medicare and Medicaid funding in the United States.

To the extent that health care providers cannot obtain coverage or reimbursement for cardiovascular procedures and treatment or for medical device products, they may elect not to provide such therapies and products to their patients and, thus, may not need our products or services. Further, as cost containment pressures are increasing in the health care industry, government and private payors may adopt strategies designed to limit the amount of reimbursement paid to health care providers.

Similarly, the trend toward managed health care and bundled pricing for health care services in the United States, which may accelerate under the healthcare reform legislation approved by Congress on March 23, 2010 and thereafter signed into law (“Healthcare Reform”), could significantly influence the purchase of healthcare support services and products, resulting in lower prices and reduced demand for our products and support services.

Federal health care programs, such as Medicare, are subject to changes in coverage and reimbursement rules and procedures, including retroactive rate adjustments. These contingencies could materially decrease the range of physician services and products covered by such programs or the reimbursement rates paid directly or indirectly to physicians could significantly influence the products sold to, and our administration and support services for, such physicians and their facilities. To the extent that any health care reform favors the reimbursement of other product and services over products and services the company provides, such reform could affect our ability to sell our products and services, which may have a material adverse effect on our revenues.

The limitation on reimbursement available from private and government payors may reduce the demand for, or the price of, physician services and products, which could have a material adverse effect on our revenues. Additional legislation or regulation relating to the health care industry or third-party coverage and reimbursement may be enacted in the future which could adversely affect the revenues generated from the sale of our products and services provided to such healthcare facilities.

Furthermore, there has been a trend in recent years towards reductions in overall funding for Medicare and Medicaid. There has also been an increase in the number of people who do not have any form of health care coverage in recent years and who are not eligible for or enrolled in Medicare, Medicaid or other governmental programs. The extent to which the reforms brought about under Healthcare Reform may be successful in reducing the number of such uninsured is unclear, and the reduced funding of governmental programs and increase in uninsured populations could have a negative impact on the demand for our administration services to the extent they relate to such products sold and administrative services provided to physician facilities which are reimbursed by government and private payors.

Additionally, and more specifically reimbursements and reimbursement rates for Peripheral Arterial Disease (PAD) procedures are currently under review and a negative change could drastically affect the Company’s ability to successfully and profitably perform practice management and administration for physicians which could further result in the discontinuance of that business segment.

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Unintended consequences of recently adopted healthcare reform legislation in the U.S. may adversely affect our business.

The healthcare industry is undergoing fundamental changes resulting from political, economic and regulatory influences. In the U.S., comprehensive programs are under consideration that seek to, among other things, increase access to healthcare for the uninsured and control the escalation of healthcare expenditures within the economy. On March 23, 2010, healthcare reform legislation was approved by Congress and has been signed into law. While we do not believe this legislation will have a direct impact on our business, the legislation has only recently been enacted and requires the adoption of implementing regulations, which may have unintended consequences or indirectly impact our business. For instance, the scope and implications of the recent amendments pursuant to the Fraud Enforcement and Recovery Act of 2009 (“FERA”), have yet to be fully determined or adjudicated and as a result it is difficult to predict how future enforcement initiatives may impact our business. Also, in some instances our clients may be health insurers that will be subject to limitations on their administrative expenses and new federal review of “unreasonable” rate increases that could impact the prices they pay for our services. If the legislation causes such unintended consequences or indirect impact, it could have a material adverse effect on our business, financial condition and results of operations.

Defects or disruptions in our services and products along with changes in reimbursement rates and procedures could diminish demand, delay or defer collection cycles for accounts receivable and subject us to substantial liability.

Because our products and service are complex, our services may be subject to errors and our products may have defects that are identified after use that could result in unanticipated downtime for our customers and harm our reputation and our business. We have from time to time found defects and errors in our services and products and new defects and errors may be detected in the future. In addition, our customers may use products and services in unanticipated ways that may cause a disruption in service or product use. Since our customers use our products and services for important aspects of their business, any errors, defects, disruptions in service or other performance problems with our products or services could hurt our reputation and may damage our customers’ businesses. Furthermore, our customers are physician and healthcare profession facilities who rely on health care programs, such as Medicare, for medical procedures performed and medical devices used in their practices and are subject to changes in coverage and reimbursement rules and procedures, including retroactive rate adjustments. These contingencies could materially decrease the range of physician services and products covered by such programs or the reimbursement rates paid. If that occurs, customers could elect not to renew, or delay or withhold payment to us, we could lose future sales or customers may make warranty claims against us, all of which could result in an increase in our provision for doubtful accounts, an increase in collection cycles for accounts receivable, create substantial doubt on account collectability or the expense and risk of litigation.

RISKS ASSOCIATED WITH INVESTING IN THE COMPANY’S COMMON STOCK

The Company’s Stock Has Historically Had a Limited Market and the Trading Prices May Be Volatile.

The market price of the Company’s shares of common stock may be based on factors that may not be indicative of future market performance.  Consequently, the market price of the Company’s common stock may vary greatly.  There is a significant risk that the Company’s stock price may fluctuate dramatically in the future in response to any of the following factors, some of which are beyond the Company’s control:

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•	variations in the Company’s quarterly operating results;

•	announcements that the Company’s revenue or income/loss levels are below analysts’ expectations;

•	general economic slowdowns;

•	changes in market valuations of similar companies;

•	announcements by the Company or its competitors of significant contracts; or

•	acquisitions, strategic partnerships, joint ventures or capital commitments.

Because the Company’s Shares Are Deemed “Penny Stocks,” You May Have Difficulty Selling Them In The Secondary Trading Market.

The SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price (as therein defined) of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  Additionally, if the equity security is not registered or authorized on a national securities exchange that makes certain reports available, the equity security may also constitute a “penny stock.”  As the Company’s common stock comes within the definition of penny stock, these regulations require the delivery by the broker-dealer, prior to any transaction involving the Company’s common stock, of a risk disclosure schedule explaining the penny stock market and the risks associated with it. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and any salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for the Company’s common stock. The ability of broker-dealers to sell the Company’s common stock and the ability of shareholders to sell the Company’s common stock in the secondary market would be limited.  As a result, the market liquidity for the Company’s common stock would be severely and adversely affected. The Company can provide no assurance that trading in the Company’s common stock will not be subject to these or other regulations in the future, which would negatively affect the market for the Company’s common stock.

The Company Will Be Subject To The Reporting Requirements Of Federal Securities Laws, Which Can Be Expensive.

Upon the effectiveness of this registration statement, the Company will become subject to the information and reporting requirements under the Securities Exchange Act of 1934 and other federal securities laws, and the compliance obligations of the Sarbanes-Oxley Act of 2002.  The costs of preparing and filing annual and quarterly reports and other information with the SEC will cause our expenses to be higher than they would be if the Company was a privately-held company.

The Company’s failure to maintain effective internal control over financial reporting could lead to inaccuracies in its reported financial results.

A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.  If the Company’s independent registered public accounting firm were to determine that a significant deficiency were to exist, or if the Company was otherwise unable to achieve and maintain effective internal controls on a timely basis, management would not be able to conclude that we have effective internal control over financial reporting for purposes of Section 404 of the Sarbanes-Oxley Act of 2002.  In addition, the Company’s independent registered public accounting firm would not be able to certify as to the effectiveness of its internal control over financial reporting.  Moreover, any failure to establish and maintain effective systems of internal control and procedures may impair its ability to accurately report its financial results.  Such failures and the reporting that the Company’s system of internal controls over financial reporting was not effective could result in a restatement of its financial statements and cause investors to lose confidence in the reliability of its financial statements, which could result in a decline in the Company’s stock price.

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In addition to potential dilution associated with future fundraising transactions, we currently have significant numbers of securities outstanding that are convertible into or exercisable for our Common Stock, which could result in significant additional dilution and downward pressure on our stock price.

The issuance of these shares in the future would result in significant dilution to our current stockholders and could adversely affect the price of our Common Stock and the terms on which we could raise additional capital. In addition, the issuance and subsequent trading of shares could cause the supply of our Common Stock available for purchase in the market to exceed the purchase demand for our Common Stock. Such supply in excess of demand could cause the market price of our Common Stock to decline.

Actual and beneficial ownership of large quantities of our Common Stock and certain Preferred Stock by our executive officers and directors may substantially reduce the influence of other stockholders.

As a result, such persons may have the ability to exercise enhanced control and influence over the approval process for actions that require stockholder approval, including the approval of mergers, sales of assets or other significant corporate transactions or other matters submitted for stockholder approval. Furthermore, at certain times the interests of our substantial stockholders may conflict with the interests of our other stockholders.

If we are unsuccessful in raising the required capital or building or contracting for commercial sales and marketing capabilities in the United States, our revenues from any future products will be adversely affected.

We currently have no capabilities or experience in the selling, marketing or commercial distribution of medical device products. We currently have product candidates that are ultimately approved for marketing, and would need to hire and develop an internal sales and marketing organization and/or outsource these functions to one or more third parties.

We may be unable to secure the required capital or be unable to establish sufficient marketing, sales and distribution capabilities necessary to successfully inventory, commercialize and gain market acceptance for any of our product candidates. In addition, co-promotion or other marketing arrangements with third parties to commercialize product candidates could significantly limit the revenues we recognize from such product candidates, and these third parties may fail to commercialize the product candidates successfully.

Factors outside the Company's control could require us to record an asset impairment of goodwill.

We are required to analyze goodwill and other intangible assets for impairment. Factors out of the Company's control, including, but not limited to the economic environment, market capitalization, federal and local government regulations and anticipated cash flows of the Company could require us to record an impairment charge for goodwill. The accounting guidance establishes a method of testing goodwill for impairment on an annual basis, or on an interim basis if an event occurs that would reduce the fair value of a reporting unit or an indefinite-lived intangible asset below its carrying value. If an impairment is found to exist, we will be required to record a non-cash asset impairment charge which could be significant.

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ITEM 2.  FINANCIAL INFORMATION

Management’s discussion and analysis of financial condition and results of operations.

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Company Overview

The Company is a medical device and healthcare support and services company. The Company purchases, supplies and distributes revolutionary medical devices and equipment with a current focus on prevention and early detection. The Company also provides physician practice administration with a current focus on physician practices specializing in cardiovascular procedures. In addition, the Company provides support and services specializing in medical procedure billing and collections, medical procedure coding, call and message management, and emergency dispatch. The marketplace for the Company’s products and services continues to be high quality physician offices, practices and facility locations with competent and caring doctors and staff.

Current Operations and Recent Developments

The Company is currently launching its medical equipment and device business. This business focuses on strategic alliances and partnerships with medical device companies that provide innovative medical devices that utilize cutting edge technology, are cost effective, and FDA approved. Devices the Company elects to distribute are focused on preventative and diagnostic testing and care with the anticipation of detecting potential medical issues in their early stages yielding positive medical outcomes for patients. All of the products that the Company distributes have obtained necessary approvals and certifications and are reimbursable under current medical procedure billing codes. For the year ending December 31, 2013, the Company has made deposits and purchases of over $1.1 Million for devices the Company intends to distribute during the launch of this business. The Company anticipates to start placing and distributing these devices as early as the first quarter of 2014.

On February 1, 2013, the Company entered into an exclusive nationwide distribution agreement with CDx Diagnostics Inc. for an oral cancer biopsy test. Material terms of the agreement include an agreement term running through March 31, 2023, minimum purchase commitments at February 2013 through August 2022 and minimum sales commitments at April 2013 through March 2023. The agreement also provides for the Company to be the only distributor of the product for the territory and covered market. Also please see Exhibit 10.14 Purchase, Supply and Distribution Agreement between Millennium Medical Devices LLC and CDx Diagnostics Inc. as filed for further agreement details. The patented and proprietary oral swab diagnostic platform consists of a unique tissue sampling method combined with computer-assisted laboratory tissue analysis which can identify precancerous epithelial cells that cannot be practically found by any other means. The oral swab provides the physician or dentist with its patented tissue sampling instruments that are used to painlessly and non-invasively obtain complete tissue samples from the epithelium of the mouth and throat in order to test for the presence of precancerous changes. The oral swab brush biopsy instrument for testing of the mouth is handheld. All necessary FDA, EU and other regulatory approvals required to launch the oral swab product worldwide have already been obtained. Oral swab testing provides life-saving potential benefits to the patient without increasing health-care costs. All oral swab laboratory tissue analysis procedures are reimbursed under existing, long-standing laboratory procedure billing codes and fee schedules, and, as such, are considered a covered benefit by virtually all government and private medical insurance.

On May 1, 2013, the Company entered into a distribution agreement with Atossa Genetics Inc. for a breast health test and collection kit (“ForeCYTE Breast Health Test”). Material terms of the agreement include automatic term renewals for one year, minimum purchase commitments of 40 units for May 2013, 80 units for May 2014 and 120 units for May 2015. The agreement also provides for a minimum monthly fixed service fee earned by the Company through April 2016. Also please see Exhibit 10.1 Distribution and Marketing Services Agreement by and between Millennium Medical Devices LLC and Atossa Genetics Inc. as filed for further agreement details. The ForeCYTE Breast Health Test provides a cytopathological approach for identifying breast cancer risk:

• Nipple Aspirate Fluid (“NAF”) collected with FDA-cleared, patented MASCT® non-invasive biopsy instrument

• Patented Lab Development Test (“LDT”) uses five biomarkers of hyperplasia and an additional marker of sample integrity to help evaluate NAF

• 99% of samples sent to the laboratory provide clinically useful results

• Rule out atypical hyperplasia at the gynecological visit

• Simple to collect using a non-invasive breast pump biopsy device

The ForeCYTE Breast Health Test provides women age 18-73 objective and personalized information to improve their breast health, using a cellular diagnostic risk assessment tool. The ForeCYTE Breast Health Test uses no radiation and helps define the biology of breast cancer and hyperplasia.

On October 4, 2013, Atossa Genetics Inc. initiated a voluntary recall of the ForeCYTE Breast Health Test to address FDA’s concerns regarding the modifications identified in a Warning Letter. The ForeCYTE Breast Health Test has not cleared by the FDA for marketing in the United States and cannot be marketed or distributed within the United States until clearance for this device is received from the FDA. The Company has not distributed any of the products and has no plan to distribute the products until clearance is received. Therefore, the management of the Company believes the recall has no impact on the Company’s operation.

On May 1, 2013, the Company entered into an exclusive distribution agreement with Heart Smart Inc. for a heart health test and assessment device (“VasoScan”). Material terms of the agreement include automatic term renewals for one year, purchase and pricing commitments at an initial purchase of 14 units, then at 15-50 units, then at 51-100 units, then at 101-200 units and at 201 or more units. The agreement also provides for no minimum purchase obligation and full licensing privileges along with the commitment to pay for each order placed by the Company at time of delivery until credit terms are secured with the manufacturer. Also please see Exhibit 10.3 Master Purchase, Supply and Distribution Agreement by and between Millennium Medical Devices LLC and Heart Smart Inc. as filed for further agreement details. VasoScan is designed to analyze the Autonomic Nervous System (ANS) function, Stress and Peripheral Blood Circulation. It provides objective data to help assess disorders such as depression, anxiety, sleep disorders, poor concentration, mental/physical stress degree, chronic fatigue and blood circulation. The VasoScan product provides; early detection of arterial wall elasticity and determination of biological arterial age in less than 5 minutes, easy to use, non-operator dependent software, monitors effectiveness of therapeutic intervention, monitors arterial wall response to lifestyle changes / reduction of cardiovascular risk factors, non-invasive – uses a LED/Photodiode finger probe sensor, FDA cleared, light weight and portable (1.5 lbs), user friendly, color printout data sheet and affordable pricing.

On September 18, 2013, the Company entered into an exclusive distribution agreement with eWellness Corporation for distance monitored physical therapy programs. Material terms of the agreement include a term of 25 years with automatic annual renewals and include the states of Maine, New Hampshire, Massachusetts, Rhode Island, Connecticut, New York, New Jersey, Delaware, Maryland North Carolina, Georgia and Florida. The agreement also provides for an equity earn in in which for certain levels of revenue dollars achieved by the Company eWellness will issue certain amounts of its restricted common shares (to a maximum of 10% of eWellness’ issued and outstanding shares) to the Company. Also please see Exhibit 10.32 Supply and Distribution Agreement between Millennium Healthcare Inc. and eWellness Corporation as filed for further agreement details. Distance monitored physical therapy programs (“DMpt”) are easy to use physical therapy programs that are critical elements in reducing the effects of diabetes and cardiovascular disease and have the potential to dramatically reduce the overall healthcare expenditures associated with these diseases. The DMpt programs are complete and comprehensive programs that include patient evaluation and testing, exercise intervention and exercise demonstration, all based around on-line program monitoring and follow-up, yielding the most beneficial exercise prescription in achieving optimal patient outcomes and results. A DMpt program is also better able to motivate all patient types to stay consistent in working toward their health and wellness goals.  The programs will also include a trackable physical therapy element along with reachable patient program goals.

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The Company is expanding our physician practice administration and support business. This business offers physician practice development, support and administration services for physician facilities and practices with a focus on vascular disorders. With extensive collective experience and a comprehensive suite of administration services and support, this group assists the physician and his practice in creating environments in which essential vascular access care is provided effectively and efficiently, with optimal outcomes for both the physician and the patient.

In January 2013, the Company’s New Jersey physician practice management location under contract became fully operational and up and running. The location was secured by a lease commencing November 15, 2012 for an initial term of ninety months.

On February 1, 2013, the Company entered into a Medical Records Coding Agreement with CDx Diagnostics, Inc., whereby the Company (through its Coding & Billing subsidiary) will review coded medical records provided by CDx Diagnostics, Inc. and review assignments of ICD-9-CM and ICD-10-CM, when implemented and review coding of principal diagnosis, secondary diagnosis, principal procedure and secondary procedures. Material terms of the agreement include a term of five years in which the Company will be paid a fee per chart based on a sliding scale of corresponding CPT codes and bill for such services on a monthly basis. Also please see Exhibit 10.2 Medical Records Coding Agreement by and between Millennium Coding & Billing Inc. and CDx Diagnostics Inc. for further agreement details.

On September 18, 2013, the Company secured a strategic alliance and entered into an agreement with CodeSmart Group Inc., whereby the Company (through its Coding & Billing subsidiary) will offer, promote and endorse CodeSmart Group Inc.’s ICD-10 Educational and Consulting services and solutions, including, but not limited to ICD-10 traditional services, outsourced coding, strategic consulting services and educational products, including, but not limited to proprietary programs such as CodeSmart University and online education programs. In 2014, several officers of CodeSmart Holdings, Inc., the holding company of CodeSmart Group Inc., resigned from their positions and no new officers have been appointed, based on the SEC filings of CodeSmart Holdings, Inc. The management believes that these changes have no impact on the Company’s business as services pursuant to the agreement with CodeSmart Group Inc. were never utilized.

In October 2013, the Company’s Garden City, New York physician practice management location under contract became fully operational and up and running. The location was secured by a September 2013 sublease commencing on or about October 1, 2013 for an initial term of ninety months.

On November 4, 2013, the Company’s subsidiary, Millennium ProComm Solutions Inc. acquired the call answering service accounts of Bellringer Communications Inc. from EJ Thonpson Central Services Inc. for $17,500 and 175,000 shares of common stock. Through this transaction, ProComm has obtained the rights and assignment of approximately 41 additional service customers.

Critical Accounting Policies and Estimates: Our management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States, or GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses. On an ongoing basis, we evaluate these estimates and judgments, including those described below. We base our estimates on our historical experience and on various other assumptions that we believe to be reasonable under the circumstances. These estimates and assumptions form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results and experiences may differ materially from these estimates.

While our significant accounting policies are more fully described in our financial statements, we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating our reported financial results and affect the more significant judgments and estimates that we use in the preparation of our financial statements.

Convertible Instruments: The Company reviews the terms of convertible debt and equity securities for indications requiring bifurcation, and separate accounting, for the embedded conversion feature. Generally, embedded conversion features where the ability to physical or net-share settle the conversion option is not within the control of the Company are bifurcated and accounted for as a derivative financial instrument. (See Derivative Financial Instruments below). Bifurcation of the embedded derivative instrument requires allocation of the proceeds first to the fair value of the embedded derivative instrument with the residual allocated to the debt instrument. The resulting discount to the face value of the debt instrument is amortized through periodic charges to interest expense using the Effective Interest Method.

Derivative Financial Instruments: The Company generally does not use derivative financial instruments to hedge exposures to cash-flow or market risks. However, certain other financial instruments, such as warrants or options to acquire common stock and the embedded conversion features of debt and preferred instruments that are indexed to the Company’s common stock, are classified as liabilities when either (a) the holder possesses rights to net-cash settlement or (b) physical or net share settlement is not within the control of the Company. In such instances, net-cash settlement is assumed for financial accounting and reporting, even when the terms of the underlying contracts do not provide for net-cash settlement. Such financial instruments are initially recorded at fair value and subsequently adjusted to fair value at the close of each reporting period.

Revenue Recognition : The Company recognizes revenues from the following sources:

Sales of medical devises are recognized when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the buyer is fixed or determinable, and collectability is reasonable assured.

Healthcare support, management and administration services rendered to healthcare centers and physician practices are recognized when the services have been rendered.

Impairment of Long-Lived Assets: Long-lived assets, primarily fixed assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. The Company performs a periodic assessment of assets for impairment in the absence of such information or indicators. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable. For long-lived assets to be held and used, the Company recognizes an impairment loss only if its carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss based on the difference between the carrying amount and estimated fair value.

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In December, 2013 management decided to initiate a strategic change in the business operations of the Company. In connection therewith, management decided to focus its future efforts on the development of its medical device distribution business and to phase out its existing businesses.

As a result, the Company has impaired its goodwill and other net intangible assets aggregating $4,046,826 which were acquired in acquisitions consummated in 2011.

Goodwill: Goodwill and Other Intangible Assets—Under ASC No. 350, “Intangibles—Goodwill and Other” (“ASC 350”), goodwill and indefinite lived intangible assets are not amortized but are reviewed annually for impairment, or more frequently, if impairment indicators arise. Intangible assets that have finite lives are amortized over their estimated useful lives and are subject to the provisions of ASC No. 360, “Property, Plant and Equipment” (“ASC 360”).

Goodwill impairment is tested at least annually or when factors indicate potential impairment using a two-step process that begins with an estimation of the fair value of each reporting unit. Step 1 is a screen for potential impairment pursuant to which the estimated fair value of each reporting unit is compared to its carrying value. The Company estimates the fair values of each reporting unit by a combination of (i) estimation of the discounted cash flows of each of the reporting units based on projected earnings in the future (the income approach) and (ii) a comparative analysis of revenue and margins multiples of public companies in similar markets (the market approach).

Stock-Based Compensation:

The Company measures compensation expense for its non-employee stock-based compensation under ASC 505-50, “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services ”. The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured at the value of the Company’s common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty’s performance is complete. The fair value of the equity instrument is charged directly to expense and additional paid-in capital.

Results of Operations

Nine Months Ended September 30, 2014 Compared to Nine Months Ended September 30, 2013

Revenue

For the nine months ended September 30, 2014, the Company had total revenue of $7,427,290 as compared to revenue of $1,483,107 for the nine months ended September 30, 2013. Revenue increased by $5,944,183 or 400.8% over prior period due to the initial distribution and placement of medical devices within a contracted network and the acquisition of call answering service customers. 2014 revenue consisted of $1,350,000 in revenue from physician practice administration and support, $161,871 in revenue from medical coding and billing and call answering and emergency dispatch services performed and $5,915,419 in revenues from the distribution and placement of medical devices.

For the nine months ended September 30, 2013, the Company had total revenue of $1,483,107. 2013 revenue consisted of $1,367,824 in revenue from physician practice administration and support and $115,283 in revenue from medical coding and billing and call answering and emergency dispatch services performed. The changes in our operating expenses from September 30, 2014 to September 30, 2013 are as follows:

Payroll, consulting, and professional fees

Payroll, consulting, and professional fees aggregated $16,768,150 for the nine months ended September 30, 2014 compared to $5,644,624 for the nine months ended September 30, 2013, an increase of $11,123,526 or 197.1%. The increase is primarily attributed to an increase in the value of common stock issued for professional services of $9,601,143 from $4,320,886 to $13,922,029, due to the issuance of shares to consultants and professionals for services rendered for investor and public relations, marketing and capital raising efforts, shares issued in connection with debt maturity extensions and settlements, and the issuance of shares through employment agreements. Additionally, professional fees increased $987,238 to $1,805,882 from $818,644 in 2013 resulting from consulting fees related to the launching of the medical device business, investor and public relations initiatives and capital raising efforts. In addition, payroll and related tax expenses for the nine months ended September 30, 2014 increased $427,239 to $646,544 compared to $219,304 for the nine months ended September 30, 2013. The increase is the result of rate increases along with added management personnel and professional staffing at the Boynton Beach, Florida location for the launching of the medical device business. Also, legal and accounting fees combined for the nine months ended September 30, 2014 increased $355,956 to $641,746 compared to $285,790 for the nine months ended September 30, 2013 due to the Company utilizing additional legal and accounting services for support within the normal course of business and for compliance with SEC requirements to become fully reporting in accordance with those regulations.

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Cost of devices

Cost of devices for the nine months ended September 30, 2014 aggregated $550,000 and increased $550,000 from $-0- or 100.0% from the nine months ended September 30, 2013 primarily due to the initial rollout and distribution of medical devices during 2014.

Rent

Rent expense for the nine months ended September 30, 2014 was $450,723 compared to $181,503 for the nine months ended September 30, 2013, an increase of $269,220 or 148.3%. The increase was the result of the expenses related to the corporate headquarters in Garden City, New York and related escalations, expenses related to new executive office space in New York, New York, expenses related to new office/warehouse space in Boynton Beach, Florida and additional usage days for physician practice management services.

General and administrative

General and administrative expenses aggregated $1,003,489 for the nine months ended September 30, 2014 compared to $831,889 for the nine months ended September 30, 2013, an increase of $171,601 or 20.6%. The increase is primarily attributable to $168,387 in insurance expense for the nine months ended September 30, 2014 compared to $112,517 for the nine months ended September 30, 2013, an increase of $55,869 or 49.7%. The increase was primarily due to expanding coverages for our device division as well as physician practice management division for vascular services, increased overall business policy coverage and rate increases; $49,747 in telephone and telecommunication expense for the nine months ended September 30, 2014 compared to $60,555 for the nine months ended September 30, 2013, a decrease of $10,808 or 17.8%. These costs decreased primarily due to one-time and setup expenses for voice, data, software and hosting usage along with related repairs/maintenance and expansion of such services and equipment during 2013 as the Company began building the infrastructure to develop and launch its device business; $112,479 in travel, entertainment, meals and related expenses for the nine months ended September 30, 2014 compared to $27,297 for the nine months ended September 30, 2013, an increase of $85,182 or 312.1%, The increase is due to the launching of the medical device business and an increase in the Company’s capital raise and investor and public relations efforts; and $672,877 in medical supplies, office and information technology expense for the nine months ended September 30, 2014 compared to $621,520 for the nine months ended September 30, 2013, an increase of $51,357 or 8.3%. These costs remained relatively the same period to period as the Company maintained its physician practice management division and the purchase of medical supplies for that business and had increases in office and related technology expenses for its corporate offices and warehousing location.

Depreciation and amortization

Depreciation and amortization expenses for the nine months ended September 30, 2014 aggregated $51,198 and decreased $525,008 from $576,206 or 91.1% from the nine months ended September 30, 2013 primarily due to the impairment of certain fixed and intangible assets during 2013.

Other income (expense)

Net other income (expense) was ($1,630,506) for the nine months ended September 30, 2014 compared to $91,948 for the nine months ended September 30, 2013, a decrease of $1,722,454. This increase in expense is primarily attributable to the fair value adjustment related to the derivative liability of $3,403,171 offset by a decrease in interest expense of $1,680,717 for the nine months ended September 30, 2014.

Income taxes

No provision for income taxes has been recorded as the Company has provided a full valuation allowance.

Net Loss

The net loss of the nine months ended September 30, 2014 was ($13,106,131) compared to the net loss of ($5,740,481) for the nine months ended September 30, 2013. The Company had a loss per weighted common share outstanding of ($0.17) for the nine months ended September 30, 2014 compared to ($0.13) for the nine months ended September 30, 2013.

Three Months Ended September 30, 2014 Compared to Three Months Ended September 30, 2013

Revenue

For the three months ended September 30, 2014, the Company had total revenue of $6,366,728 as compared to revenue of $488,959 for the three months ended September 30, 2013. Revenue increased by $5,877,769 or 1,202.1% over prior period due to the initial distribution and placement of medical devices within a contracted network, the maintenance of physician practice locations under management and the acquisition of call answering service customers. 2014 revenue for the three month period consisted of $450,000 in revenue from physician practice administration and support, $55,907 in revenue from medical coding and billing and call answering and emergency dispatch services performed and $5,860,821 in revenues from the distribution and placement of medical devices.

For the three months ended September 30, 2013, the Company had total revenue of $488,959. 2013 revenue for the three month period consisted of $450,125 in revenue from physician practice administration and support and $38,834 in revenue from medical coding and billing and call answering and emergency dispatch services performed. The changes in our operating expenses for the three months ending September 30, 2014 to September 30, 2013 are as follows:

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Cost of devices

Cost of devices for the three months ended September 30, 2014 aggregated $550,000 and increased $550,000 from $-0- or 100.0% from the three months ended September 30, 2013 primarily due to the initial rollout and distribution of medical devices during 2014.

Payroll, consulting, and professional fees

Payroll, consulting, and professional fees aggregated $8,947,853 for the three months ended September 30, 2014 compared to $3,967,078 for the three months ended September 30, 2013, an increase of $4,980,775 or 125.6%. The increase is primarily attributed to an increase in the value of common stock issued for professional services of $4,600,008 from $3,367,528 to $7,967,535, due to the issuance of shares to consultants and professionals for services rendered for investor and public relations, marketing and capital raising efforts, shares issued in connection with debt maturity extensions and settlements and shares issued through employment agreements. Additionally, professional fees increased $345,324 to $871,648 from $526,324 in 2013 resulting from consulting fees related to the launching of the medial device business, investor and public relations initiatives and capital raising efforts and reporting compliance. In addition, payroll and related tax expenses for the three months ended September 30, 2014 increased $283,493 to $356,720 compared to $73,227 for the three months ended September 30, 2013. The increase is the result of rate increases along with added management personnel and professional staffing at the Boynton Beach, Florida location for the launching of the medical device business.

Rent

Rent expense for the three months ended September 30, 2014 was $268,617 compared to $74,878 for the three months ended September 30, 2013, an increase of $193,739 or 258.7%. The increase was the result of the expenses related to the corporate headquarters in Garden City, New York and related escalations, expenses related to new executive office space in New York, New York, expenses related to new office/warehouse space in Boynton Beach, Florida and additional usage days for physician practice management services.

General and administrative

General and administrative expenses aggregated $365,714 for the three months ended September 30, 2014 compared to $255,137 for the three months ended September 30, 2013, an increase of $110,577 or 43.3%. The overall increase is primarily attributable to $61,435 in insurance expense for the three months ended September 30, 2014 compared to $37,125 for the three months ended September 30, 2013, an increase of $24,309 or 65.5%. The increase was primarily due to expanding coverage for our device division as well as physician practice management division for vascular services, increased overall business policy coverage and rate increases; $15,363 in telephone and telecommunication expense for the three months ended September 30, 2014 compared to $17,365 for the three months ended September 30, 2013, a decrease of $2,002 or 11.5%. These costs decreased primarily due to one-time and setup expenses for voice, data, software and hosting usage along with related repairs/maintenance and expansion of such services and equipment during 2013 as the Company began building the infrastructure to develop and launch its device business; $55,331 in travel, entertainment, meals and related expenses for the three months ended September 30, 2014 compared to $8,738 for the three months ended September 30, 2013, an increase of $46,593 or 533.2%. The increase is due to the launching of the medical device business and an increase in the Company’s capital raise and investor and public relations efforts; and $233,587 in medical supplies, office and information technology expense for the three months ended September 30, 2014 compared to $181,908 for the three months ended September 30, 2013, an increase of $51,679 or 28.4%. These costs increased primarily due to office and related technology expenses for corporate offices and warehousing locations along with maintenance of medical supplies for the practice management business.

Depreciation and amortization

Depreciation and amortization expenses for the three months ended September 30, 2014 aggregated $17,596 and decreased $174,476 from $192,069 or 90.8% from the three months ended September 30, 2013 related primarily to the impairment of certain fixed and intangible assets during 2013.

Other income (expense)

Net other income (expense) was $(37,442) for the three months ended September 30, 2014 compared to ($260,160) for the three months ended September 30, 2013, an increase of $222,718 or 85.6%. This increase is primarily attributable to the change in fair value adjustment related to the derivative liability of $95,074 and a reduction in interest expense of $317,793 for the three months ended September 30, 2014.

Income taxes

No provision for income taxes has been recorded as the Company has provided a full valuation allowance.

Net Loss

The net loss of the three months ended September 30, 2014 was ($3,846,946) compared to the net loss of ($4,275,619) for the three months ended September 30, 2013. The Company had a loss per weighted common share outstanding of ($0.05) for the three months ended September 30, 2014 compared to a loss per weighted common share outstanding of ($0.10) for the three months ended September 30, 2013.

Liquidity and Capital Resources

We have a history of operating losses as we have focused our efforts on raising capital and maintaining our physician practice administration business and the rollout and launching of our medical device business. The report of our independent auditors issued on our consolidated financial statements as of and for the year ending December 31, 2013 expresses substantial doubt about our ability to continue as a going concern. In 2012, we were successful in raising net proceeds of $693,500 through private placements and $1,270,000 through debt financing in order to fund the development and growth of our operations. During 2013, we were successful in raising net proceeds of $1,950,000 through private placements and $1,805,200 through debt financing in order to fund the development and growth of our operations. During 2014 we were successful in raising net proceeds of $5,250,000 through private placements and $1,888,218 through debt financing in order to fund the development and growth of our operations as well as the extinguishing of certain existing demand, promissory and original issue discount notes as they became due. Our ability to continue as a going concern is dependent on our obtaining additional adequate capital to fund additional operating losses until we become profitable. If we are unable to obtain adequate capital, we could be forced to cease operations.

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The following table presents a summary of our net cash provided by (used in) operating, investing and financing activities for September 30, 2014 and 2013:

	Nine Months Ended September 30
	2014	2013
Net cash used in operating activities	(7,605,658)	$(983,070)
Net cash used in investing activities	(44,761)	-
Net cash provided by financing activities	7,712,748	902,000
Net increase (decrease) in cash	62,329	$(81,070)

Cash flows for the nine months ended September 30, 2014 compared to September 30, 2013: For the nine months ended September 30, 2014, we incurred a net loss of $13,106,131. Net cash used in operating activities was $7,605,658, net cash used in investing activities was $44,761 and net cash provided by financing activities was $7,712,748. For the nine months ended September 30, 2013, we incurred a net loss of $5,740,481. Net cash used in operating activities was $983,070, net cash used in investing activities was $-0- and net cash provided by financing activities was $902,000.

Working Capital Deficit Information - The following table presents a summary of our working capital deficit:

Category	September 30, 2014	December 31, 2013
Current assets	9,647,125	2,145,885
Current liabilities	14,502,633	6,664,738
Working capital (deficit)	$(4,855,508)	$(4,518,853)

As of September 30, 2014, the Company had a working capital deficit of $4,855,508, compared to $4,518,853 at December 31, 2013, or an increase in working capital deficit of $336,655. For 2014, current assets increased by $7,501,240 primarily due to increases of $62,329 in cash, $6,863,015 in accounts receivable related to our practice management services and launch related to our medical device business, $77,638 in inventory related to the purchase of medical devices and prepaid expenses of $498,257 primarily related to compensation as a result of certain consulting agreements and deposits for new locations. Current liabilities increased $7,837,895 primarily related to increases of $7,239,998 in liability for stock to be issued, increases in the change of fair value of the derivative liability related to the warrants issued with notes payable of $1,167,638 and an increase of $142,033 in accounts payable and accrued expense and other items of $517, offset by a reduction of notes payable of $712,291. In addition, the Company issued $337,500 Series F preferred shares which have been classified as a liability.

Funding Requirements: We expect to incur substantial expenses and generate ongoing operating losses for the foreseeable future as we prepare for the scale-up of inventory and ongoing development and launch of our medical equipment and device business and maintain the existing base of our physician practice administration and support business. If we are unable to raise an adequate amount of capital, however, we could be forced to curtail or cease operations. Our future capital uses and requirements depend on numerous forward-looking factors. These factors include the following:

-the time and expense needed to complete the procurement of inventory and successful launch of the medical equipment and device business;

-the expense associated with building a network of independent sales representatives to market the devices selected for distribution;

-the degree and speed of patient and physician acceptance of these devices and products and the degree to which third-party payors approve and pay for reimbursement; and

-the time and expense needed to complete the securing of additional days at existing location under contract and/or the securing of additional new physician practice facilities and locations under contract for our practice administration and support business.

Our revenue generating activities during 2014 continue to improve as the physician practice management services business is re-focused and continues to progress and we enter the final phase of launch for our medical device distribution business, as we strategically start to place our medical devices for distribution into the marketplace. During 2013, we entered into several distribution agreements to launch our medical device division and have procured over $1.4 Million in medical device inventory for distribution through the third quarter 2014. The Company has also secured several network selling agreements with US based healthcare organizations for the use of certain medical devices we are distributing in a number of each organizations’ locations which include average monthly minimum unit usage per device, per location. Strategic rollout and placement of these devices has commenced in the later part of the first quarter of 2014, with fulfillment starting for these initial networks under contract in the later part of the third quarter of 2014. The Company has also secured additional key management personnel in 2013 and 2014 to help facilitate the launch and rollout of our device division as well as the securing of professional staffing in 2014 to facilitate the rollout of our device division at new locations. The Company also continues its capital raising efforts during 2014 with increased exposure and awareness through more formalized investor and public relations, roadshows and the engaging of professional firms.

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In view of these matters, realization of certain of the assets in the accompanying balance sheet is dependent upon our continued operations, which in turn is dependent upon our ability to meet our financial requirements, raise additional financing, and the success of our future operations.

Additional funding may not be available to us on acceptable terms or at all. In addition, the terms of any financing may adversely affect the holdings or the rights of our stockholders. For example, if we raise additional funds by issuing equity securities or by selling debt securities, if convertible, further dilution to our existing stockholders would result. To the extent our capital resources are insufficient to meet our future capital requirements, we will need to finance our future cash needs through public or private equity offerings, collaboration agreements, debt financings or licensing arrangements.

If adequate funds are not available, we may be required to terminate, significantly modify or delay the development and launch of our businesses, reduce our planned commercialization efforts, or obtain funds through means that may require us to relinquish certain rights that we might otherwise seek to protect and retain. Further, we may elect to raise additional funds even before we need them if we believe the conditions for raising capital are favorable.

Year Ended December 31, 2013 Compared to Year Ended December 31, 2012 (restated)

As of December 31, 2013 and for the years ended December 31, 2013 and 2012 the Company operates in three segments as well as separately identifying the corporate overhead costs. The segments are as follows: Coding – this includes the coding, billing and telecommunications services of the Company; Vascular – this includes all vascular physician practice administration and support services; and Devices – this includes all services related to the medical device and equipment segment.

The method for determining what information to report is based on the way management organizes the operating segments within the Company for making operating decisions and assessing financial performance. The Company’s chief operating decision-maker is considered to be the Company’s chief financial officer (“CFO”).

Generally, any item not directly related to one of our other segments would generally be included in that column. This includes corporate overhead costs such as consulting fees, legal fees and other professional fees including all common stock issued for services, and interest expenses, including all fair value measurements of warrants and fair value adjustments related to our derivative liability that have been charged to interest. We determined that it would be more appropriate including a corporate column rather than develop an allocation to our other reporting units as we have determined allocation percentages.

The CFO reviews financial information presented on an entity level basis accompanied by disaggregated information about revenues by product type and certain information about geographic regions where appropriate for purposes of making operating decisions and assessing financial performance. The entity level financial information is identical to the information presented in the accompanying consolidated statements of operations.

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Year Ended December 31, 2013	Coding	Device	Vascular	Corporate	Total

Segmented Operating Revenues	$169,487	$-	$1,817,825	$-	$1,987,312

Total Operating Expenses Net of Depreciation and Amortization, and Other (Income) Loss	264,771	129,983	1,051,782	12,556,280	14,002,816
Depreciation and Amortization	311,353	-	6,465	452,536	770,354
Impairment loss				4,046,826	4,046,826
Other (Income) Loss	-	-	3,368	(376,389)	(373,021)

Net Income (Loss) Applicable to Common Shares	$(406,637)	$(129,983)	$756,210	$(16,679,253)	$(16,459,663)

December 31, 2012	Coding	Device	Vascular	Corporate	Total

Segmented Operating Revenues	$242,034	$-	$1,444,000	$-	$1,686,034

Total Operating Expenses Net of Depreciation and Amortization, and Other (Income) Loss	397,539	6,283	805,927	11,417,709	12,627,458
Depreciation and Amortization	311,354	-	563	449,719	761,636
Other (Income) Loss	894	-	211	6,149,191	6,150,296

Net Income (Loss) Applicable to Common Shares	$(467,753)	$(6,283)	$637,299	$(18,016,619)	$(17,853,356)

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For the year ended December 31, 2013, the Company had total revenue of $1,987,312, consisting of $1,817,825 in service revenue from physician practice administration and support and $169,487 in service revenue from medical coding and billing and call answering and emergency dispatch services performed. For the year ended December 31, 2012, the Company had total revenue of $1,686,034. Revenue increased by $301,278 or 17.9% over prior year due to additional physician practice locations under management and the acquisition of call answering service customers.

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The changes in our operating expenses from December 31, 2013 to December 31, 2012 are as follows:

	Year Ended December 31
	2013	2012	$ Change	% Change
Payroll	$308,434	$211,520	$96,914	45.8
Professional fees	1,488,482	1,141,950	346,532	30.3
Consulting for stock	9,050,464	9,894,375	(843,911)	(8.5)
Accounting	30,500	30,000	500	1.7
Legal	331,571	429,495	(97,924)	(22.8)
Rent	310,468	119,418	191,050	160.0
Insurance	134,269	84,433	49,836	59.0
Telephone	90,165	43,249	46,916	108.5
Travel, meals and entertainment	46,244	101,337	(55,093)	(54.4)
Office, medical supplies and other	742,939	670,681	72,258	10.8
Depreciation and amortization	770,354	761,636	8,718	1.1
Total	$13,303,890	$13,488,094	$(184,204)	(1.4)

Payroll, consulting, professional and related expenses consisted of: $11,209,451 in consulting and professional expenses for the year ended December 31, 2013 compared to $11,707,340 for the year ended December 31, 2012, a decrease of $497,889 or 4.25%. The decrease is the net result of added management personnel due to the increase in physician practice management for vascular services, as well as the commencement of our medical device business along with a reduction in the issuance of common stock for professional services; $308,434 in payroll and related tax expenses for the year ended December 31, 2013 compared to $211,520 for the year ended December 31, 2012, an increase of $96,914 or 45.8%. The increase is the result of rate increases, added physician practice management services and the launching of the medical device business; $1,488,482 for the year ended December 31, 2013 compared to $1,141,950 for the year ended December 31, 2012, an increase of $346,532 or 30.3% for professional fees and consulting fees related to the practice management business, the launching of the medical device business and the Company’s capital raising efforts; $9,050,464 for the year ended December 31, 2013 compared to $9,894,375 for the year ended December 31, 2012, a decrease of $843,911 or 8.5% for services incurred for shares of common stock. This decrease is due to the non-recurring issuance of shares during 2012 for advisory board seat members, board seat members, employment and debt financing agreements; $30,500 in accounting expenses for the year ended December 31, 2013 compared to $30,000 for the year ended December 31, 2012, an increase of $500 or 1.7%. The change is the result of compliance with SEC requirements to become fully reporting in accordance with those regulations; and $331,571 in legal expenses for the year ended December 31, 2013 compared to $429,495 for the year ended December 31, 2012, a decrease of $97,924 or 22.8%. Although the Company is utilizing additional legal services for compliance with SEC requirements to become fully reporting in accordance with those regulations, the commencement of our medical device business and debt financings the Company has secured in 2013, the decrease in overall legal fees year to year is due to the value of common shares issued for legal fees along with fees associated with a non-recurring transaction in 2012.

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Rent expense for the year ended December 31, 2013 was $310,468 compared to $119,418 for the year ended December 31, 2012, an increase of $191,050 or 160.0%. The increase was the result of the expenses related to the corporate headquarters in Garden City, NY and related escalations as well as additional locations for physician practice management services.

General and administrative expenses consisted of: $134,269 in insurance expense for the year ended December 31, 2013 compared to $84,433 for the year ended December 31, 2012, an increase of $49,836 or 59.0%, The increase was due to expanding coverage for our device division as well as physician practice management division for vascular services, increased overall business policy coverage and rate increases; $90,165 in telephone and telecommunication expense for the year ended December 31, 2013 compared to $43,249 for the year ended December 31, 2012, an increase of $46,916 or 108.5%. These costs increased primarily due to increased voice, data, software and hosting for a full year at corporate headquarters along with related repairs/maintenance and expansion of such services and equipment as the Company continues to grow and launch its device business; $46,244 in travel, entertainment, meals and related expenses for the year ended December 31, 2013 compared to $101,337 for the year ended December 31, 2012, a decrease of $55,093 or 54.4%, The decrease is due to the opening of an additional location for vascular management during first quarter 2012; and $742,939 in medical supplies, office and information technology expense for the year ended December 31, 2013 compared to $670,681 for the year ended December 31, 2012, an increase of $72,258 or 10.8%. These costs increased due to the opening of an additional location and the purchase of medical supplies for that location. In addition, the Company incurred bad debt expense of $1,200,000 for the year ended 2013 as compared to zero for 2012. Based on an analysis of accounts receivable aged over 90 days at December 31, 2013 and the test of subsequent period collections from those customers; we determined that a customer was in default and had outstanding balance of approximately $1,200,000 past overdue beyond 120 days. Therefore, an allowance for doubtful accounts was created in the books for an estimated amount of $1,200,000. Balance of accounts receivable as reviewed by management were under 90 days old and, in the opinion of management, were collectible.

Depreciation and amortization expenses for the year ended December 31, 2013 of $770,354 increased $8,718 from $761,636 or 1.1% from the year ended December 31, 2012 related to the capital expenditures the Company incurred.

Net other income (expense) was ($3,943,085) for the year ended December 31, 2013 compared to ($6,051,296) for the year ended December 31, 2012, an increase of $2,108,211 or 34.8%. The net other income (loss) is comprised of interest expense, amortization of debt discount, impairment of assets and the fair value adjustment related to the derivative liability. The increase in the net other income (loss) is primarily due to the fair value adjustment related to the derivative liability for the year ended December 31, 2013 and the value of 3,300,000 warrants issued to the preferred stock holder during the year ended December 31, 2012.

The Company had preferred stock dividends of $117,415 in the year ended December 31, 2013 and $99,000 in the year ended December 31, 2012. The dividends commenced accrual at April 1, 2012 and that series of preferred stock had further been retired and replaced with a new series of preferred stock on June 1, 2013.

The net loss of the year ended December 31, 2013 was ($16,577,078) compared to the net loss of ($17,952,356) for the year ended December 31, 2012. The Company had a loss per weighted common shares outstanding of ($.36) for the year ended December 31, 2013 compared to ($.90) for the year ended December 31, 2012.

Liquidity and Capital Resources

We have a history of operating losses as we have focused our efforts on raising capital and building our physician practice administration business and launching our medical device business. The report of our independent auditors issued on our consolidated financial statements as of and for the year ending December 31, 2013 as well as for the years ended December 31, 2012 and 2011 expresses substantial doubt about our ability to continue as a going concern. In 2012, we were successful in raising net proceeds of $693,500 through private placements and $1,270,000 through debt financing in order to fund the development and growth of our operations. During 2013, we were successful in raising net proceeds of $1,965,000 through private placements and $1,805,200 through debt financing in order to fund the development and growth of our operations. Our ability to continue as a going concern is dependent on our obtaining additional adequate capital to fund additional operating losses until we become profitable. If we are unable to obtain adequate capital, we could be forced to cease operations.

The following table presents a summary of our net cash provided by (used in) operating, investing and financing activities for December 31, 2013 and 2012:

	Year Ended December 31
	2013	2012
Net cash used in operating activities	(3,131,773)	$(1,703,297)
Net cash provided by (used) in investing activities	(38,295)	(73,402)
Net cash provided by financing activities	3,158,564	1,819,500
Net increase (decrease) in cash	$(11,504)	$42,801

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Cash flows for the year ended December 31, 2013 compared to December 31, 2012: For the year ended December 31, 2013, we incurred a net loss of $16,577,078. Net cash used in operating activities was $3,131,773, net cash used in investing activities was $38,295 and net cash provided by financing activities was $3,158,564

Working Capital Information - The following table presents a summary of our working capital at the end of each period:

Category	December 31, 2013	December 31, 2012
Cash	$115,645	$127,149

Current assets	2,225,148	1,383,538
Current liabilities	6,664,738	9,540,176
Working capital (deficit)	$(4,439,590)	$(8,156,638)

As of December 31, 2013, the Company had a working capital deficit of $4,439,590, compared to $8,156,638 at December 31, 2012, or a decrease in working capital deficit of $3,717,048. As of December 31, 2013, the Company had cash and cash equivalents of $115,645 as compared to $127,149 on December 31, 2012, a decrease in cash of $11,504. For 2013, current assets increased by $841,610 due to decreases of $326,312 in accounts receivable related to our practice management services, and $358,463 in prepaid expenses related to the initial payment for medical devices in February 2013 and net pre-paid consulting services and the acquisition of inventory of $820,963. Current liabilities decreased $2,537,938 with specific decreases in liabilities of $5,907,500 in a liability for common stock to be issued recorded in 2012, when the shares were issued in 2013; net increases in notes payable of $1,651,735 and decreases in the fair value of the derivative liability related to the warrants issued with the notes payable of $650,770. In addition, the Company issued $337,500 Series F preferred shares which have been classified as a liability.

To further enhance the understanding of our financial position and liquidity, we have included in the following paragraph, a consolidated aging schedule of our accounts receivable at September 30, 2014, June 30, 2014, December 31, 2013 and December 31, 2012, including information for the allowance for doubtful accounts.

	Current	1 - 30	31 - 60	61 - 90	91 - 120	> 120	Total

September 30, 2014

Aged accounts receivable	5,981,399	151,466	174,285	155,850	191,095	2,270,334	8,924,429

June 30, 2014

Aged accounts receivable	163,938	150,580	159,267	150,174	176,362	1,916,324	2,716,645

December 31, 2013

Aged accounts receivable	167,815	152,724	150,570	150,109	5,860	1,434,337	2,061,414

December 31, 2012

Aged accounts receivable	12,442	6,524	1,554	1,113	168,081	998,011	1,187,726

Rollforward of the Allowance for Doubtful Accounts

The rollforward of the allowance for doubtful accounts consisted of the following for the year ended December 31, 2013 and 2012, and the nine month period ended September 30, 2014:

	September 30	December 31	December 31
	2014	2013	2012

Balance at beginning of period	$1,200,000	$-	$-
Provision	-	1,200,000	-
Write-offs	-	-	-
Recoveries	-	-	-
Balance at end of period	$1,200,000	$1,200,000	$-

Funding Requirements: We expect to incur substantial expenses and generate ongoing operating losses for the foreseeable future as we prepare for the scale-up of inventory and ongoing development and launch of our medical equipment and device business, grow the existing base of our physician practice administration and support business and further expand this business into additional facilities and locations. If we are unable to raise an adequate amount of capital, however, we could be forced to curtail or cease operations. Our future capital uses and requirements depend on numerous forward-looking factors. These factors include the following:

-the time and expense needed to complete the procurement of inventory and successful launch of the medical equipment and device business;

-the expense associated with building a network of independent sales representatives to market the devices selected for distribution;

-the degree and speed of patient and physician acceptance of these devices and products and the degree to which third-party payors approve and pay for reimbursement; and

-the time and expense needed to complete the securing of additional days at existing location under contract and/or the securing of additional new physician practice facilities and locations under contract for our practice administration and support business.

Our revenue generating activities during 2013 continue to improve as the physician practice management services business continues to grow and we enter the final phase of launching our medical device distribution business. During 2013, we entered into several distribution agreements to launch our medical device division and have procured over $1.1 Million in medical device inventory for distribution which we anticipate sales to commence in the later part of the first quarter of 2014. The Company has also secured additional key management personnel in 2013 to help facilitate the launch and rollout of our device division. The Company is also currently negotiating network selling agreements and formal proposals with US based healthcare organizations for the use of its medical devices in the organizations’ nationwide locations which may include anticipated minimum usage metrics.

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We have yet to achieve profitability as a result of the Company’s non-operating expenses, and the issuance of shares of our common stock to third parties for various services rendered. As we grow, the use of our common stock as currency will decline when our cash availability grows.

In view of these matters, realization of certain of the assets in the accompanying balance sheet is dependent upon our continued operations, which in turn is dependent upon our ability to meet our financial requirements, raise additional financing, and the success of our future operations.

Additional funding may not be available to us on acceptable terms or at all. In addition, the terms of any financing may adversely affect the holdings or the rights of our stockholders. For example, if we raise additional funds by issuing equity securities or by selling debt securities, if convertible, further dilution to our existing stockholders would result. To the extent our capital resources are insufficient to meet our future capital requirements, we will need to finance our future cash needs through public or private equity offerings, collaboration agreements, debt financings or licensing arrangements.

If adequate funds are not available, we may be required to terminate, significantly modify or delay the development and launch of our businesses, reduce our planned commercialization efforts, or obtain funds through means that may require us to relinquish certain rights that we might otherwise seek to protect and retain. Further, we may elect to raise additional funds even before we need them if we believe the conditions for raising capital are favorable.

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ITEM 3.  DESCRIPTION OF PROPERTY

The Company leases approximately 7,500 square feet in Garden City, New York. All management activities of the Company are conducted out of this location. The lease term expires on December 31, 2023, and has an annual rent of approximately $ 169,143 for the year ended December 31, 2013.  The Company believes this facility is adequate to meet its current and future operating needs.

The Company, on behalf of one of its operating subsidiary, leases approximately 2,900 square feet in New Brunswick, New Jersey commencing on November 15, 2012 for an initial term of sixty months. The annual rent is approximately $64,080 for the year ended December 31, 2013.  The subsidiary utilizes the space for its client and anticipates a minimum of 1 day per week for the current year.

One of the Company’s subsidiaries leases approximately 1,800 square feet in New York, New York commencing in June 2013 for an initial term of twenty-four months. The Company has two options to renew the term of the lease for twelve months each. The lease has an estimated annual rent of approximately $140,000 for the year ended December 31, 2013. The subsidiary utilizes the space for its client and anticipates a minimum of 1 day per week for the current year. The Company is no longer utilizing this location after 2013.

The Company, on behalf of one of its operating subsidiaries, leases certain office space in Garden City, New York commencing on October 1, 2013 for an initial term of sixty months. The Company can renew the lease for two additional twelve month terms. The annual rent is approximately $24,000 for the year ended December 31, 2013.  The subsidiary utilizes the space for its client and anticipates a minimum of 1 day per week for the current year.

The Company leases approximately 5,442 square feet in New York, New York commencing May 2014 (with rent commencing July 2014) for an initial term of 62 months. The lease has an annual rent payment of approximately $282,984 for the first year and increases 3% per year subsequent thereto. In addition, the Company must pay any increases in real estate taxes over the base year, as defined. The Company utilizes this space for executive offices.

The Company leases approximately 29,389 square feet in Boynton Beach, Florida commencing May 2014 (upon delivery of the premises) for an initial term of 60 months. The lease has an annual rent payment for the first year of approximately $102,861 plus operating expenses of approximately $98,160 plus annual increase. The Company will utilize this space to manage inventory and distribution for the Company’s regional operations and house local management and training facilities.

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth as of January 6, 2015, the number and percentage of the outstanding shares of common stock which, according to the information supplied to the Company, were beneficially owned by (i) each person who is currently a director, (ii) each executive officer, (iii) all current directors and executive officers as a group, and (iv) each person who, to our knowledge, is the beneficial owner of more than 5% of the outstanding common stock.

Name and Address	Number of Shares Beneficially Owned	Percentage of Outstanding shares owned
Dominick Sartorio	8,000,000	6.20%
Christopher Amandola	8,000,000	6.20%
Anthony Urbano	8,360,000	6.48%
David Perry	2,000,000	1.55%
Marc Pergament	2,250,000	1.74%
Anthony J. Kirincic	7,996,770	6.20%
All directors and executive officers as a group (5 persons)	28,610,000	22.18%

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(1)	In determining beneficial ownership of our common stock as of a given date, the number of shares shown includes shares of common stock which may be acquired on exercise of warrants or options or conversion of convertible securities within 60 days of that date. In determining the percent of common stock owned by a person or entity on January 6, 2015, (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares which may be acquired within 60 days on exercise of warrants or options and conversion of convertible securities, and (b) the denominator is the sum of (i) the total shares of common stock outstanding on January 6, 2015 (128,978,942), and (ii) the total number of shares that the beneficial owner may acquire upon conversion of the preferred and on exercise of the warrants and options. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of its shares.

ITEM 5.  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and officers

Our executive officers and directors of the Company are follows:

Name	Date of Appointment	Positions
Dominick Sartorio	June 7, 2011	Chief Executive Officer, Chairman
Christopher Amandola	June 8, 2011	President and Director
Anthony Urbano	June 6, 2011	Chief Financial Officer and Director
David Perry	April 8, 2014	Chief Operating Officer and Director
Marc Pergament	August 13, 2012	Director

The following are brief biographies of the officers and directors:

Dominick Sartorio , Age 48, from 2011 to Present served as Chief Executive Officer of Millennium Healthcare Inc. From 2010 to 2011 Mr. Sartorio served as Chief executive Officer of Millennium Healthcare Solutions Inc. From 2008 until 2010 Mr. Sartorio served as Director of New Business for a Wall Street management consulting firm creating and implementing initiatives for client companies’ worth up to $550 million in annual sales. During this tenure, Mr. Sartorio was placed as acting CEO of a global technology firm, directing the research and development process, patent approval, product launch, and the negotiation of sales agreements. Prior, Mr. Sartorio co-founded a manufacturing and distribution company maintaining global reach in numerous industries such as medical, chemical and emerging technology markets. Mr. Sartorio has attended the Bachelor of Sciences Program at Farmingdale University. He also has earned an Associates in Electronic Engineering from The Wilson Technological Institute and holds various Certificates in Strategic Sales and Marketing.

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Christopher Amandola , Age 43, has more than 15 years of professional sales, sales management, senior management and entrepreneurial experience in the medical device arena. From 2011 to Present Mr. Amandola has served as President of Millennium Health Care Inc. From 2010 to 2011, Mr. Amandola served as President at Millennium Health Care Solutions Inc. Prior to joining Millennium Health Care Solutions, Mr. Amandola held territory sales management positions at Smith & Nephew Inc. from 2009 to 2010  Prior, Mr. Amandola has held positions at medical device companies including C.R. Bard Inc., Boston Scientific Corporation and Edwards Lice Sciences Inc. Mr. Amandola has experience and extensive knowledge in fields of Peripheral Vascular, Coronary, Gastroenterology, Wound Care and Infection Control. Mr. Amandola has earned a Bachelor of Arts degree from Western Connecticut State University.

Anthony Urbano , Age 44, has over 18 years of forensic and financial accounting, finance, administration, operational, sales/marketing budgets and projections, advisory and managerial experience in entrepreneurial and high-growth companies. His experience comes from a variety of industries including, manufacturing, distribution, small cap/start-ups, financial markets and financial data reporting, automotive, technology and media/entertainment. From 2011 to Present, Mr. Urbano has served as Chief Financial Officer for Millennium Healthcare Inc. From 2010 to 2011 Mr. Urbano has served as Chief Financial Officer for Millennium Healthcare Solutions Inc. Mr. Urbano has served as Managing Partner for a private management consulting firm specializing in creating and implementing capital raises, refinancing, restructuring and turnaround initiatives from 2008 to 2010. Prior, Mr. Urbano led the finance and administration initiatives for a highly successful manufacturing and distribution company maintaining a global presence in numerous industries such as medical, chemical and emerging technology markets. Mr. Urbano has provided strong executive leadership for companies including the management and direction of cash/profitability forecasting activities, budgeting, implementation of financial reporting structures, financial analyses, evaluation and recommendations of company information systems, sales and marketing initiatives, audit support, infrastructures, traditional and alternative financing, information technology, cost and debt reduction initiatives, restructuring and strategic planning. Mr. Urbano also has extensive experience in managing reporting, compliance and issue resolutions for government and regulatory bodies. He also has executed the planning, design and implementation of complete human resource/employee benefit and retirement initiatives, information technology infrastructures and corporate/commercial risk management. Mr. Urbano has earned a Bachelor of Science degree, Magna Cum Laude, from St. John’s University – College of Business Administration.

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David Perry, Age 49 , has over twenty years of success within the medical device arena. Starting with large corporations like Johnson& Johnson Inc., Pfizer Medical Technology Inc., and Boston Scientific Inc, Mr. Perry decided to bring his wealth of corporate sales experience to the start up world. He made significant contributions in executing the sale of Fox Hollow Technologies to EV3 Inc, the sale of Microvention to Terumo Inc., and bringing Cardiovascular Systems Inc. to the public market. His vast experience in sales, marketing, and management with the medical device field has translated well in assisting Millennium Health Care in all divisions. From 2012 to Present, Mr. Perry served as President of Millennium Vascular Management Group Inc. From 2009 to 2012, Mr. Perry served as Senior Sales Representative at Angioscore. Mr. Perry served as Executive Sales Representative for Cardiovascular Systems Inc. from 2007 to 2009. Mr. Perry has earned a Bachelor of Arts degree from the University of Maine and a Masters of Business Administration from the University of Maine.

Marc Pergament – Director serves as Partner of Weinberg, Gross & Pergament LLP. Mr. Pergament is a Long Island Chapter 7 Trustee and has been a panel trustee in the Eastern District of New York since 1990, where he is assigned cases filed in the Central Islip Bankruptcy Court. Mr. Pergament graduated from Brooklyn College in 1977 with a B.A. cum laude . He attended Rutgers University Law School, graduating in 1980. He is a founding partner of the Garden City law firm, Weinberg, Gross & Pergament LLP which was created in 1987. Prior to that, Mr. Pergament was a trial attorney for the United States Department of Justice, in their Antitrust Division, from 1980 to 1983. He was previously involved as a coordinator and treasurer for 13 years with the Notre Dame Catholic Youth Organization in Nassau County.

Family Relationships

There are no familial relationships among our officers and directors.

Involvement in Certain Legal Proceedings

In 2007, Mr. Sartorio, as CEO of the Marquee Group filed for corporate bankruptcy protection for its manufacturing and distribution subsidiaries/affiliates and personal bankruptcy protection due to the devastating impact of Hurricane Katrina on his manufacturing and distribution subsidiaries/affiliates.

Other than disclosed above, during the past ten years, none of our officers, directors, promoters or control persons have been involved in any legal proceedings as described in Item 401(f) of Regulation S-K.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of the our common stock and other equity securities, on Form 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish our company with copies of all Section 16(a) reports they file.

Based solely on our review of the copies of such reports received by us, and on written representations by our officers and directors regarding their compliance with the applicable reporting requirements under Section 16(a) of the Exchange Act, we believe that, with respect to the fiscal year ended December 31, 2013, our officers and directors, and all of the persons known to us to own more than 10% of our common stock, filed all required reports on a timely basis, except that Dominick Sartorio, Christopher Amandola, Anthony Urbano, Edward Joyce and Marc Pergament have not yet filed a Form 3 reporting their beneficial ownership of the Company’s common stock.

Mr. Joyce is no longer a member of our Board of Directors.

Board Committee

The Company does not have a formal Audit Committee, Nominating Committee or Compensation Committee.  As the Company’s business expands, however, it will reassess this.

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Code of Ethics

The Company has adopted a code of ethics to apply to its principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions.

ITEM 6.  EXECUTIVE COMPENSATION

The following table sets forth for the two years ended December 31, 2013 and 2012 the compensation awarded to, paid to, or earned by, the Company’s Chief Executive Officer and the Company’s other most highly compensated executive officers whose total compensation during the year ended December 31, 2012 and 2013 exceeded $100,000.  Certain columns were excluded as the information was not applicable.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Incentive Compensation ($) (1)	Option Awards ($) (2)	Total $
Dominick Sartorio	2013	250,000	0	0	0	250,000
	2012	225,000	0	0	0	225,000
Christopher Amandola	2013	180,000	0	0	0	180,000
	2012	180,000	0	825,000	0	1,005,000
Anthony Urbano	2013	180,000	0	0	0	180,000
	2012	180,000	0	0	0	180,000
Edward Joyce	2013	53,000	0	0	0	53,000
	2012	0	0	280,000	0	280,000
David Perry	2013	180,000	0	0	0	180,000
	2012	180,000	0	280,000	0	460,000
Marc Pergament	2013	0	0	0	0	0
	2012	0	0	350,000	0	350,000

(1) Represents the calculated costs of stock based compensation for financial reporting purposes. The value represents the share price of our common stock upon approval by the board of directors to issue the common shares to our executives multiplied by the number of shares being issued. Portions of this value are recorded as deferred compensation when the shares are issued for a term that extends into a later period.

(2) Represents the compensation costs of stock options for financial reporting purposes under FASB ASC 718, rather than an amount paid to or realized by the above named executive officer.

Other than disclosed above, no other board members received compensation in any form for their services as board members.

Employment Agreements

On June 8, 2011, Millennium HealthCare Solutions, Inc. (“MHS”) entered into an employment agreement with Christopher Amandola (the “Amandola Employment Agreement”), whereby Mr. Amandola agreed to serve as the President of MHS, in consideration for an annual base salary of $130,000, a performance bonus of up to 200% of his base salary to be determined by the Board of Directors and a discretionary bonus to be determined by the Board of Directors. Additionally, under the terms of the Amandola Employment Agreement, MHS shall lease an automobile of up to a monthly lease amount of $500. Mr. Amandola shall also receive 500,000 shares of the Company’s common stock in the event that MHS merges with a public entity. The term of the Amandola Employment Agreement commences on the date of the Amandola Employment Agreement and ends when terminated by either party. The Amandola Employment Agreement was assumed by the Company on June 14, 2011.

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On January 9, 2012, the Company and Mr. Amadola entered into an addendum to the Amadola Employment Agreement pursuant to which, the annual base salary was raised to $180,000.

On June 7, 2011, MHS entered into an employment agreement with Dominick Sartorio (the “Sartorio Employment Agreement”), whereby Mr. Sartorio agreed to serve as the Chief Executive Officer of MHS, in consideration for an annual base salary of $130,000, a performance bonus of no less than 125% and no more than 200% of his base salary to be determined by the Board of Directors and a discretionary bonus to be determined by the Board of Directors. The Sartorio Employment Agreement was assumed by the Company on June 14, 2011.

On January 9, 2012, the Company and Mr. Sartorio entered into an addendum to the Sartorio Employment Agreement pursuant to which, the annual base salary was raised to $225,000.

On June 6, 2011, MHS entered into an employment agreement with Anthony Urbano (the “Urbano Employment Agreement”), whereby Mr. Urbano agreed to serve as the Chief Financial Officer of MHS, in consideration for an annual base salary of $130,000, a performance bonus of no less than 25% and no more than 200% of his base salary to be determined by the Board of Directors and a discretionary bonus to be determined by the Board of Directors. Additionally, under the terms of the Urbano Employment Agreement, MHS shall lease an automobile of up to a monthly lease amount of $850. The term of the Urbano Employment Agreement commences on upon completion of MHS’ first financing and ends when terminated by either party. The Urbano Employment Agreement was assumed by the Company on June 14, 2011.

On January 9, 2012, the Company and Mr. Urbano entered into an addendum to the Urbano Employment Agreement pursuant to which, the annual base salary was raised to $180,000.

Compensation Committee Interlocks

None of our executive officers serves as a member of the Board of Directors or compensation committee of any other entity that has one or more of its executive officers serving as a member of our Board of Directors.

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Director independence and related transactions:

On July 1, 2010, a change in control occurred when the new Company CEO purchased a company controlled by the former President of the Company in a private transaction. The former President of the Company sold his entire interest in the company and has resigned from all positions in July 2010.

In June 2011, the Company entered into an asset purchase agreement with Millennium HealthCare Solutions Inc. (“MHS”), whereby it purchased assets of MHS along with assets of its wholly-owned subsidiaries. An officer and director of the Company was formally a manager of one of the principal owners of MHS. This officer and director has been divested of his entire interest and ownership and has been relieved from all positions and responsibilities as a former owner of MHS. Additionally, one of the remaining principal owners of MHS is the brother of the CEO of the Company. Subsequent to the asset purchase in 2011, there have been no additional transactions between these parties.

The Company currently does, and may, from time to time, engage, consult, contract or hire family members and/or relations of current officers and/or directors of the Company. Such engagements generally are for specific roles and do not consist of any executive, officer or directorship responsibilities.

Commencing in the year ended December 31, 2013 the Company retained an entity wholly owned by Elizabeth Sartorio, the spouse of the Chief Executive Officer of the Company, to furnish support and administrative type consulting services and an entity wholly owned by Kristine Urbano, the spouse of the Chief Financial Officer of the Company, to furnish bookkeeping/accounting, support and administrative type consulting services. These services do not consist of any executive, officer or directorship responsibilities. For the year ending December 31, 2013, consulting expenses related to these services were $25,000 and $15,500, respectively.

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ITEM 8.   LEGAL PROCEEDINGS

On August 11, 2014, as previously disclosed, LMARK Holding LLC (“LMARK”) and Cypress Drive Partners LLC (“Cypress”) (“Cypress and LMARK are collectively referred to as the “Members”) filed a summons’s and complaint in the United States District Court Eastern District of New York against the Company (the “Federal Action”). The complaint (among other allegations) alleges that the Members sought to convert their respective Series E Preferred Shares and the Company refused to honor their requests. The complaint asks that the court order the Company to issue 1,950,000 unrestricted shares of its common stock to the Members. The Complaint asserts claims for breach of contract and alleges that the Members were injured in an amount to be determined at trial but not less than $1,000,000. The Company denies these allegations.

On November 13, 2014, the Company, Cypress and LMARK entered into a Settlement Agreement. Pursuant to the Settlement Agreement, on or before November 20, 2014, the Company shall issue: 812,500 shares of unrestricted common stock to Cypress in full conversion of their 12,500 Series E Preferred Shares, (ii) 1,137,500 unrestricted shares of common stock to LMARK in full conversion of their 17,500 Series E Preferred Shares, (iii) 416,000 restricted shares of common stock to LMARK and (iv) 584,000 restricted shares of common stock to Cypress. The parties agreed to promptly file a Stipulation of Voluntary Dismissal with Prejudice of the Federal Action. The Company received a release (subject to the terms of the Settlement Agreement) from Cypress and LMARK including with respect to the claims in the Federal Action and the Company gave Cypress and LMARK a release (subject to the terms of the Settlement Agreement).

On August 12, 2014, as previously disclosed, Aquafina Design LLC whose purported members are Cypress and LMARK, filed a summons and complaint with the Supreme Court of the State of New York, county of Nassau (the “Aquafina Action”) asserting that it provided the Company with certain loans, and was issued (among other securities) 110,000 detachable warrants, with each warrant giving it the right to purchase 30 common shares, for a total of 3,300,000 common shares.  The complaint further asserts that Aquafina exercised all of its warrants on a cashless basis on March 5, 2014 and was entitled to receive 1,312,048 unrestricted common shares and that the Company has not issued such shares.  The complaint seeks compensatory damages for breach of contract in favor of Aquafina in an amount to be determined at trial, but not less than $1,088,990.  The Company denies these allegations.

On November 13, 2014, the Company and Aquafina entered into a Settlement Agreement. Pursuant to the Settlement Agreement, the Company agreed to issue 2,000,000 restricted shares of common stock on or before November 20, 2014, in full satisfaction of any and all issues set forth in the Settlement Agreement, including but not limited to any claims for cashless warrants or a preferred offering. The Company also received a release from Aquafina pursuant to which Aquafina released all claims set forth in the Aquafina Action (subject to the terms of the Settlement Agreement) and the parties agreed to promptly file a Stipulation of Discontinuance with Prejudice of the Aquafina Action. Pursuant to the Settlement Agreement the Company also gave Aquafina a release (subject to the terms of the Settlement Agreement).

ITEM 9.  MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Quotations for the common stock of the Company are included in the under the symbol “MHCC.” The following table sets forth for the respective periods indicated the prices of the common stock as quoted on the OTC Markets. Such prices are based on inter-dealer bid and ask prices, without markup, markdown, commissions, or adjustments and may not represent actual transactions.

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Quarter Ended:	High Bid ($)	Low Bid ($)
March 31, 2012	$1.69	$1.11
June 30, 2012	$1.34	$1.10
September 30, 2012	$1.45	$1.05
December 31, 2012	$1.65	$0.55
March 31, 2013	$1.11	$0.55
June 30, 2013	$0.80	$0.35
September 30, 2013	$0.60	$0.25
December 31, 2013	$0.5099	$0.2662
March 31, 2014	$1.01	$0.20
June 30, 2014	$1.50	$0.43
September 30, 2014	$0.74	$0.23
December 31, 2014	$0.68	$0.13

As of January 6, 2015, there were approximately 127 holders of record of our common stock.

Since inception, no dividends have been paid on the common stock.  The Company intends to retain any earnings for use in its business activities, so it is not expected that any dividends on the common stock will be declared and paid in the foreseeable future.

Equity Compensation Plan Information

As of the date of this registration statement, the Company has no equity compensation plans.

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES

Common Stock

On June 14, 2011, the Company issued 7,000,000 shares of common stock in connection with an asset acquisition. The shares were issued in connection with the completed acquisition transaction. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On November 10, 2011, the Company issued 1,300,000 shares of common stock in connection with a membership interest acquisition. The shares were issued in connection with the completed acquisition transaction. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On October 16, 2011, the Company issued 662,500 shares of common stock to three individuals for services rendered pursuant to agreements with these individuals. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On October 21, 2011, the Company issued 150,000 shares of common stock to a professional services firm for services rendered. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

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On September 27, 2011, the Company sold 110,000 shares of common stock at $1.00 per share to three individuals who were all accredited investors as defined under Regulation D of the Securities Act for an aggregate amount of $110,000 in a private offering. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On November 25, 2011, the Company approved the issuance of 1,714,285 shares of common stock upon exercise of warrants issued in connection with certain Line of Credit Agreement. Additionally, a total of 2,000,000 shares were issued. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On January 19, 2012, the Company issued 2,000,000 shares of common stock upon exercise of warrants of holder of Series D Preferred Stock. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

Between October 1 and October 15, 2012, the Company issued 2,481,250 shares of common stock to certain consultants, advisory board members and employees for services rendered. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On July 18, 2012, the Company sold 40,000 shares of common stock at $1.00 per share to two individuals who were both accredited investors as defined under Regulation D of the Securities Act for an aggregate amount of $40,000 in a private offering. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On August 10, 2012, the Company sold 6,000 shares of common stock at approximately $0.83 per share to an individual who was an accredited investor as defined under Regulation D of the Securities Act for an aggregate amount of $5,000 in a private offering. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

 On August 22, 2012, the Company sold 175,000 shares of common stock at approximately $0.09 per share to an individual who was an accredited investor as defined under Regulation D of the Securities Act for an aggregate amount of $15,000 in a private offering. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On August 24, 2012, the Company sold 20,000 shares of common stock at $0.50 per share to an individual who was an accredited investor as defined under Regulation D of the Securities Act for an aggregate amount of $10,000 in a private offering. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On August 27, 2012, the Company sold 25,000 shares of common stock at $0.40 per share to an individual who was an accredited investor as defined under Regulation D of the Securities Act for an aggregate amount of $10,000 in a private offering. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

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On September 10, 2012, the Company sold 40,000 shares of common stock at $0.40 per share to an individual who was an accredited investor as defined under Regulation D of the Securities Act for an aggregate amount of $16,000 in a private offering and 20,000 shares of common stock at $0.50 per share to an individual who was an accredited investor as defined under Regulation D of the Securities Act for an aggregate amount of $10,000 in a private offering. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On September 11, 2012, the Company sold 130,000 shares of common stock at $0.50 per share to six individuals who were all accredited investors as defined under Regulation D of the Securities Act for an aggregate amount of $65,000 in a private offering and 100,000 shares of common stock at $0.25 per share to an individual who was an accredited investor as defined under Regulation D of the Securities Act for an aggregate amount of $25,000 in a private offering. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On September 12, 2012, the Company sold 20,000 shares of common stock at $0.50 per share to an individual who was an accredited investor as defined under Regulation D of the Securities Act for an aggregate amount of $10,000 in a private offering. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On September 21, 2012, the Company sold 20,000 shares of common stock at $0.50 per share to an individual who was an accredited investor as defined under Regulation D of the Securities Act for an aggregate amount of $10,000 in a private offering. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On October 1, 2012, the Company issued 30,000 shares of common stock to a creditor in lieu of interest payment of $42,000. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On December 27, 2012, the Company issued 185,000 shares of restricted stock for services rendered to a professional services firm. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On January 29, 2013, the Company issued 20,175,000 shares of common shares to certain consultants, advisory board members and employees for services rendered. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On May 2, 2013, the Company issued 100,000 shares of restricted stock for services rendered to a professional services firm. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

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Between June 3 and June 13, 2013, the Company issued 450,000 shares of common stock to certain consultants for services rendered. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On July 3, 2013, the Company issued 200,000 shares of common stock to a consulting company for services rendered valued at $100,000 ($0.50 per share). The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On July 22, 2013, the Company issued 415,800 shares of common stock to a note holder for a restatement of the note valued at $207,900 ($0.50 per share). The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On August 19, 2013, the Company issued 250,000 shares of common stock to a consulting company for services rendered valued at $130,000 ($0.52 per share). The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On August 28, 2013, the Company issued 1,000,000 shares of common stock to a consulting company for services rendered valued at $460,000 ($0.46 per share). The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

Between October 1 and October 7, 2013, the Company issued 8,885,000 shares of common stock to certain consultants for services rendered. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On November 4, 2013, Millennium ProComm Solutions Inc. (“ProComm”), a subsidiary of the Company entered into an asset purchase agreement with EJ Thompson Central Services Inc. (“EJ Thompson”), pursuant to which, ProComm acquired certain assets consisting of answering service customer accounts and EJ Thompson’s DID lightpath lines.  In consideration, ProComm agreed to pay $17,500.00 and deliver 175,000 restricted shares of the Company’s common stock. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On November 8, 2013, the Company issued 550,000 shares of common stock through a private placement. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On November 19, 2013, the Company issued 8,250,000 shares of common shares to certain professional and employees for services rendered. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On January 21, 2014 the Company issued 300,000 shares of common stock for an addendum to a master purchase, supple and distribution agreement. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On January 21, 2014, the Company issued 3,400,000 shares of common shares to certain professional and employees for services rendered. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

Between February 11 and March 31, 2014, the Company issued 3,575,000 shares of common stock to certain consultants for services rendered. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

Between April 21 and June 11, 2014, the Company issued 4,650,000 shares of common stock to certain consultants for services rendered. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On April 24, 2014 the Company issued 575,000 shares of common stock for settlement and full satisfaction of a promissory note. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On May 27, 2014, the Company issued 225,000 shares of common stock through a private placement. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

Between July 11 and September 25, 2014, the Company issued 10,600,000 shares of common stock to certain consultants for services rendered. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

Between August 11 and September 9, 2014, the Company issued 620,000 shares of common stock to a certain note holder for maturity extensions of a convertible promissory note. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On September 12, 2014 the Company issued 4,025,000 shares of common stock for settlement and full satisfaction of certain promissory and demand notes. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On September 25, 2014, the Company issued 625,000 shares of common shares to a certain professional for services rendered. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

Between November 14 and November 18, 2014, the Company issued 3,050,000 shares of common stock to certain consultants for services rendered. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On November 17, 2014 the Company issued 13,596,770 shares of common stock for settlement and full satisfaction of certain claims, complaints and summons. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

Between December 2 and December 4, 2014, the Company issued 7,075,000 shares of common stock to certain holders through private placement subscription agreements. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

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Series A Preferred Stock

On June 14, 2011, the Company issued 100,000 shares of the Series A Preferred Stock. These shares are non-convertible, and have super voting rights of 200 to 1 versus the common stock. In January 2012 the Company issued an additional 100,000 shares, in December 2013 an additional 300,000 shares and in July 2014 and additional 100,000 shares of Series A Preferred Stock. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

Series B Preferred Stock

On October 25, 2011, the Company issued 276,667 shares of Series B Convertible Preferred Stock at a conversion price of $1.50 per share in repayment of outstanding balance under certain Line of Credit Agreement. The Series B Convertible Preferred Stock carries an annual interest rate of 7%. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

Series D Preferred Stock

On March 30, 2012, the Company issued 110,000 shares of the Series D Preferred Stock in conversion of the outstanding Series B Preferred Stock and additional funds provided under a certain Line of Credit Agreement at a conversion price of $10.00 per preferred share. The Company further issued an additional 13,200 shares of Series D Preferred Stock to its holder in April 2013 for the payment of accrued dividends. The Series D shares are convertible without consideration into 30 shares of common stock for each preferred share at any time and convert automatically on April 1, 2014 as well as providing for an annual dividend of $1.20 per share per year. Additionally, the Series D shares provide for a detachable cashless warrant to purchase commons shares at a rate of 30 common shares at $.50 for each Series D preferred share. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

Series E Preferred Stock

On June 1, 2013, the Company issued 126,280 shares of the Series E Preferred Stock in conversion of the outstanding Series D Preferred Stock and interest unpaid at a conversion price of $10.00 per preferred share. The Company further issued an additional 3,384 shares of Series E Preferred Stock to its holder in December 2013 and an additional 2,594 shares of Series E Preferred Stock to its holder in February 2014 for the payments of accrued dividends. Starting June 1, 2014, the Series E Preferred Stock is convertible without consideration into 65 shares of common stock for each preferred share at any time and convert automatically on May 31, 2018 as well as providing for an annual dividend of $0.80 per share per year. In 2014, the Company entered into a series of settlement agreements with holders of the Series E Preferred Stock and as a result, there are no Series E Preferred Stock issued and outstanding. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

Series F Preferred Stock

From August 2013 to February 2014, the Company completed a private placement pursuant to a term sheet closed on 3,000,000 units of its securities for gross proceeds of $ 3,000,000.  Each unit (“Unit”) consists of one share of the Company’s Common Stock, and one share of a new series of preferred stock to be designated by the Company (“Series F Preferred Stock”).   The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

Series G Preferred Stock

The Company sold 5,335 units and raised $5,335,000 under a private placement in 2014. Each unit for this private placement consisted of one thousand shares of common stock and one share of Series G Preferred Stock (“Series G Preferred Stock”), which have the rights and preferences set forth in the Certificate of Designation, Preferences, Rights and Limitations of Series G Preferred Stock of the Company. . As a result, 5,335 shares of Series G were to be issued. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

Warrants

On June 18, 2011, the Company originally issued a two-year warrant to purchase 2,000,000 shares of common stock at an exercise price of $0.25 per share in connection with certain Line of Credit Agreement. The warrants were to expire on June 17, 2013, however, the Company issued the 2,000,000 shares on January 19, 2012 to convert these warrants as cashless warrants as the holder was willing to convert the Preferred Shares (Series B) to Series D Preferred Shares. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

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On March 30, 2012, in connection with the issuance of Series D Preferred Stock, the Company issued two year warrants to purchase 3,300,000 shares of common stock at an exercise price of $0.50 per share to a holder of the Series D Preferred Stock. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On December 7, 2012, the Company issued five year warrants to purchase 1,000,000 shares of common stock at an exercise price of $0.50 per share in connection with a certain promissory note with a non-related party. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On December 7, 2012, the Company issued five year warrants to purchase 1,000,000 shares of common stock at an exercise price of $1.00 per share in connection with a certain promissory note with a non-related party. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On December 19, 2012, the Company issued five year warrants to purchase 100,000 shares of common stock at an exercise price of $0.50 per share in connection with a certain promissory note with a non-related party. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On December 19, 2012, the Company issued five year warrants to purchase 100,000 shares of common stock at an exercise price of $1.00 per share in connection with a certain promissory note with a non-related party. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On January 25, 2013, the Company issued five year warrants to purchase 100,000 shares of common stock at an exercise price of $0.50 per share in connection with the issuance of certain promissory note with a non-related party. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On January 25, 2013, the Company issued five year warrants to purchase 100,000 shares of common stock at an exercise price of $1.00 per share in connection with the issuance of certain promissory note with a non-related party. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On January 29, 2013, the Company issued five year warrants to purchase 100,000 shares of common stock at an exercise price of $0.50 per share in connection with the issuance of certain promissory note with a non-related party. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

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On January 29, 2013, the Company issued five year warrants to purchase 100,000 shares of common stock at an exercise price of $1.00 per share in connection with the issuance of certain promissory note with a non-related party. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On February 11, 2013, the Company issued five year warrants to purchase 40,000 shares of common stock at an exercise price of $0.50 per share in connection with the issuance of certain promissory note with a non-related party. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On February 11, 2013, the Company issued five year warrants to purchase 40,000 shares of common stock at an exercise price of $1.00 per share in connection with the issuance of certain promissory note with a non-related party. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On February 21, 2013, the Company issued five year warrants to purchase 1,000,000 shares of common stock at an exercise price of $0.50 per share in connection with the issuance of certain promissory note with a non-related party. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On February 21, 2013, the Company issued five year warrants to purchase 1,000,000 shares of common stock at an exercise price of $1.00 per share in connection with the issuance of certain promissory note with a non-related party. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On March 15, 2013, the Company issued five year warrants to purchase 200,000 shares of common stock at an exercise price of $0.50 per share in connection with the issuance of certain promissory note with a non-related party. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On March 15, 2013, the Company issued five year warrants to purchase 200,000 shares of common stock at an exercise price of $1.00 per share in connection with the issuance of certain promissory note with a non-related party. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On May 22, 2013, the Company issued five year warrants to purchase 60,000 shares of common stock at an exercise price of $0.50 per share in connection with the issuance of certain promissory note with a non-related party. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

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On May 22, 2013, the Company issued five year warrants to purchase 60,000 shares of common stock at an exercise price of $1.00 per share in connection with the issuance of certain promissory note with a non-related party. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On May 22, 2013, the Company issued five year warrants to purchase 200,000 shares of common stock at an exercise price of $0.75 per share in connection with a consulting agreement with a non-related party. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On June 5, 2013, the Company issued five year warrants to purchase 250,000 shares of common stock at an exercise price of $0.50 per share in connection with the issuance of certain promissory note with a non-related party. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On June 5, 2013, the Company issued five year warrants to purchase 250,000 shares of common stock at an exercise price of $1.00 per share in connection with the issuance of certain promissory note with a non-related party. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On June 19, 2013, the Company issued five year warrants to purchase 50,000 shares of common stock at an exercise price of $0.50 per share in connection with the issuance of certain promissory note with a non-related party. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On June 19, 2013, the Company issued five year warrants to purchase 50,000 shares of common stock at an exercise price of $1.00 per share in connection with the issuance of certain promissory note with a non-related party. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On June 27, 2013, the Company issued five year warrants to purchase 100,000 shares of common stock at an exercise price of $0.50 per share in connection with the issuance of certain promissory note with a non-related party. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On June 27, 2013, the Company issued five year warrants to purchase 100,000 shares of common stock at an exercise price of $1.00 per share in connection with the issuance of certain promissory note with a non-related party. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On June 28, 2013, the Company issued five year warrants to purchase 50,000 shares of common stock at an exercise price of $0.50 per share in connection with the issuance of certain promissory note with a non-related party. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On June 28, 2013, the Company issued five year warrants to purchase 50,000 shares of common stock at an exercise price of $1.00 per share in connection with the issuance of certain promissory note with a non-related party. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On August 9, 2013, the Company issued five year warrants to purchase 80,000 shares of common stock at an exercise price of $0.50 per share in connection with the issuance of certain promissory note with a non-related party. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On August 9, 2013, the Company issued five year warrants to purchase 80,000 shares of common stock at an exercise price of $1.00 per share in connection with the issuance of certain promissory note with a non-related party. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On June 26, 2014, the Company issued five year warrants to purchase 549,020 shares of common stock at an exercise price of $1.00 per share in connection with the issuance of certain convertible promissory notes with non-related parties. The Company agreed to pay a placement agent a commission of warrants equal to 10% of the aggregate number of shares issuable upon conversion of these convertible notes at an exercise price equal to 110% of the warrant exercise price. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On July 9, 2014, the Company issued five year warrants to purchase 117,647 shares of common stock at an exercise price of $1.00 per share in connection with the issuance of certain convertible promissory notes with non-related parties. The Company agreed to pay a placement agent a commission of warrants equal to 10% of the aggregate number of shares issuable upon conversion of these convertible notes at an exercise price equal to 110% of the warrant exercise price. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On July 11, 2014, the Company issued five year warrants to purchase 156,863 shares of common stock at an exercise price of $1.00 per share in connection with the issuance of certain convertible promissory notes with non-related parties. The Company agreed to pay a placement agent a commission of warrants equal to 10% of the aggregate number of shares issuable upon conversion of these convertible notes at an exercise price equal to 110% of the warrant exercise price. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On July 25, 2014, the Company issued two year warrants to purchase 1,200,000 shares of common stock at an exercise price of $3.00 per share in connection with a consulting agreement with a non-related party. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On September 9, 2014, the Company issued five year warrants to purchase 500,000 shares of common stock at an exercise price of $3.00 per share in connection with a consulting agreement with a non-related party. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

In October 2014, the Company authorized and approved 12,000,000 warrants, with an exercise price of $0.25, for its executive officers. These warrants shall be disseminated prior to December 31, 2014.

Notes

On September 24, 2012, we issued a promissory note to an accredited investor in the amount of $375,000. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On December 7, 2012, we issued a promissory note to an accredited investor in the amount of $630,000 for cash proceeds of $500,000. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On December 19, 2012, we issued a promissory note to an accredited investor in the amount of $62,000 for cash proceeds of $50,000. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On January 25, 2013, we issued a promissory note to an accredited investor in the amount of $62,500 for cash proceeds of $50,000. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On January 29, 2013, we issued a promissory note to an accredited investor in the amount of $62,500 for cash proceeds of $50,000. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On February 11, 2013, we issued a promissory note to an accredited investor in the amount of $20,000 for cash proceeds of $20,000. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

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On February 21, 2013, we issued promissory notes to accredited investors in the amount of $630,000 for cash proceeds of $500,000. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On March 15, 2013, we issued promissory notes to accredited investors in the amount of $100,000 for cash proceeds of $100,000. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On May 22, 2013, we issued promissory notes to accredited investors in the amount of $37,800 for cash proceeds of $30,000. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On June 5, 2013, we issued promissory notes to accredited investors in the amount of $157,500 for cash proceeds of $125,000. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On June 19, 2013, we issued promissory notes to accredited investors in the amount of $31,500 for cash proceeds of $25,000. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On June 27, 2013, we issued promissory notes to accredited investors in the amount of $63,000 and amended August 9, 2013 to $50,400 for cash proceeds of $40,000. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On June 28, 2013, we issued promissory notes to accredited investors in the amount of $31,500 for cash proceeds of $25,000. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On November 7, 2013, we issued promissory notes to accredited investors in the amount of $275,000. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On December 20, 2013, we issued promissory notes to accredited investors in the amount of $100,000. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On February 10, 2014, the Company sold a Convertible Promissory Note in the principal amount of $353,000, dated February 7, 2014 for cash consideration of $325,000 by and between the Company and WHC Capital LLC, Bravo Series. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

Between June 26 and July 11 2014, the Company issued original issue discount convertible notes (the “OID Notes”) with an aggregate principal amount of $1,235,218 with warrants to acquire up to 823,530 shares of Common Stock at $1.00 per share.  The OID Notes mature in 13 months after issuance and were issued at an original issue discount of $185,283.  No regularly scheduled interest payments shall be made on the OID Notes.  The OID Notes may be converted by the note holders into shares of the Company’s common stock at the lower of (i) $0.75 or (ii) 80% of the per share price of the Company’s equity securities sold in a future public offering.  The warrants expire five years from the date of issuance and are exercisable at (i) $1.00 or (ii) 80% the lowest per share price of the Company’s common stock sold by the Company in any future public offering, during the period that the investor’s OID Note is outstanding. The OID Notes and related warrants contain anti-dilution provisions. In addition, the Company agreed to pay to the placement agent a fee of 10% of the gross proceeds received by the Company and a warrant equal to 10% of the aggregate number of shares issuable upon conversion of the Notes at an exercise price equal to 110% of the warrant exercise price. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On September 18, 2014, the Company issued a promissory note to accredited investors in the amount of $200,000. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On October 20, 2014, the Company issued a promissory note to an accredited investor in the amount of $40,000. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

In October 2014, the Company issued a short term note to an investor in the principal amount of $450,000. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On November 19, 2014, the Company sold Convertible Promissory Notes in the aggregate principal amount of $1,100,000, dated November 10, 2014 for an aggregate of $1,000,000 pursuant to certain Securities Purchase Agreements. The Notes mature on May 10, 2015 and bear an interest rate of 18% per annum. Any accrued and unpaid principal and interest on the Convertible Promissory Notes when due shall bear an interest rate of 22% per annum. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act by virtue of the provisions of Section 4(a)(2) and Regulation D (Rule 506) thereunder, and the corresponding provisions of state securities laws.

On December 24, 2014, the Company sold Convertible Promissory Notes in the principal amount of $350,000 and 350,000 shares of the Company’s common stock for an aggregate of $350,000 pursuant to certain Securities Purchase Agreements to an accredited investor. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

ITEM 11.  DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

Common Stock

The Company is authorized to issue up to 200,000,000 shares of common stock.  As of January 6, 2015, there are 128,978,942 shares of common stock issued and outstanding. The holders of the Company’s common stock have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors and are entitled to share ratably in all of the Company’s assets available for distribution to holders of common stock upon the liquidation, dissolution or winding up of the Company’s affairs. Holders of shares of common stock do not have preemptive, subscription or conversion rights.

Holders of shares of common stock are entitled to one vote per share on all matters which shareholders are entitled to vote upon at all meetings of shareholders. The holders of shares of common stock do not have cumulative voting rights, which means that the holders of more than 50% of our outstanding voting securities can elect all of the Company’s directors.

The payment of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors. We have not paid any dividends since our inception and do not intend to pay any cash dividends in the foreseeable future, but intend to retain all earnings, if any, for use in our business.

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Preferred Stock

The Company has 600,000 shares of a Series A Preferred Stock at September 30, 2014. The Series A Preferred Stock is non-convertible, and have super voting rights of 200 to 1 versus the Common Stock.

On June 1, 2013, the Company amended the certificate of designation to authorize a Series E Preferred Stock. The Series E Preferred Stock is convertible without consideration into 65 shares of common stock for each preferred share at any time after June 1, 2014 and convert automatically on May 31, 2018, as well as providing for an annual dividend of $0.80 per share per year. Concurrent with the designation of the Series E Preferred Stock, the Company exchanged the 126,280 shares of Series D Preferred Stock into Series E Preferred Stock. Additionally, the Company accrued dividends on the Series E Preferred Stock. The Company issued 3,384 additional shares of Series E Preferred Stock to holders as payment of $33,843 in accrued dividends during the year. Accrued dividends through December 31, 2013 were $25,936. In February 2014, the Company issued 2,594 shares of Series E Preferred Stock to holders as payment of the $25,936 in accrued dividends through December 31, 2013. Accrued dividends for the Series E Preferred Stock through September 30, 2014 were $26,453. In 2014, the Company entered into a series of settlement agreements with holders of the Series E Preferred Stock and as a result, there are no Series E Preferred Stock issued and outstanding.

The Company raised $1,950,000 under a private placement during 2013 and $1,050,000 through March 31, 2014 for a total of $3,000,000 raised for this private placement. As a result, 3,000,000 shares of Series F were to be issued, in which 550,000 shares were issued during 2013 and 2,450,000 shares valued at $1,356,500 were recorded as a liability for stock to be issued. This private placement is closed and will have no future participation.

The Company sold 5,335 units and raised $5,335,000 under a private placement in 2014. Each unit for this private placement consisted of one thousand shares of common stock and one share of Series G Preferred Stock (“Series G Preferred Stock”), which have the rights and preferences set forth in the Certificate of Designation, Preferences, Rights and Limitations of Series G Preferred Stock of the Company. As a result, 5,335 shares of Series G were to be issued.

Warrants

During the year ended December 31, 2012 and, 2013, the Company issued a total of 9,760,000 warrants at exercise prices ranging from $.50 to $1.00 per share. During the nine months ending September 30, 2014, the Company issued 2,688,236 warrants at exercise prices ranging from $1.00 to $3.00 per share. All of the warrants are vested and remain outstanding. The warrants have a weighted average price of $0.65.

Consultant warrants provided for services to be rendered over a one-year period of time. The Company issued 200,000 consultant warrants during 2013 and 1,700,000 consultant warrants during 2014. Such warrants vest evenly over a one-year period by month. The Company has recorded this as a prepaid expense and will amortize through the conclusion of the contract.

The Company issued 823,530 warrants at an exercise price of $1.00 per share to certain convertible note holders. The Company agreed to pay the placement agent a commission of warrants equal to 10% of the aggregate number of shares issuable upon conversion of these convertible notes at an exercise price equal to 110% of the warrant exercise price. The Company issued 164,706 warrants to the placement agent during 2014.

The Company authorized and approved 12,000,000 warrants, with an exercise price of $0.25, for its executive officers. These warrants shall be disseminated prior to December 31, 2014.

Convertible Debt

The Company has an outstanding promissory note with a holder that if the note is considered to be in default, the promissory note will became a convertible note into common stock at a price equal to: (i) the conversion amount divided by (ii) 85% of the lowest daily volume weighted average price of the Company’s common stock during the five trading days immediately prior to the conversion date.

The Company has three outstanding promissory notes with three holders that if the note are considered to be in default, the promissory notes will become convertible into common stock at a price equal to the lower of: (i) a 50% discount to the average bid price for the 20 days prior to default or (ii) the lowest effective conversion applicable to any security issued in the proposed transaction through and including maturity date, accelerated or otherwise.

The Company has nine outstanding promissory notes with holders that can participate and convert with any qualified offering. The holders shall be entitled to a ten percent (10%) discount to the purchase price of any equity securities pursuant to a qualified offering and if the notes were considered to be in default, the promissory notes will become convertible notes into common stock at a price equal to a 50% discount to the 30 day average closing price per share.

As of December 31, 2012, the Company had 445,633 shares of common stock issuable in conversion of a promissory note with TCA that was the result of the Company being out of compliance with the terms of that note. The average price per share of the shares that were issuable were at $0.84 per share. The value was recognized at 85% of the value of our common stock as of December 31, 2012.

On February 10, 2014, the Company sold a Convertible Promissory Note in the principal amount of $353,000, dated February 7, 2014 (“Issuance Date”) for cash consideration of $325,000 convertible into common stock of the Company at a price of $1.00 per share, subject to certain customary adjustments as provided therein.

Between June 26 and July 11 2014, the Company issued original issue discount convertible notes (the “OID Notes”) with an aggregate principal amount of $1,235,218 with warrants to acquire up to 823,530 shares of Common Stock at $1.00 per share.  The OID Notes mature in 13 months after issuance and were issued at an original issue discount of $185,283.  No regularly scheduled interest payments shall be made on the OID Notes.  The OID Notes may be converted by the note holders into shares of the Company’s common stock at the lower of (i) $0.75 or (ii) 80% of the per share price of the Company’s equity securities sold in a future public offering.  The warrants expire five years from the date of issuance and are exercisable at (i) $1.00 or (ii) 80% the lowest per share price of the Company’s common stock sold by the Company in any future public offering, during the period that the investor’s OID Note is outstanding. The OID Notes and related warrants contain anti-dilution provisions. In addition, the Company agreed to pay to the placement agent a fee of 10% of the gross proceeds received by the Company and a warrant equal to 10% of the aggregate number of shares issuable upon conversion of the Notes at an exercise price equal to 110% of the warrant exercise price.

On November 19, 2014, the Company sold Convertible Promissory Notes in the aggregate principal amount of $1,100,000, dated November 10, 2014 for an aggregate of $1,000,000 pursuant to certain Securities Purchase Agreements. The Notes mature on May 10, 2015 and bear an interest rate of 18% per annum. Any accrued and unpaid principal and interest on the Convertible Promissory Notes when due shall bear an interest rate of 22% per annum.

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ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Articles provide that we will indemnify to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, (“DGCL”) each person that such section grants the corporation power to indemnify. No directors of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except that he or she may be liable (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

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The Company’s bylaws provide that every person who was or is a party or is threatened to be made a party to or is involved in any action, suitor proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the Company or is or was serving at the request of the Company or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the DGCL against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding, must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Company. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise.

The Board of Directors may cause the Company to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company or is or was serving at the request of the Company as director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Company would have the power to indemnify such person.

ITEM 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The financial statements of the Company appear at the end of this report beginning with the Index to Financial Statements on page F-1.

ITEM 14.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Effective August 16, 2013, the Board of Directors of Millennium Healthcare Inc. (the “Company”) dismissed KBL, LLP (“KBL”) as the Company’s independent registered public accounting firm, upon completion of their interim review for the period ended June 30, 2013.

Except as noted herein, the report of KBL on the Company’s financial statements for the years ended December 31, 2012 and 2011 did not contain adverse opinions or disclaimers of opinions and was not qualified or modified as to uncertainty, audit scope, or accounting principles. The report of KBL on our financial statements for the fiscal years ended December 31, 2012 and 2011 contained an explanatory paragraph which noted that there was substantial doubt as to our ability to continue as a going concern because of our lack of profitability and the need to continue to raise funds.

For the years ended December 31, 2012 and 2011 and the subsequent interim period through August 16, 2013, there were no disagreements between the Company and KBL on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to KBL’s satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its report. For the years ended December 31, 2012 and 2011 and the subsequent interim period through August 16, 2013, there were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided KBL with a copy of this report and the Company has requested that the KBL furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements above. A copy of this letter dated November 25, 2013 is filed as an exhibit to this report.

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Effective August 17, 2013, the Board of Directors of the Company appointed Paritz & Company PA (“Paritz”) as the new independent registered public accounting firm for the Company. During the two most recent fiscal years and through the date of its engagement, the Company did not consult with Paritz regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements, and neither of the following was provided to the Company (a) a written report, or (b) oral advice that Paritz concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing, or financial reporting issue; or (iii) any matter that was subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as described in Item 304(a)(1)(v) of Regulation S-K.

ITEM 15.   FINANCIAL STATEMENTS AND EXHIBITS.

(a)  List of all financial statements filed as part of the registration statement.

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(b) Exhibits

The following documents are included as exhibits to this report.

Exhibit No.	Title of Document
3.1	Certificate of Incorporation dated July 27, 1994 (Incorporated by reference to Exhibit 3.1 to Form 10 filed on December 6, 2013)
3.2	Certificate of Correct dated July 28, 1994 (Incorporated by reference to Exhibit 3.2 to Form 10 filed on December 6, 2013)
3.3	Certificate of Amendment of Certificate of Incorporation dated July 11, 2000 (Incorporated by reference to Exhibit 3.3 to Form 10 filed on December 6, 2013)
3.4	Certificate of Amendment of Certificate of Incorporation dated December 18, 2002 (Incorporated by reference to Exhibit 3.4 to Form 10 filed on December 6, 2013)
3.5	Certificate of Correction of Certificate of Amendment of Certificate of Incorporation dated April 1, 2003 (Incorporated by reference to Exhibit 3.5 to Form 10 filed on December 6, 2013)
3.6	Certificate of Amendment of Certificate of Incorporation dated June 24, 2004 (Incorporated by reference to Exhibit 3.6 to Form 10 filed on December 6, 2013)
3.7	Certificate of Amendment of Certificate of Incorporation dated July 15, 2008 (Incorporated by reference to Exhibit 3.7 to Form 10 filed on December 6, 2013)
3.8	Certificate of Amendment of Certificate of Incorporation dated July 9, 2010 (Incorporated by reference to Exhibit 3.8 to Form 10 filed on December 6, 2013)
3.9	Certificate of Amendment of Certificate of Incorporation dated December 28, 2010 (Incorporated by reference to Exhibit 3.9 to Form 10 filed on December 6, 2013)
3.10	Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series A Preferred Stock dated June 14, 2011 (Incorporated by reference to Exhibit 3.10 to Form 10 filed on December 6, 2013)
3.11	Certificate of Amendment of Certificate of Incorporation dated June 16, 2011 (Incorporated by reference to Exhibit 3.11 to Form 10 filed on December 6, 2013)
3.12	Certificate of Designation, Preferences and Rights of Series E Preferred Stock dated July 25, 2013 (Incorporated by reference to Exhibit 3.12 to Form 10 filed on December 6, 2013)
3.13	By-Laws (Incorporated by reference to Exhibit 3.13 to Form 10 filed on December 6, 2013)
3.14	Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series F Preferred Stock dated December 2, 2013 (Incorporated by reference to Exhibit 3.1 to Form 8-K filed on March 5, 2014)
10.1	Distribution and Marketing Services Agreement by and between Millennium Medical Devices LLC and Atossa Genetics Inc. dated April 30, 2013 (Incorporated by reference to Exhibit 10.37 to Form 10 filed on December 12, 2014)
10.2	Medical Records Coding Agreement by and between Millennium Coding & Billing Inc. and CDx Diagnostics Inc. dated February 1, 201* (Incorporated by reference to Exhibit 10.37 to Form 10 filed on December 12, 2014)
10.3	Master Purchase, Supply and Distribution Agreement by and between Millennium Medical Devices LLC and Heart Smart Inc. dated May 1, 2013* (Incorporated by reference to Exhibit 10.37 to Form 10 filed on December 12, 2014)
10.4	Agreement of Lease by and between Treeline 100-400 GCP LLC and Millennium Healthcare, Inc. dated February 29, 2013 (Incorporated by reference to Exhibit 10.4 to Form 10 filed on December 6, 2013)
10.5	Lease Agreement by and between Matrix/AEW NB, LLC and Millennium Healthcare Inc. dated September 11, 2012 (Incorporated by reference to Exhibit 10.5 to Form 10 filed on December 6, 2013)
10.6	Committed Equity Facility Agreement by and between TCA Global Credit Master Fund, L.P. and Millennium Healthcare, Inc. dated August 31, 2012 (Incorporated by reference to Exhibit 10.6 to Form 10 filed on December 6, 2013)
10.7	Registration Rights Agreement by and between TCA Global Credit Master Fund, L.P. and Millennium Healthcare, Inc. dated August 31, 2012 (Incorporated by reference to Exhibit 10.7 to Form 10 filed on December 6, 2013)
10.8	Securities Purchase Agreement by and between by and between TCA Global Credit Master Fund, L.P. and Millennium Healthcare, Inc. dated August 31, 2012 (Incorporated by reference to Exhibit 10.8 to Form 10 filed on December 6, 2013)
10.9	Promissory Note issued to TCA Global Credit Master Fund, L.P. dated August 31, 2012 (Incorporated by reference to Exhibit 10.9 to Form 10 filed on December 6, 2013)
10.10	Security Agreement by and between by and between TCA Global Credit Master Fund, L.P. and Millennium Healthcare, Inc. dated August 31, 2012 (Incorporated by reference to Exhibit 10.10 to Form 10 filed on December 6, 2013)
10.11	Security Agreement by and among TCA Global Credit Master Fund, L.P., Millennium Procomm Solutions, Inc., Millennium Coding & Billing, Inc., Millennium Medical Devices, LLC, Millennium Vascular Management Group, Inc. and Millennium Vascular Management Group of Staten Island, LLC dated August 31, 2012 (Incorporated by reference to Exhibit 10.11 to Form 10 filed on December 6, 2013)
10.12	Guaranty Agreement by and among Millennium Procomm Solutions, Inc., Millennium Coding & Billing, Inc., Millennium Medical Devices, LLC, Millennium Vascular Management Group, Inc. and Millennium Vascular Management Group of Staten Island, LLC for the benefit of TCA Global Credit Master Fund, L.P. dated August 31, 2012 (Incorporated by reference to Exhibit 10.12 to Form 10 filed on December 6, 2013)
10.13	Validity Guaranty made by Dominick Sartorio for the benefit of TCA Global Credit Master Fund, L.P. dated September 20, 2012 (Incorporated by reference to Exhibit 10.13 to Form 10 filed on December 6, 2013)
10.14	Purchase, Supply and Distribution Agreement between Millennium Medical Devices LLC and CDx Diagnostics Inc. dated February 1, 2013* (Incorporated by reference to Exhibit 10.37 to Form 10 filed on December 12, 2014)
10.15	Form Warrant Subscription Agreement dated February 2013 (Incorporated by reference to Exhibit 10.15 to Form 10 filed on July 25, 2013)
10.16	Form A Warrant dated February 21, 2013 (Incorporated by reference to Exhibit 10.16 to Form 10 filed on July 25, 2013)
10.17	Form B Warrant dated February 21, 2013 (Incorporated by reference to Exhibit 10.17 to Form 10 filed on July 25, 2013)
10.18	Form Note Subscription Agreement dated February 21, 2013 (Incorporated by reference to Exhibit 10.18 to Form 10 filed on July 25, 2013)

53

10.19	Form Bridge Note dated February 21, 2013 (Incorporated by reference to Exhibit 10.19 to Form 10 filed on July 25, 2013)
10.20	Form Security Agreement dated February 21, 2013 (Incorporated by reference to Exhibit 10.20 to Form 10 filed on July 25, 2013)
10.21	Form Subscription Agreement dated June 27, 2013 (Incorporated by reference to Exhibit 10.21 to Form 10 filed on July 25, 2013)
10.22	Form Promissory Note dated June 27, 2013 (Incorporated by reference to Exhibit 10.22 to Form 10filed on July 25, 2013)
10.23	Form A Warrant dated June 27, 2013 (Incorporated by reference to Exhibit 10.23 to Form 10 filed on July 25, 2013)
10.24	Form B Warrant dated June 27, 2013 (Incorporated by reference to Exhibit 10.24 to Form 10 filed on July 25, 2013)
10.25	License Agreement between Devonshire Surgical Facility, LLC and Millennium Vascular Management Group Inc. dated June 6, 2013 (Incorporated by reference to Exhibit 10.25 to Form 10 filed on December 6, 2013)
10.26	Employment Agreement between Millennium HealthCare Solutions, Inc. and Christopher Amandola dated June 8, 2011 (Incorporated by reference to Exhibit 10.26 to Form 10 filed on December 6, 2013)
10.27	Employment Agreement between Millennium HealthCare Solutions, Inc. and Dominick Sartorio dated June 7, 2011 (Incorporated by reference to Exhibit 10.37 to Form 10 filed on December 12, 2014)
10.28	Employment Agreement between Millennium HealthCare Solutions, Inc. and Anthony Urbano dated June 6, 2011 (Incorporated by reference to Exhibit 10.28 to Form 10 filed on December 6, 2013)
10.29	Addendum to Employment Agreement between Millennium Healthcare Inc. and Christopher Amandola dated January 9, 2012 (Incorporated by reference to Exhibit 10.29 to Form 10 filed on December 6, 2013)
10.30	Addendum to Employment Agreement between Millennium Healthcare Inc. and Dominick Sartoria dated January 9, 2012 (Incorporated by reference to Exhibit 10.30 to Form 10 filed on December 6, 2013)
10.31	Addendum to Employment Agreement between Millennium Healthcare Inc. and Anthony Urbano dated January 9, 2012 (Incorporated by reference to Exhibit 10.31 to Form 10 filed on December 6, 2013)
10.32	Supply and Distribution Agreement between Millennium Healthcare Inc. and eWellness Corporation dated May 24, 2013 (Incorporated by reference to Exhibit 10.37 to Form 10 filed on December 12, 2014)
10.34	Asset Purchase Agreement dated November 4, 2013 (Incorporated by reference to Exhibit 10.1 to Form 8-K filed on December 4, 2013)
10.35	Form of Subscription Agreement (Incorporated by reference to Exhibit 10.1 to Form 8-K filed on March 5, 2014)
10.36	the Amended and Restated Purchase, Supply and Distribution Agreement by and between Millennium Medical Devices LLC and CDx Diagnostics Inc. dated October 31, 2013* (Incorporated by reference to Exhibit 10.37 to Form 10 filed on December 12, 2014)
10.37	Addendum to Employment Agreement between Millennium Healthcare Inc. and Dominick Sartorio dated January 4, 2013 (Incorporated by reference to Exhibit 10.37 to Form 10 filed on December 12, 2014)
14.1	Code of Ethics (Incorporated by reference to Exhibit 14.1 to Form 10 filed on July 25, 2013)
16.1	Letter dated November 25, 2013 from KBL, LLP to the Securities and Exchange Commission (Incorporated by reference to Exhibit 16.1 to Form 8-K filed on November 26, 2013)
21.1	List of Subsidiaries (Incorporated by reference to Exhibit 21.1 to Form 10 filed on July 25, 2013)

* Portions of the exhibits have been omitted pursuant to a confidential treatment request.

54

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Millennium Healthcare Inc.
(Registrant)

Dated: January 23, 2015	By:	/s/ Dominick Sartorio
Dominick Sartorio
Chief Executive Officer

55

MILLENNIUM HEALTHCARE INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	SEPTEMBER 30,	DECEMBER 31,
	2014	2013

ASSETS

CURRENT ASSETS
Cash	$177,974	$115,645
Accounts receivable, net of allowance for doubtful accounts of $1,200,000	7,724,429	861,414
Inventory	898,601	820,963
Prepaid expenses	846,121	347,863
Total current assets	9,647,125	2,145,885

Fixed assets, net	112,786	98,660

OTHER ASSETS
Security deposits	375,595	79,263
Intangible assets, net	61,687	82,250
Total other assets	437,282	161,513

TOTAL ASSETS	$10,197,193	$2,406,058

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$890,101	$748,068
Preferred stock dividends payable	26,453	25,936
Current portion of notes payable, net of debt discounts and original issue discounts	1,515,444	2,227,735
Derivative liability	3,045,185	1,877,547
Liability for common stock to be issued	6,354,750	902,952
Liability for preferred stock to be issued	2,670,700	882,500
Total current liabilities	14,502,633	6,664,738

Preferred stock	337,500	337,500

TOTAL LIABILITIES	14,840,133	7,002,238

STOCKHOLDERS' (DEFICIT)
Preferred stock, $0.0001 par value, 15,000,000 shares authorized
Series A Preferred stock, $0.0001 par value, 1,000,000 shares authorized, 600,000 and 500,000 shares issued and outstanding, respectively	60	50
Series B Preferred stock, $0.0001 par value, 0 shares issued and outstanding respectively	-	-
Series D Preferred stock, $0.0001 par value, 0 shares issued and outstanding respectively	-	-
Series E Preferred stock, $0.0001 par value, 200,000 shares authorized, 132,258 shares issued and outstanding	13	13
Series F Preferred stock, $0.0001 par value, 3,000,000 shares authorized, 550,000 shares issued and outstanding	-	-
Series G Preferred stock, $0.0001 par value, 100,000 shares authorized, 0 shares issued and outstanding respectively	-	-
Common stock, $0.0001 par value, 200,000,000 shares authorized, 92,007,172 and 63,237,172 shares issued and outstanding, respectively	9,201	6,324
Additional paid in capital	62,651,321	47,936,049
Deferred compensation	(2,304,753)	(645,964)
Accumulated deficit	(64,998,782)	(51,892,652)
Total stockholders' (deficit)	(4,642,940)	(4,596,180)

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)	$10,197,193	$2,406,058

The accompanying notes are an integral part of these unaudited interim consolidated financial statements.

F-1

MILLENNIUM HEALTHCARE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	NINE MONTHS	NINE MONTHS	THREE MONTHS	THREE MONTHS
	ENDED	ENDED	ENDED	ENDED
	SEPTEMBER 30, 2014	SEPTEMBER 30, 2013	SEPTEMBER 30, 2014	SEPTEMBER 30, 2013

REVENUE	$7,427,290	$1,483,107	$6,366,728	$488,959

OPERATING EXPENSES
Payroll, consulting and professional fees	16,768,150	5,634,624	8,947,853	3,957,078
Rent	450,723	181,503	268,617	74,878
General and administrative	1,003,489	831,889	365,714	255,137
Cost of devices	550,000	-	550,000	-
Depreciation and amortization	51,198	576,206	17,596	192,069

Total operating expenses	18,823,560	7,224,222	10,149,780	4,479,162

LOSS BEFORE OTHER INCOME (EXPENSE) AND PREFERRED STOCK DIVIDENDS	(11,396,270)	(5,741,115)	(3,783,052)	(3,990,203)

OTHER INCOME (EXPENSE)
Interest expense	(848,218)	(2,528,935)	(382,938)	(700,731)
Gain (loss) on change in fair value of derivative liability	(782,288)	2,620,883	345,496	440,571

Total other income (expense)	(1,630,506)	91,948	(37,442)	(260,160)

NET (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	(13,026,776)	(5,649,167)	(3,820,494)	(4,250,363)

Preferred stock dividends	(79,355)	(91,314)	(26,452)	(25,256)

NET INCOME (LOSS)	$(13,106,131)	$(5,740,481)	$(3,846,946)	$(4,275,619)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING - BASIC & DILUTED	77,330,185	44,425,745	82,091,238	44,694,272

NET INCOME (LOSS) PER SHARE - BASIC & DILUTED	$(0.17)	$(0.13)	$(0.05)	$(0.10)

The accompanying notes are an integral part of these unaudited interim consolidated financial statements.

F-2

MILLENNIUM HEALTHCARE INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	NINE MONTHS	NINE MONTHS
	ENDED	ENDED
	SEPTEMBER 30, 2014	SEPTEMBER 30, 2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(13,106,131)	$(5,740,481)

Adjustments to reconcile net (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	51,198	576,205
Non-cash interest	137,153	2,549,061
Loss (gain) on change in fair value of derivative liability	782,288	(2,620,882)
Preferred stock dividend	79,872	91,314
Amortization of deferred compensation	984,212	817,032
Shares issued and liability for common shares to be issued for services rendered	11,058,959	3,946,460

Change in assets and liabilities
(Increase) in prepaid expenses	(498,257)	(371,891)
(Increase) in accounts receivable	(6,863,015)	(543,618)
(Increase) in inventory	(77,638)	-
(Increase) in security deposits	(296,332)	-
Increase in accounts payable and accrued expenses	142,033	313,730
Total adjustments	5,500,473	4,757,411
Net cash (used in) operating activities	(7,605,658)	(983,070)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of fixed assets	(58,139)	-
Disposition of fixed assets	13,378	-
Net cash (used in) investing activities	(44,761)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of preferred and common stock for cash (including liability for shares to be issued)	8,445,950	-
Proceeds received from purchase of warrants	-	5,000
Proceeds received from notes payable	1,893,218	1,025,000
Repayments of notes payable	(2,626,420)	(128,000)
Net cash provided by financing activities	7,712,748	902,000

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	62,329	(81,070)

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	115,645	127,149

CASH AND CASH EQUIVALENTS - END OF PERIOD	$177,974	$46,079

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$168,883	$16,537
Taxes	$-	$-

NON-CASH SUPPLEMENTAL INFORMATION:
Issuance of common stock for liability of stock to be issued	$4,105,550	$5,970,500
Issuance of preferred stock for liability of stock to be issued	$2,269,500	$-
Valuation of warrants for prepaid services	$-	$91,934
Conversion of Series D preferred stock for Series E preferred stock	$-	$817,000
Derivative liability issued for debt discount	$233,321	$-
Deferred compensation paid through issuance of common stock and liability to issue common stock	$2,643,000	$-

The accompanying notes are an integral part of these unaudited interim consolidated financial statements.

F-3

MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2014 AND 2013 (UNAUDITED)

NOTE 1-	ORGANIZATION AND BUSINESS DESCRIPTION

Millennium Healthcare Inc. (the “Company”), was formed in the State of Delaware on July 28, 1994 as Kirlin Holding Corp., changed its name to Zen Holding Corp. in July, 2008 and to Millennium Healthcare, Inc. on June 16, 2011.

The Company is currently launching its medical equipment and device business. In connection therewith the Company has entered into various agreements to become the nationwide distributor for various medical devices mainly focused on preventative and diagnostic testing and care including an oral diagnostic biopsy test, a heart health test and assessment device, and a medical testing device in the area of breast cancer.

The Company also provides physician practice administration and support with a current focus on physician practices specializing in cardiovascular and vascular procedures and provides support and services specializing in medical procedure billing and collections, medical procedure coding, call and message management, and emergency dispatch.

Going Concern

These consolidated financial statements are presented on the basis that the Company will continue as a going concern which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has incurred operating losses for the past several years, has a working capital deficiency of $4,855,508 and a stockholders’ deficit of $4,642,940 as of September 30, 2014. These conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Segment Information

The Company follows the provisions of ASC 280-10, “Disclosures about Segments of an Enterprise and Related Information”. This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making internal operating decisions. As of September 30, 2014 and for the nine months ended September 30, 2014 and 2013, the Company operated in three segments as well as separately identifying the corporate overhead costs. The segments are as follows: Coding – this includes the coding, billing and telecommunications services of the Company; Vascular – this includes all vascular physician practice administration and support services; and Devices – this includes all services related to the medical device and equipment segment.

F-4

MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2014 AND 2013 (UNAUDITED)

The Company’s chief financial officer reviews financial information presented on an entity level basis accompanied by disaggregated information about revenues by product type and certain information about geographic regions where appropriate for purposes of making operating decisions and assessing financial performance.

September 30, 2014	Coding	Device	Vascular	Corporate	Total

Segmented Operating Revenues	$3,596	$5,915,419	$1,508,275	$-	$7,427,290
Total Operating Expenses excluding Depreciation and Amortization, and Other (Income) Loss	3,716	1,111,260	909,647	16,747,739	18,772,362
Depreciation and Amortization	-	969	26,797	23,432	51,198
Other (Income) Loss	-	-	-	1,630,506	1,630,506

Segmented Fixed Assets
Fixed Assets	$-	$57,170	$16,080	$39,536	$112,786
Intangible Assets	-	-	61,687	-	61,687
Total Assets	$-	$57,170	$77,767	$39,536	$174,473

September 30, 2013	Coding	Device	Vascular	Corporate	Total

Segmented Operating Revenues	$115,283	$-	$1,367,824	$-	$1,483,107

Total Operating Expenses excluding Depreciation and Amortization, and Other (Income) Loss	197,822	159,717	433,093	5,857,384	6,648,016
Depreciation and Amortization	233,516	-	3,289	339,401	576,206
Other (Income) Loss	-		-	(91,948)	(91,948)

Segmented Fixed Assets
Fixed Assets	$335,483	$-	$18,073	$70,834	$424,390
Intangible Assets	229,500	-	-	532,756	762,256
Goodwill	267,141	-	4,700	2,860,352	3,132,193

Total Assets	$832,124	$-	$22,773	$3,463,942	$4,318,839

F-5

MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2014 AND 2013 (UNAUDITED)

Generally, any item not related to one of our other segments would generally be included in the Corporate Column. This includes corporate overhead costs such as consulting fees, legal fees, and other professional fees including all common stock issued for services; and interest expenses, including all fair value measurements of warrants and fair value adjustments related to our derivative liability that have been charged to interest. The Company has determined it would be more appropriate to include a corporate column rather than develop an allocation to our other divisions as the Company has not determined allocation percentages.

Reclassifications

Certain amounts included in the December 31, 2013 balance sheet have been reclassified to conform with 2014 presentation.

Recently Issued Accounting Standards

The Financial Accounting Standards Board and the Securities Exchange commission have issued certain accounting standards updates and regulations that will become effective in subsequent periods. Management does not believe that any of those updates would have significantly affected the Company’s financial accounting measures or disclosures had they been in effect in 2014 and 2013, and it does not believe that any of those pronouncements will have a significant impact on the Company’s consolidated financial statements at the time they become effective.

NOTE 2-	ACQUISITION

Effective November 4, 2013, the Company’s acquired the call answering service accounts of Bellringer Communications Inc. (“Bellringer”) for an aggregate consideration of $82,500 payable $17,500 in cash and the issuance of 175,000 shares of common stock to be issued. Based on the fair values at the effective date of acquisition the purchase price was allocated to customer lists and is being amortized over its estimated useful life of five years.

Unaudited proforma results of operations for all periods presented as if the acquisition of Bellringer had been consummated as of the beginning of each period presented are not presented as the effects on the financial statements would not be material.

F-6

MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2014 AND 2013 (UNAUDITED)

NOTE 3-	PREFERRED STOCK - SERIES B, SERIES D, SERIES E, SERIES F AND SERIES G

On June 1, 2013, the Company amended the certificate of designation to authorize a Series E Preferred Stock. The Series E Preferred Stock is convertible without consideration into 65 shares of common stock for each preferred share at any time after June 1, 2014 and convert automatically on May 31, 2018, as well as providing for an annual dividend of $0.80 per share per year. Concurrent with the designation of the Series E Preferred Stock, the Company exchanged the 126,280 shares of Series D Preferred Stock into Series E Preferred Stock. Additionally, the Company accrued dividends on the Series E Preferred Stock. The Company issued 3,384 additional shares of Series E Preferred Stock to holders as payment of $33,843 in accrued dividends during the year. Accrued dividends through December 31, 2013 were $25,936. In February 2014, the Company issued 2,594 shares of Series E Preferred Stock to holders as payment of the $25,936 in accrued dividends through December 31, 2013. Accrued dividends for the Series E Preferred Stock through September 30, 2014 were $26,453.

The Company raised $1,950,000 under a private placement during 2013 and $1,050,000 through March 31, 2014 for a total of $3,000,000 raised for this private placement. As a result, 3,000,000 shares of Series F were to be issued, in which 550,000 shares were issued during 2013 and 2,450,000 shares valued at $1,356,500 were recorded as a liability for stock to be issued. This private placement is closed and will have no future participation.

The Company raised $4,200,000 under a private placement during 2014. As a result, 4,200 shares of Series G are to be issued, which were valued at $1,314,200 and recorded as a liability for stock to be issued.

NOTE 4-	NOTES PAYABLE

Demand Notes

One of the notes, original amount borrowed of $111,000 bears interest at the rate of 18% per annum. The Company repaid $81,000 of this note through December 31, 2013. The entire balance due of $30,000 is reflected in the current portion of notes payable. This demand note has been fully repaid and satisfied January 2014.

The Company borrowed $210,000 at various times during 2012. The notes are non-interest bearing, are short-term in nature and are to be repaid upon future financings. The Company was to issue shares of common stock to the lender until the notes were fully repaid, however the parties agreed to have repayment done upon completion of a larger funding to the Company. The Company issued 30,000 shares of common stock to pay $42,000 (value of $1.40 per share) of interest for the remaining outstanding balance due for the life of the notes. In addition, the Company repaid $80,000 during 2012. The remaining balance outstanding as of September 30, 2014 is $130,000. These notes are in settlement negotiations at September 30, 2014 and have been settled and fully satisfied October 2014.

F-7

MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2014 AND 2013 (UNAUDITED)

The Company borrowed an aggregate of $107,500 from an individual during 2013 which bears interest at 5% per annum. This demand note has been fully repaid and satisfied February 2014.

The Company borrowed $76,000 from various entities during 2013 which bear interest at 5% per annum. These demand notes have been fully repaid and satisfied February 2014.

Promissory Notes

The Company entered into a $375,000 Promissory Note with an unrelated third party on September 24, 2012. The note was scheduled to mature September 24, 2013 and bears interest at the rate of 12% per annum. The Company was to make two payments of interest only and then ten payments of $39,593 including interest with the final payment being due on September 24, 2013.

The Company made the two required interest payments in October and November 2012, however, the first payment of $39,593 to be made in December 2012 was not made until February 2013, and no further payments have been made. As a result of the Company’s non-payment of the monthly amount in a timely fashion, a default was triggered. The default interest rate is 18% per annum which is charged from the default date through June 6, 2013, the date in which the default was cured when the Company paid the entire overdue amount and the note holder issued notice that the Company was current.

In addition, at the time the note was considered to be in default, the promissory note became a convertible note into common stock at a price equal to: (i) the conversion amount divided by (ii) 85% of the lowest daily volume weighted average price of the Company’s common stock during the five trading days immediately prior to the conversion date. In accordance with the agreements, the Company had previously recognized a beneficial conversion feature of $137,478 as of December 31, 2012, which was reduced to $102,941 as of March 31, 2013, and reduced to $0 as of June 30, 2013.

As stated, the Company cured the default on June 6, 2013 with a payment of $99,829, of which $10,672 represented past due and accrued interest, and $89,157 represented principal. The payment brought the Promissory Note balance to $250,000, which was the balance due at June 30, 2013. Additionally, the Company entered into a Replacement, Amended and Restated Promissory Note (“Amended Note”) with the holder for the $250,000 on July 9, 2013. This Amended Note matures on December 15, 2013, and reflects revised payment terms, and an interest rate at 12% per annum, along with default rates should the Company have an event that results in an event of default under this Amended Note. The $10,672 payment of interest represented the full interest due and no interest is accrued as of June 30, 2013. Interest will commence again effective July 9, 2013 when the Amended Note is in effect.

F-8

MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2014 AND 2013 (UNAUDITED)

Concurrent with the Amended Note, the Company issued to the note holder 415,800 shares of common stock as part of the settlement resulting in the Amended Note. The value of the stock at July 9, 2013 was $0.50 per share or $207,900. This note has been settled and fully satisfied April 2014.

The Company borrowed an aggregate of $375,000 from unrelated third parties during 2013 which bear interest at 10% to 18.2% per annum. These promissory notes have been fully repaid and satisfied February 2014.

The Company entered into a short term $200,000 Promissory Note on September 24, 2014. The note is scheduled to mature with the completion of the Company’s next round of financing under certain terms. Interest on the note is fixed and stated at 20,000 shares of the Company’s restricted common stock.

Promissory Note - Convertible

The Company entered into a convertible promissory note on February 7, 2014 for $353,000. The note has a term of six months and accrues interest at 18% per annum. At any time during the term, the holder may convert the outstanding balance into common shares at a fixed conversion price of $1.00 per share. On August 11, 2014, the Company issued the note holder 125,000 shares and 75,000 warrants for an extension of the note’s maturity date to August 25, 2014. On September 9, 2014, the Company issued the note holder 495,000 shares for the relinquishment of the warrant and an extension of the note’s maturity date to September 17, 2014. This convertible promissory note has been fully repaid in September 2014.

Promissory Notes – Original Issue Discounts

During the year ended December 31, 2013 the Company entered into various agreements pursuant to which it borrowed an aggregate of $1,681,500, net of original issue discounts. In connection therewith, the Company issued 1,565,000 series A warrants and 1,565,000 series B warrants, both of which have a five year term. The Company valued each component separately and considered the warrants a derivative liability since they contained rachet provisions. As a result, the Company recognized a full discount which will be amortized over the life of the notes.

F-9

MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2014 AND 2013 (UNAUDITED)

Original Issue Discount Promissory Notes have been fully repaid and satisfied as they became due between January and May 2014.

Assigned non-interest bearing notes outstanding at September 30, 2014 aggregate $250,000. These notes were fully satisfied October 2014.

Other short term notes outstanding at September 30, 2014 aggregate $155,000. $55,000 of these notes were fully satisfied October 2014.

Promissory Notes – Original Issue Discount Convertible

During 2014, The Company issued original issue discount convertible notes (the “OID Notes”) with an aggregate principal amount of $1,235,218 with warrants to acquire up to 823,530 shares of Common Stock at $1.00 per share.  The OID Notes mature in 13 months after issuance and were issued at an original issue discount of $185,283.  No regularly scheduled interest payments shall be made on the OID Notes.  The OID Notes may be converted by the note holders into shares of the Company’s common stock at the lower of (i) $0.75 or (ii) 80% of the per share price of the Company’s equity securities sold in a future public offering.  The warrants expire five years from the date of issuance and are exercisable at (i) $1.00 or (ii) 80% the lowest per share price of the Company’s common stock sold by the Company in any future public offering, during the period that the investor’s OID Note is outstanding. The OID Notes and related warrants contain anti-dilution provisions. In addition, the Company agreed to pay to the placement agent a fee of 10% of the gross proceeds received by the Company and a warrant equal to 10% of the aggregate number of shares issuable upon conversion of the Notes at an exercise price equal to 110% of the warrant exercise price. The Company paid fees of $104,935 in cash and 164,706 warrants to the placement agent during 2014.

Preferred Stock

The Company has amended their certificates of designation to authorize the issuance of 6 separate series’ of preferred stock.

September 30, 2014

Preferred Stock	Authorized Date	Issue Date	Number of Shares	Par Value	Conversion to Common Stock
Series “A" (1)	June 14, 2011	June 2011	600,000	$.0001	N/A
Series “B" (2)	October 2011	October 2011	0	$.0001	1.50:1
Series “D” (3)	March 30, 2012	April 2012	0	$.0001	30:1
Series “E” (4)	June 1, 2013	June 2013	132,258	$.0001	65:1
Series “F” (5)	December 2, 2013	December 2013	550,000	$.0001	N/A
Series “G” (6)	March 7, 2014	March 2014	0	$.0001	N/A

F-10

MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2014 AND 2013 (UNAUDITED)

(1) Issued 100,000 shares to the principal owners of Millennium Healthcare Solutions Inc. upon acquisition of the net assets of that company; and issued 500,000 to the officers of Millennium Healthcare Inc.

(2) Issued to an unrelated third party in conversion of the Line of Credit. There are no shares issued as of September 30, 2014.

(3) Issued to an unrelated third party in conversion of the Series B Preferred Stock and additional funds provided.

(4) Issued to an unrelated third party in conversion of the Series D Preferred Stock.

(5) Issued to investors as part of a private offering.

(6) Issued to investors as part of a private offering.

On December 19, 2013, the Company increased its authorized preferred stock from 5,000,000 shares to 15,000,000 shares.

Series A Preferred Stock. These shares are non-convertible, and have super voting rights of 200 to 1 versus the Common Stock. In June 2011, 100,000 shares of Series A Preferred Stock were issued to the principal owners of Millennium Healthcare Solutions Inc. upon the acquisition of the net assets of that company. In January 2012, the Company issued 100,000 shares, in December 2013, the Company issued 300,000 shares and in July 2014 the Company issued 100,000 shares of Series A Preferred Stock to senior management of the Company. Each share of this preferred has 200 votes in matters where shareholder votes are required. These shares are not convertible and are not transferable and, accordingly, management has attributed a nominal value to these shares.

There were zero shares of Series B Preferred Stock issued and outstanding at December 31, 2013. These had a value of $415,000 ($1.50 per share), which represented the proceeds received. In addition, there was $185,000 of proceeds received in 2011 that were recorded as a liability for preferred stock to be issued. These were to be in the form of Series C Preferred Stock which was to be convertible into common stock anytime after January 1, 2013 at the rate of 30 common shares for each preferred share (Series C).

The Series C Preferred Stock was never designated, and the Company further filed a Certificate of Designation for Series D Preferred Stock.

F-11

MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2014 AND 2013 (UNAUDITED)

From the period January 1, 2012 through March 31, 2012, the party invested an additional $477,500. Those proceeds along with the accrued interest of $22,500 on what was to be the issued Series C Preferred Stock, which ended up as liability for Preferred Stock to be issued, now brings the total invested proceeds to $1,100,000. As a result of the additional proceeds, the Company amended the certificate of designation to authorize a Series D Preferred Stock.

The Series D Preferred Stock has the same terms of what was to be the Series C Preferred Stock, and the Company issued 110,000 shares of the Series D Preferred Stock on March 30, 2012. Additionally, the $185,000 liability for preferred stock to be issued was also satisfied upon the issuance of the Series D Preferred Stock.

The only addition was that for each Series D Preferred Share, the Company issued a detachable cashless warrant that will give the holder the right to purchase on a cashless basis 30 common shares (a total of 3,300,000 common stock warrants) at $0.50 per preferred share expiring in 2 years (April 1, 2014). The warrant has been valued at $3,825,000 and recorded as additional paid in capital. In addition, the Company is to pay a quarterly dividend in the amount of $33,000 ($0.30 per share per quarter) commencing April 1, 2012. No dividends had been paid through March 31, 2013, therefore the Company accrued $132,000 as of March 31, 2013. Dividends can be paid in the form of additional shares of Series D Preferred Stock or cash. In April 2013, the Company issued 13,200 shares of Series D Preferred Stock as payment for accrued dividends of $132,000 (through March 31, 2013). These accrued dividends have been paid through the issuance of 13,200 shares of Series D Preferred Stock in April 2013. In addition, 3,080 shares of Series D Preferred Stock were issued as payment for accrued dividends for April and May 2013 of $24,640. The total of 126,280 shares of Series D Preferred Stock was exchanged for 126,280 shares of Series E Preferred Stock.

The Series D Preferred Stock was redeemable at $11.50 per share at any time after September 1, 2012 by either party provided the Company has achieved any one of the following: a) accumulated pre-tax profits in excess of $2,000,000 on or after April 1, 2012; b) Company raising in excess of $2,000,000 equity capital on a cumulative basis on or after April 1, 2012; and c) Company reporting quarterly revenue in any quarter on or after April 1, 2012 in excess of $5,000,000. None of these conditions had been satisfied through the period ended May 31, 2013, just prior to the cancellation of these shares and re-issuance as Series E Preferred Stock.

F-12

MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2014 AND 2013 (UNAUDITED)

On June 1, 2013, the Company amended the certificate of designation to authorize a Series E Preferred Stock. The Series E Preferred Stock is convertible into 65 shares of common stock for each preferred share at any time after June 1, 2014 and convert automatically on May 31, 2018, as well as providing for an annual dividend of $0.80 per share per year. Concurrent with the designation of the Series E Preferred Stock, the Company exchanged the 126,280 shares of Series D Preferred Stock into Series E Preferred Stock. The Company issued 3,384 additional shares of Series E Preferred Stock to holders as payment of $33,843 in accrued dividends during the year. Accrued dividends through December 31, 2013 were $25,936. In February 2014, the Company issued 2,594 shares of Series E Preferred Stock to holders as payment of the $25,936 in accrued dividends through December 31, 2013. Accrued dividends for the Series E Preferred Stock through September 30, 2014 were $26,452.

The Series E Preferred Stock has a stated value at $10.00 per share and rank: (i) junior to the Company’s Series A Preferred Stock, and any class or series of capital stock created after June 1, 2013 created specifically ranking by its terms senior to the Series E Preferred Stock; (ii) senior to all of the Company’s common stock; (iii) senior to any class or series of capital stock created after June 1, 2013 that does not specifically rank by its terms senior to or on parity with the Series E Preferred Stock; and (iv) on parity with any class or series of capital stock of the Company specifically ranking by its terms on parity with the Series E Preferred Stock in each case as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

The Company amended its certificate of designation in December 2013 to authorize a Series F Preferred Stock (“Series F”) which provides for a quarterly dividend of 10% of the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA") and is payable on a quarterly basis, beginning after two quarters following the issue date. Holders are not entitled to receive any dividend from the Company after they have received an aggregate of $1.20 per share. Once holders receive an aggregate of $1.20 for each share held, all Series F shall expire and/or be redeemable for $1.

Series F is: (i) junior to any class or series of capital stock of the Company specifically ranking by its terms senior to any Series F Preferred Stock of whatever subdivision; (ii) prior to any class or series of capital stock of the Company hereafter created not specifically ranking by its terms senior to or on parity with any Series F of whatever subdivision; and (iii) on parity with any class or series of capital stock of the Company hereafter created specifically ranking by its terms on parity with the Series F Preferred Stock in each case as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

F-13

MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2014 AND 2013 (UNAUDITED)

The Company sold 1,950,000 units and raised $1,950,000 under a private placement during 2013. The Company sold 1,050,000 units and raised $1,050,000 through March 31, 2014 for a total of 3,000,000 units sold and $3,000,000 raised for this private placement. Each unit consisted of one share of common stock and one share of Series F. As a result, 3,000,000 shares of Series F were to be issued, in which 550,000 shares were issued during 2013 and 2,450,000 shares valued at $1,356,500 were recorded as a liability for stock to be issued. Due to the redeemable nature of the Series F, the unit price was allocated between the Common stock and Series F and the Series F is recorded as a preferred stock liability in the accompanying consolidated financial statements for the Series F shares that have been issued. This private placement is closed and will have no future participation.

In March 2014, the Company amended the certificate of designation to authorize a Series G Preferred Stock. During the six months ended June 30, 2014, the Company sold 1,175 units for $1,000 per unit. Each unit consisted of 1,000 shares of common stock and 1 share of Series G preferred stock. Holders of Series G Preferred Stock shall be entitled to receive, along with the Series F Holders, an aggregate quarterly dividend of 10% of the Corporation’s earnings before interest, taxes depreciation and amortization (“EBITDA”) computed under the generally accepted accounting principles (“GAAP”). For purposes of allocating the 10% dividend proportionally to the Series F and G Preferred Holders, G Preferred Shares will be weighted and valued at 1,000 times that of Series F. Dividends on Series G Preferred Stock shall be payable on a quarterly basis, beginning after two quarters following the original issue date (“Issuance Date”). Holders Series G Preferred Stock shall not be entitled to receive any dividend from the Corporation once they have received an aggregate of $1,200 for every share of Series G Preferred Stock they hold. As of June 30, 2014, no shares of Series G Preferred stock have been issued and any proceeds received are included in preferred stock to be issued.

Series G Preferred Stock shall rank: (i) junior to any class or series of capital stock of the Corporation specifically ranking by its terms senior to any Series G Preferred Stock of whatever subdivision (collectively, “Senior Securities”); (ii) prior to any class or series of capital stock of the Corporation hereafter created not specifically ranking by its terms senior to or on parity with any Series G Preferred Stock of whatever subdivision (collectively, “Junior Securities”); and (iii) on parity with any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms on parity with the Series G Preferred Stock (“Parity Securities”) in each case as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (all such distributions being referred to collectively as “Distributions”).

The Company sold 4,200 units and raised $4,200,000 under a private placement through September 30, 2014. Each unit for this private placement consisted of one thousand shares of common stock and one share of Series G. As a result, 4,200 shares of Series G were to be issued, were valued at $1,314,200 and recorded as a liability for stock to be issued.

F-14

MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2014 AND 2013 (UNAUDITED)

Common Stock

The Company issued 23,325,000 shares of common stock for consulting and other services during the nine months ended September 30, 2014.

The Company issued 4,600,000 shares of common stock for settlement and full satisfaction of promissory and demand notes during the nine months ended September 30, 2014.

The Company issued 620,000 shares of common stock for maturity extensions of a convertible promissory note during the nine months ended September 30, 2014.

The Company raised $7,200,000 under private placements through September 30, 2014. As a result, 7,200,000 shares of common stock were to be issued, in which 550,000 shares were issued during 2013, 225,000 shares were issued during 2014 and 6,425,000 shares valued at $4,091,750 were recorded as a liability for stock to be issued.

Warrants

During the years ended December 31, 2012 and 2013, the Company issued 9,760,000 warrants at exercise prices ranging from $.50 to $1.00 per share. During the nine months ending September 30, 2014, the Company issued 2,688,236 warrants at exercise prices ranging from $1.00 to $3.00 per share. All of the warrants are vested and remain outstanding. The warrants have a weighted average price of $1.01.

Consultant warrants provided for services to be rendered over a one-year period of time. The Company issued 200,000 consultant warrants during 2013 and 1,700,000 consultant warrants during 2014. Such warrants vest evenly over a one-year period by month. The Company has recorded this as a prepaid expense and will amortize through the conclusion of the contract.

The Company issued 823,530 warrants at an exercise price of $1.00 per share to certain convertible note holders. The Company agreed to pay the placement agent a commission of warrants equal to 10% of the aggregate number of shares issuable upon conversion of these convertible notes at an exercise price equal to 110% of the warrant exercise price. The Company issued 164,706 warrants to the placement agent during 2014.

The Company used the black-scholes method to value the warrants, with the following inputs: volatility 334.26%; quarterly dividend percentage 0%; and discount rate of 0.95%.

F-15

MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2014 AND 2013 (UNAUDITED)

NOTE 5-	INCOME TAXES

The reconciliation of income tax benefit at the U.S. statutory rate of 34% for the nine months ended September 30, 2014 and 2013 to the Company’s effective tax rate is as follows:

	Nine Months Ended
	September 30, 2014	September 30, 2013

U.S. federal statutory rate	-34.0%	-34.0%
State income tax, net of federal benefit	-6.0%	-6.0%
Permanent differences	-0.8%	11.2%
Change in valuation allowance	40.8%	28.8%
Income Tax provision (benefit)	0.0%	0.0%

The tax effects of temporary differences that give rise to the Company’s net deferred tax asset as of September 30, 2014 and December 31, 2013 are as follows:

	September 30, 2014	December 31, 2013

Deferred Tax Assets
Net operating losses	$11,410,000	$5,856,000

Deferred Tax Liabilities
Impairment	$1,618,000	$1,618,000
Allowance for doubtful accounts	480,000	480,000
	2,098,000	2,098,000

Net deferred tax asset	9,312,000	3,758,000
Less: Valuation allowance	(9,312,000)	(3,758,000)
	$-	$-

As of September 30, 2014 and 2013, the Company had approximately $25,000,000 of federal and state net operating loss carryovers (“NOLs”) which begin to expire in 2030. Utilization of the NOLs may be subject to limitation under the Internal Revenue Code Section 382 should there be a greater than 50% ownership change as determined under regulations.

F-16

MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2014 AND 2013 (UNAUDITED)

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against the entire deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

The Company files U.S. federal and state of New York tax returns that are subject to audit by tax authorities beginning with the year ended December 31, 2010. The Company’s policy is to classify assessments, if any, for tax and related interest and penalties as tax expense.

NOTE 6-	FAIR VALUE MEASUREMENTS

The Company adopted certain provisions of ASC Topic 820. ASC 820 defines fair value, provides a consistent framework for measuring fair value under generally accepted accounting principles and expands fair value financial statement disclosure requirements. ASC 820’s valuation techniques are based on observable and unobservable inputs. Observable inputs reflect readily obtainable data from independent sources, while unobservable inputs reflect our market assumptions. ASC 820 classifies these inputs into the following hierarchy:

Level 1 inputs: Quoted prices for identical instruments in active markets.

Level 2 inputs: Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 inputs: Instruments with primarily unobservable value drivers.

The following table represents the fair value hierarchy for those financial assets and liabilities measured at fair value on a recurring basis as of September 30, 2014:

	Level 1	Level 2	Level 3	Total

Cash	$177,974	$-	$-	$177,974

Notes payable, net of debt discount and OID	$-	$-	$1,515,444	$1,515,444

Embedded conversion feature and derivative liability	$-	$-	$3,045,185	$3,045,185

F-17

MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2014 AND 2013 (UNAUDITED)

The following table represents the fair value hierarchy for those financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2013:

	Level 1	Level 2	Level 3	Total

Cash	$115,645	$-	$-	$115,645

Notes payable, net of debt discount and OID	$-	$-	$2,227,735	$2,227,735

Embedded conversion feature and derivative liability	$-	$-	$1,877,547	$1,877,547

	For the Nine Months Ending	For the Nine Months Ending
	2014	2013

Total gain/(loss) from revaluation of derivatives included in earnings:	$(782,288)	$2,620,883

The carrying amounts of our short and long term credit obligations approximate fair value because the effective yields on these obligations, which include contractual interest rates taken together with other features such as concurrent issuances of warrants and/or embedded conversion options, are comparable to rates of returns for instruments of similar credit risk.

We calculated the fair value of the embedded conversion feature and derivative liability using the Black-Scholes option-pricing model with the following assumptions: Fair value of stock $0.43; exercise price $0.50 to $1.00; risk free interest rate 0.95%, term of 5 years; volatility rate of 334.26%; dividend yield of 0%.

F-18

MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2014 AND 2013 (UNAUDITED)

The following tables provide reconciliations of beginning and ending balances at September 30, 2014 and December 31, 2013:

	Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
	Notes Payable	Embedded conversion feature and derivative liability	Total

September 30, 2014

Beginning balance	2,227,735	1,877,547	4,105,282
Transfers into Level 3	-	-	-
Transfers out of Level 3	-	-	-
Total gains or losses	-	-	-
included in earnings (or changes in net assets)	-	782,288	782,288
included in other comprehensive income	-	-	-
Purchases, issuances, sales, and settlements	-	-	-
Purchases	-	-	-
Issuances	1,529,566	385,350	1,914,916
Sales	-	-	-
Settlements	(2,241,857)	-	(2,241,857)
Ending balance	1,515,444	3,045,185	4,560,629

December 31, 2013

Beginning balance	397,404	2,528,317	2,925,721
Transfers into Level 3	201,000	-	201,000
Transfers out of Level 3	-	-	-
Total gains or losses	-	-	-
included in earnings (or changes in net assets)	-	(3,109,679)	(3,109,679)
included in other comprehensive income	-	-	-
Purchases, issuances, sales, and settlements	-	-	-
Purchases	-	-	-
Issuances	2,213,267	2,458,909	4,672,176
Sales	-	-	-
Settlements	(583,936)	-	(583,936)
Ending balance	2,227,735	1,877,547	4,105,282

NOTE 7-	COMMITMENTS

In April 2014, the Company entered into a five year two month lease agreement in New York City, New York for executive offices of the Company, which requires an annual payment of approximately $283,000 for the first year and increases 3% per year subsequent thereto. In addition, the Company must pay any increases in real estate taxes over the base year, as defined. Rent commenced July 1, 2014 and the Company paid a security deposit of $259,402.

In April 2014, the Company entered into a five year lease agreement in Boynton Beach, Florida for the development of a new 30,000 square foot facility which will be used to manage inventory and distribution for the Company’s regional operations and house local management and training facilities. The lease provides for first year rent of approximately $103,000 plus operating expenses of approximately $98,000 plus annual increases. Rent commenced May 13, 2014 and the Company paid a security deposit of $36,099.

F-19

MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2014 AND 2013 (UNAUDITED)

The Company is obligated under non-cancelable operating leases which expire through December 31, 2023. The aggregate future obligations under these leases are as follows:

2014	$218,000

2015	$873,000

2016	$873,000

2017	$853,000

2018	$806,000

Thereafter	$1,102,000

Rental expense charged to operations aggregated $450,723 and $181,503 for the nine months ended September 30, 2014 and 2013, respectively.

Rental expense is accounted for on the straight-line method.

The excess of recognized rent expense over scheduled lease payments is included in accounts payable and accrued expenses.

NOTE 8-	CREDIT RISK AND OTHER CONCENTRATIONS

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash, cash equivalents and trade receivables. The Company places its cash with high credit quality financial institutions. At times, such cash and cash equivalents may exceed the FDIC insured limit of $250,000.

Accounts receivable, net of allowance, from three customers were $7,584,098, which accounted for approximately 98% of the total receivables at September 30, 2014 and from two customers were $826,829, which accounted for approximately 96% of the total receivables at December 31, 2013.

Revenue from one customer was $1,350,000 and from another was $5,775,312, which accounted for approximately 18% and 78% of the total revenues, respectively for the nine months ended September 30, 2014 and revenue from one customer was $1,350,000, which accounted for approximately 91% of the total revenues for the nine months ended September 30, 2013.

F-20

MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2014 AND 2013 (UNAUDITED)

NOTE 9-	CONTINGENCIES

On August 11, 2014, as previously disclosed, LMARK Holding LLC (“LMARK”) and Cypress Drive Partners LLC (“Cypress”) (“Cypress and LMARK are collectively referred to as the “Members”) filed a summons’s and complaint in the United States District Court Eastern District of New York against the Company (the “Federal Action”). The complaint (among other allegations) alleges that the Members sought to convert their respective Series E Preferred Shares and the Company refused to honor their requests. The complaint asks that the court order the Company to issue 1,950,000 unrestricted shares of its common stock to the Members. The Complaint asserts claims for breach of contract and alleges that the Members were injured in an amount to be determined at trial but not less than $1,000,000. The Company denies these allegations.

On November 13, 2014, the Company, Cypress and LMARK entered into a Settlement Agreement. Pursuant to the Settlement Agreement, on or before November 20, 2014, the Company shall issue: 812,500 shares of unrestricted common stock to Cypress in full conversion of their 12,500 Series E Preferred Shares, (ii) 1,137,500 unrestricted shares of common stock to LMARK in full conversion of their 17,500 Series E Preferred Shares, (iii) 416,000 restricted shares of common stock to LMARK and (iv) 584,000 restricted shares of common stock to Cypress. The parties agreed to promptly file a Stipulation of Voluntary Dismissal with Prejudice of the Federal Action. The Company received a release (subject to the terms of the Settlement Agreement) from Cypress and LMARK including with respect to the claims in the Federal Action and the Company gave Cypress and LMARK a release (subject to the terms of the Settlement Agreement).

On August 12, 2014, as previously disclosed, Aquafina Design LLC whose purported members are Cypress and LMARK, filed a summons and complaint with the Supreme Court of the State of New York, county of Nassau (the “Aquafina Action”) asserting that it provided the Company with certain loans, and was issued (among other securities) 110,000 detachable warrants, with each warrant giving it the right to purchase 30 common shares, for a total of 3,300,000 common shares.  The complaint further asserts that Aquafina exercised all of its warrants on a cashless basis on March 5, 2014 and was entitled to receive 1,312,048 unrestricted common shares and that the Company has not issued such shares.  The complaint seeks compensatory damages for breach of contract in favor of Aquafina in an amount to be determined at trial, but not less than $1,088,990.  The Company denies these allegations.

On November 13, 2014, the Company and Aquafina entered into a Settlement Agreement. Pursuant to the Settlement Agreement, the Company agreed to issue 2,000,000 restricted shares of common stock on or before November 20, 2014, in full satisfaction of any and all issues set forth in the Settlement Agreement, including but not limited to any claims for cashless warrants or a preferred offering. The Company also received a release from Aquafina pursuant to which Aquafina released all claims set forth in the Aquafina Action (subject to the terms of the Settlement Agreement) and the parties agreed to promptly file a Stipulation of Discontinuance with Prejudice of the Aquafina Action. Pursuant to the Settlement Agreement the Company also gave Aquafina a release (subject to the terms of the Settlement Agreement).

NOTE 10-	SUBSEQUENT EVENTS

Common Stock

In October 2014, the Company is to issue 500,000 shares of common stock as a result of an amended consulting agreement. These shares have been valued at $205,000 and were recorded as a liability for common stock to be issued.

In October 2014, the Company is to issue 175,000 shares of common stock as a result of a short-term promissory note. These shares have been valued at $70,000 and were recorded as a liability for common stock to be issued.

In October 2014, the Company is to issue 175,000 shares of common stock as a result of a short-term promissory note. These shares have been valued at $66,500 and were recorded as a liability for common stock to be issued.

F-21

MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2014 AND 2013 (UNAUDITED)

Warrants

In October 2014, the Company authorized and approved 12,000,000 warrants, with an exercise price of $0.25, for its executive officers. These warrants shall be disseminated prior to December 31, 2014.

Promissory Notes

In October 2014, the Company entered into a short term $250,000 Promissory Note with an individual. The note has a maturity of 30 days and interest on the note is fixed at 175,000 shares of common stock.

In October 2014, the Company entered into a short term $450,000 Promissory Note with an individual. The note has a maturity of 60 days and interest on the note is fixed at 300,000 shares of common stock.

In October 2014, the Company entered into a short term $40,000 Promissory Note with an individual. The note has a maturity of one year and interest on the note is fixed at 10% per annum.

In October 2014, the Company negotiated and completed a settlement and full satisfaction of certain promissory and demand notes. The settlements included the issuance of 4,600,000 shares of common stock during September 2014 and payments of $450,000 during October 2014.

F-22

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Millennium Healthcare, Inc.

We have audited the accompanying consolidated balance sheet of Millennium Healthcare, Inc. (the “Company”), as of December 31, 2013 and the related statements of operations, stockholders’ deficit and cash flows for the year ended December 31, 2013. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We have conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Millennium Healthcare, Inc. as of December 31, 2013, and the results of their operations and their cash flows for the year ended December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the accompanying financial statements, the Company incurred operating losses for the years ended December 31, 2013 and 2012, has a working capital deficiency of $4,439,590 and an accumulated deficit of $51,892,652 as of December 31, 2013. These factors, among others, raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are described in Note 1. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

/s/ Paritz & Company, P.A.

Hackensack, New Jersey

April 15, 2014

F-23

Report of Independent Registered Public Accounting Firm

To the Directors of

Millennium Healthcare Inc.

(formerly Zen Holding Corp.)

We have audited the accompanying consolidated balance sheets of Millennium Healthcare Inc. (formerly Zen Holding Corp.) (the "Company") as of December 31, 2012, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year ended December 31, 2012. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Millennium Healthcare Inc. (formerly Zen Holding Corp.) as of December 31, 2012, and the results of its consolidated statements of income, changes in stockholders’ equity, and cash flows for the year ended December 31, 2012 in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred significant losses due to certain debt instruments, and as a result generated a large accumulated deficit. The lack of profitability and the need to continue to raise funds raise significant doubt about the Company’s ability to continue as a going concern. Management’s plans in this regard are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KBL, LLP

New York, NY

June 25, 2013

F-24

MILLENNIUM HEALTHCARE INC.

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2013 AND 2012

	DECEMBER 31,	DECEMBER 31,
	2013	2012

ASSETS

CURRENT ASSETS
Cash	$115,645	$127,149
Accounts receivable	861,414	1,187,726
Inventory	820,963	-
Prepaid expenses	427,126	68,663
Total current assets	2,225,148	1,383,538

Fixed assets, net	98,660	531,165

OTHER ASSETS
Intangible assets, net	82,250	1,231,687
Goodwill	-	3,132,193
Total other assets	82,250	4,363,880

TOTAL ASSETS	$2,406,058	$6,278,583

LIABILITIES AND STOCKHOLDERS’ (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$748,068	$429,359
Preferred stock dividends payable	25,936	99,000
Current portion of notes payable, net of debt discounts and original issue discounts	2,227,735	576,000
Derivative liability	1,877,547	2,528,317
Liability for common stock to be issued	902,952	5,907,500
Liability for preferred stock to be issued	882,500	-
Total current liabilities	6,664,738	9,540,176
Preferred stock	337,500	-
Notes payable, net of debt discounts of $384,563 and $532,193, and original issue discounts of $91,122 and $137,403, net of current portion	0	22,404

TOTAL LIABILITIES	7,002,238	9,562,580

STOCKHOLDERS’ (DEFICIT)
Preferred stock, $0.0001 par value, 15,000,000 and 5,000,000 shares authorized, respectively
Series A Preferred stock, $0.0001 par value, 500,000 and 100,000 shares issued and outstanding, respectively	50	10
Series B Preferred stock, $0.0001 par value, 0 shares issued and outstanding respectively	-	-
Series D Preferred stock, $0.0001 par value, 0 and 110,000 shares issued and outstanding, respectively	-	11
Series E Preferred stock, $0.0001 par value, 200,000 shares authorized, 129,664 and 0 shares issued and outstanding, respectively	13	-
Series F Preferred stock, $0.0001 par value, 3,000,000 shares authorized, 550,000 and 0 shares issued and outstanding, respectively	-	-
Common stock, $0.0001 par value, 200,000,000 shares authorized, respectively, 63,237,172 and 22,961,372 shares issued and outstanding, respectively	6,324	2,297
Additional paid in capital	47,936,049	33,440,848
Deferred compensation	(645,964)	(1,411,589)
Accumulated deficit	(51,892,652)	(35,315,574)
Total stockholders’ (deficit)	(4,596,180)	(3,283,997)

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT)	$2,406,058	$6,278,583

The accompanying notes are an integral part of these consolidated financial statements.

F-25

MILLENNIUM HEALTHCARE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

	YEAR ENDED	YEAR ENDED
	DECEMBER 31, 2013	DECEMBER 31, 2012

REVENUE	$1,987,312	$1,686,034

OPERATING EXPENSES
Payroll, consulting and professional fees	11,209,450	11,707,340
Rent	310,468	119,418
General and administrative	1,013,618	899,700
Depreciation and amortization	770,354	761,636
Bad debt expense	1,200,000	-

Total operating expenses	14,503,890	13,488,094

NET LOSS BEFORE OTHER INCOME (EXPENSE) AND PREFERRED STOCK DIVIDENDS	(12,516,578)	(11,802,060)

OTHER INCOME (EXPENSE)
Interest expense	(3,005,938)	(6,079,422)
Impairment of assets	(4,046,826)	-
Gain on change in fair value of derivative	3,109,679	28,126

Total other income (expense)	(3,943,085)	(6,051,296)

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	(16,459,663)	(17,853,356)

Preferred stock dividends	(117,415)	(99,000)

NET (LOSS)	$(16,577,078)	$(17,952,356)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING - BASIC	45,863,349	19,851,325

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING - DILUTED	45,863,349	19,851,325

NET LOSS PER SHARE - BASIC	$(0.36)	$(0.90)

NET LOSS PER SHARE - DILUTED	$(0.36)	$(0.90)

The accompanying notes are an integral part of these consolidated financial statements.

F-26

MILLENNIUM HEALTHCARE INC.

CONSOLIDATED STATEMENTS OF CASH FLOW

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

	YEAR ENDED	YEAR ENDED
	DECEMBER 31, 2013	DECEMBER 31, 2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(16,577,078)	$(17,952,356)

Adjustments to reconcile net (loss) to net cash used in operating activities:
Depreciation and amortization	770,354	761,636
Non cash interest	2,984,685	2,166,326

Impairment loss	4,046,826
Gain on change in fair value of derivative	(3,109,679)	(28,126)
Fair value of warrants issued in Series D Preferred Stock transaction	-	3,825,000
Series D Preferred Shares issued for interest	-	22,500
Preferred Stock Dividend	117,415	99,000
Amortization of deferred compensation	975,625	635,625
Shares issued and liability for common shares to be issued for services rendered	8,194,457	9,515,900
Shares issued for interest expense on notes payable	-	42,000
Allowance for doubtful accounts	1,200,000	-

Change in assets and liabilities
(Increase) in prepaid expenses	(358,463)	(52,863)
(Increase) in inventory	(820,963)
(Increase) in accounts receivable	(873,688)	(1,112,695)
Increase in accounts payable and accrued expenses	318,736	374,756
Total adjustments	13,445,305	16,249,059
Net cash (used in) operating activities	(3,131,773)	(1,703,297)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for acquisition	(17,500)	-
Capital expenditures	(20,795)	(73,402)
Net cash (used in) investing activities	(38,295)	(73,402)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of preferred and common stock for cash (including liability for shares to be issued)	2,061,000	693,500
Proceeds received from notes payable	1,681,500	1,270,000
Repayments of notes payable	(583,936)	(144,000)
Net cash provided by financing activities	3,158,564	1,819,500

NET INCREASE (DECREASE) IN CASH	(11,504)	42,801

CASH - BEGINNING OF YEAR	127,149	84,348

CASH - END OF YEAR	$115,645	$127,149

SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITIES
Common stock issued for subscriptions receivable
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$-	$8,651
Taxes	$-	$9,557
SUPPLEMENTAL NON-CASH INFORMATION:
Deferred compensation paid through issuance of common stock and liability to issue common stock	$210,000	$1,030,000
Derivative Liability issued for debt discount	$1,681,500
Common Stock to be issued for acquisition of Intangible asset	$64,750

The accompanying notes are an integral part of these consolidated financial statements.

F-27

MILLENNIUM HEALTHCARE INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2013 and 2012

	Series A		Series B		Series D		Series E		Series F				Additional
	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Paid-In	Deferred	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Compensation	Deficit	Total

Balance - December 31, 2011	100,000	10	276,666	28	-	-	-	-	-	-	17,069,122	1,707	23,423,607	(1,017,214)	(17,363,218)	5,044,920

Shares issued for cash	-	-	-	-	-	-					546,000	55	215,945	-	-	216,000

Shares issued for interest expense on note payable	-	-	-	-	-	-					30,000	3	41,997	-	-	42,000

Shares issued for services rendered and liability for stock to be issued	-	-	-	-	-	-					4,666,250	467	4,201,869	-	-	4,202,336

Shares issued under agreements with consultants and employees	-	-	-	-	-	-					650,000	65	909,935	(638,750)	-	271,250

Conversion of Series B Preferred Stock for Series D Preferred Stock with additional proceeds	-	-	(276,666)	(28)	110,000	11					-	-	685,017	-	-	685,000

Issuance of cashless warrants in connection with Series D Preferred Stock	-	-	-	-	-	-					-	-	3,825,000	-	-	3,825,000

Beneficial conversion feature on note payable	-	-	-	-	-	-					-	-	137,478	-	-	137,478

Amortization of deferred compensation	-	-	-	-	-	-					-	-	-	364,375	-	364,375

Deferred compensation for liability for stock to be issued	-	-	-	-	-	-					-	-	-	(120,000)	-	(120,000)

Net loss for the year ended December 31, 2012		-	-	-	-	-					-	-	-	-	(17,952,356)	(17,952,356)

Balance - December 31, 2012	100,000	10	-	-	110,000	11	-	-	-	-	22,961,372	2,297	33,440,848	(1,411,589)	(35,315,574)	(3,283,997)

Shares issued for services rendered and liability for stock to be issued	-	-	-	-	-	-					28,735,000	2,873	3,170,179	-	-	3,173,052

Shares issued under agreements with consultants and employees	-	-	-	-	-	-					10,990,800	1,099	10,928,106	-	-	10,929,205

Shares issued for cash											550,000	55	212,445			212,500

Deferred compensation														(210,000)		(210,000)

Amortization of deferred compensation	-	-	-	-	-	-					-	-	-	975,625	-	975,625

Shares issued to founders	400,000	40	-	-	-	-					-	-	-	-	-	40

Shares issued of Series D Preferred Stock for accrued dividends	-	-	-	-	13,200	1					-	-	150,631	-	-	150,632

Conversion of Series D Preferred Stock for Series E Preferred Stock	-	-	-	-	(123,200)	(12)	126,280	13								1

Shares issued of Series E Preferred Stock for accrued dividends							3,384	-					33,840			33,840

Net loss for the year ended December 31, 2013		-	-	-	-	-					-	-	-	-	(16,577,078)	(16,577,078)

Balance - December 31, 2013	500,000	$50	-	$-	-	$-	129,664	$13	-	$-	63,237,172	$6,324	$47,936,049	$(645,964)	$(51,892,652)	$(4,596,180)

The accompanying notes are an integral part of these consolidated financial statements.

F-28

MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE 1-	ORGANIZATION AND BUSINESS DESCRIPTION

Millennium Healthcare Inc. (the “Company”), was formed in the State of Delaware on July 28, 1994 as Kirlin Holding Corp., changed its name to Zen Holding Corp. in July, 2008 and to Millennium Healthcare, Inc. on June 16, 2011.

On June 14, 2011, Zen entered into an asset purchase agreement with Millennium Healthcare Solutions Inc., whereby Zen purchased the net assets of Millennium Healthcare Solutions Inc. along with the net assets of their wholly-owned subsidiaries for 7,000,000 shares of common stock and 100,000 shares of preferred stock, series A.

The Company is a healthcare medical device and healthcare support and services company. The Company, through its wholly-owned subsidiaries provides physician practice administration and support with a current focus on physician practices specializing in cardiovascular and vascular procedures. The Company also provides support and services specializing in medical procedure billing and collections, medical procedure coding, call and message management, and emergency dispatch. The Company also markets and distributes new, quality and revolutionary medical devices and equipment focused primarily on preventative care through early detection.

Going Concern

These consolidated financial statements are presented on the basis that the Company will continue as a going concern which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has incurred operating losses for the years ended December 31, 2013 and 2012 has a working capital deficiency of $4,439,590 and an accumulated deficit of $51,892,652 as of December 31, 2013. These conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company is currently launching its medical equipment and device business in 2013, in which the Company has entered into various agreements to become the nationwide distributor for various medical devices mainly focused on preventative and diagnostic testing and care including an oral diagnostic biopsy test, a heart health test and assessment device, and a medical testing device in the area of breast cancer.

F-29

MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries, all of which are wholly owned. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash

The Company considers all highly liquid debt instruments and other short-term investments with maturity of three months or less, when purchased, to be cash equivalents.

The Company maintains cash and cash equivalent balances at financial institutions that are insured by the Federal Deposit Insurance Corporation.

Fixed Assets

Fixed assets are stated at cost, less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets. Costs of maintenance and repairs will be charged to expense as incurred. Costs for renewals and betterments are capitalized. Gains or losses upon sale or retirement due to obsolescence are reflected in the operating results in the period the event occurs.

F-30

MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are stated at the amounts management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances outstanding after management has used collection efforts are written off through a charge to bad debt expense. In the opinion of management no allowance for doubtful accounts is necessary at December 31, 2013 and 2012.

Inventory

Inventories, consisting of finished medical devices purchased for resale, are valued at the lower of cost or market determined on the first in first out method.

Impairment of Long-Lived Assets

Long-lived assets, primarily fixed assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. The Company performs a periodic assessment of assets for impairment in the absence of such information or indicators. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable. For long-lived assets to be held and used, the Company recognizes an impairment loss only if its carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss based on the difference between the carrying amount and estimated fair value.

In December, 2013 management decided to initiate a strategic change in the business operations of the Company. In connection therewith, management decided to focus its future efforts on the development of its medical device distribution business and to phase out its existing businesses.

As a result, the Company has impaired its goodwill, other net intangible assets and certain fixed assets aggregating $4,046,826 which were acquired in acquisitions consummated in 2011.

F-31

MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

Convertible Instruments

The Company reviews the terms of convertible debt and equity securities for indications requiring bifurcation, and separate accounting, for the embedded conversion feature. Generally, embedded conversion features where the ability to physical or net-share settle the conversion option is not within the control of the Company are bifurcated and accounted for as a derivative financial instrument. (See Derivative Financial Instruments below). Bifurcation of the embedded derivative instrument requires allocation of the proceeds first to the fair value of the embedded derivative instrument with the residual allocated to the debt instrument. The resulting discount to the face value of the debt instrument is amortized through periodic charges to interest expense using the Effective Interest Method.

Derivative Financial Instruments

The Company generally does not use derivative financial instruments to hedge exposures to cash-flow or market risks. However, certain other financial instruments, such as warrants or options to acquire common stock and the embedded conversion features of debt and preferred instruments that are indexed to the Company’s common stock, are classified as liabilities when either (a) the holder possesses rights to net-cash settlement or (b) physical or net share settlement is not within the control of the Company. In such instances, net-cash settlement is assumed for financial accounting and reporting, even when the terms of the underlying contracts do not provide for net-cash settlement. Such financial instruments are initially recorded at fair value and subsequently adjusted to fair value at the close of each reporting period.

Income Taxes

Deferred income taxes are determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities. Deferred income taxes are measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

F-32

MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

The Company follows ASC 740-10, “Accounting for Uncertainty in Income Taxes” (“ASC 740-10”). This interpretation requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach.

The Company has performed a review of its material tax positions. During the years ended December 31, 2013 and 2012, the Company did not recognize any amounts for interest and penalties with respect to any unrecognized tax benefits.

The Company’s Federal and State income tax returns for the years ended December 31, 2010 to 2012 are open for examination by the various taxing authorities.

Revenue Recognition

The Company derives revenues from the following sources:

Sales of medical devises are recognized when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the buyer is fixed or determinable, and collectability is reasonable assured.

Healthcare support, management and administration services rendered to healthcare centers and physician practices are recognized when the services have been rendered.

Loss Per Share of Common Stock

Basic net income (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted loss per share (EPS) include additional dilution from common stock equivalents, such as convertible notes, preferred stock, stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for periods presented.

Goodwill

Goodwill and Other Intangible Assets—Under ASC No. 350, “Intangibles—Goodwill and Other” (“ASC 350”), goodwill and indefinite lived intangible assets are not amortized but are reviewed annually for impairment, or more frequently, if impairment indicators arise. Intangible assets that have finite lives are amortized over their estimated useful lives and are subject to the provisions of ASC No. 360, “Property, Plant and Equipment” (“ASC 360”).

F-33

MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

Goodwill impairment is tested at least annually or when factors indicate potential impairment using a two-step process that begins with an estimation of the fair value of each reporting unit. Step 1 is a screen for potential impairment pursuant to which the estimated fair value of each reporting unit is compared to its carrying value. The Company estimates the fair values of each reporting unit by a combination of (i) estimation of the discounted cash flows of each of the reporting units based on projected earnings in the future (the income approach) and (ii) a comparative analysis of revenue and margins multiples of public companies in similar markets (the market approach). If there is a deficiency (the estimated fair value of a reporting unit is less than its carrying value), a Step 2 test is required.

The Company evaluates the goodwill attributable to each of the reporting units in accordance with ASC 350-20-35-36 and ASC 350-20-35-41. (see note )

Stock-Based Compensation

The Company accounts for stock based compensation in accordance with the provisions of ASC 718-10 “Share Based Payments”

The Company recognizes these compensation costs, net of an estimated forfeiture rate, on a pro rata basis over the requisite service period of each vesting tranche of each award. The Company considers voluntary termination behavior as well as trends of actual option forfeitures when estimating the forfeiture rate.

The Company measures compensation expense for its non-employee stock-based compensation under ASC 505-50, “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”.

Rental Expense

Rental expense is accounted for on the straight line method. Deferred rent payable represents the excess of rent charged to operations over the actual rents paid of 66,000 and none and is included in accounts payable and accrued expenses in the accompanying December 31, 2013 and 2012, respectively, balance sheet.

F-34

MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

Segment Information

The Company follows the provisions of ASC 280-10, “Disclosures about Segments of an Enterprise and Related Information”. This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making internal operating decisions. As of December 31, 2013 and for the years ended December 31, 2013 and 2012, the Company operated in three segments as well as separately identifying the corporate overhead costs. The segments are as follows: Coding – this includes the coding, billing and telecommunications services of the Company; Vascular – this includes all vascular physician practice administration and support services; and Devices – this includes all services related to the medical device and equipment segment.

The Company’s chief financial officer reviews financial information presented on an entity level basis accompanied by disaggregated information about revenues by product type and certain information about geographic regions where appropriate for purposes of making operating decisions and assessing financial performance.

December 31, 2013	Coding	Device	Vascular	Corporate	Total

Segmented Operating Revenues	$169,487	$-	$1,817,825	$-	$1,987,312

Total Operating Expenses excluding Depreciation and Amortization, and Other (Income) Loss	264,711	129,983	2,251,783	11,087,059	13,733,536
Depreciation and Amortization	311,353	-	6,465	452,536	770,354
Impairment Loss	-	-	-	4,046,826	4,046,826
Other (Income) Loss	-	-	3,368	(107,109)	(103,741)

Net Income (Loss) Applicable to Common Shares	$(406,577)	$(129,983)	$(443,791)	$(15,479,312)	$(16,459,663)

Segmented Fixed Assets
Fixed Assets	$-	$-	$35,693	$62,967	$98,660
Intangible Assets	82,250	-	-	-	82,250
Total Assets	$82,250	$-	$35,693	$62,967	$180,910

F-35

MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

December 31, 2012	Coding	Device	Vascular	Corporate	Total

Segmented Operating Revenues	$242,034	$-	$1,444,000	$-	$1,686,034

Total Operating Expenses excluding Depreciation and Amortization, and Other (Income) Loss	397,539	6,283	805,927	11,516,709	12,726,458
Depreciation and Amortization	311,354	-	563	449,719	761,636
Other (Income) Loss	894		211	6,050,191	6,051,296

Net Income (Loss) Applicable to Common Shares	$(467,753)	$(6,283)	$637,299	$(18,016,619)	$(17,853,356)

Segmented Fixed Assets
Fixed Assets	$415,998	$-	$21,362	$93,805	$531,165
Intangible Assets	382,500	-	-	849,187	1,231,687
Goodwill	267,141	-	4,700	2,860,352	3,132,193

Total Assets	$1,065,639	$-	$26,062	$3,803,344	$4,895,045

Generally, any item not related to one of our other segments would generally be included in the Corporate Column. This includes corporate overhead costs such as consulting fees, legal fees, and other professional fees including all common stock issued for services; and interest expenses, including all fair value measurements of warrants and fair value adjustments related to our derivative liability that have been charged to interest. The Company has determined it would be more appropriate to include a corporate column rather than develop an allocation to our other divisions as the Company has not determined allocation percentages.

F-36

MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

Recently Issued Accounting Standards

The Financial Accounting Standards Board and the Securities Exchange commission have issued certain accounting standards updates and regulations that will become effective in subsequent periods. Management does not believe that any of those updates would have significantly affected the Company’s financial accounting measures or disclosures had they been in effect in 2013 and 2012, and it does not believe that any of those pronouncements will have a significant impact on the Company’s consolidated financial statements at the time they become effective.

NOTE 3-	FIXED ASSETS

Fixed assets as of December 31, 2013 and 2012 were as follows:

	Estimated Useful
	Lives (Years)	December 31,	December 31,
		2013	2012
Computer equipment	5	$53,422	$588,857
Software	3	34,180	34,180
Telephone	5	1,400	1,400
Furniture and fixtures	5	88,275	68,817
		177,277	693,254
Less: accumulated depreciation		78,617	162,089
Fixed assets, net		$98,660	$531,165

Depreciation expense charged to operations was $144,656 and $136,569 for the years ended December 31, 2013 and 2012, respectively.

NOTE 4-	INTANGIBLE ASSETS (exclusive of goodwill)

Intangible assets as of December 31, 2013 and 2012 were as follows:

	Estimated Useful	December 31,	December 31,
	Lives (Years)	2013	2012
Website	3	$3,500	$3,500
Patents	10	335,000	335,000
Customer Lists	3	1,853,450	1,771,200
		2,191,950	2,109,700
Less: accumulated amortization		(1,503,711)	(878,013)
Less: accumulated impairment, net		(605,989)	-
Intangible assets, net		$82,250	$1,231,687

F-37

MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

Amortization expense charged to operations was $625,698 and $625,067 for the years ended December 31, 2013 and 2012, respectively.

NOTE 5-	ACQUISITION

Effective November 4, 2013, the Company’s acquired the call answering service accounts of Bellringer Communications Inc. (“Bellringer”) for an aggregate consideration of $82,500 payable $17,500 in cash and the issuance of 175,000 shares of common stock to be issued. Based on the fair values at the effective date of acquisition the purchase price was allocated to customer lists and is being amortized over its estimated useful life of five years.

Unaudited proforma results of operations for the year ended December 31, 2013 as if the acquisition of Bellringer had been consummated as of the beginning of each period present are not presented as the effects on the financial statements would not be material.

NOTE 6-	LINE OF CREDIT/PREFERRED STOCK - SERIES B, SERIES D, SERIES E AND SERIES F

On June 18, 2011, the Company entered into a Line of Credit Agreement (the “Line of Credit”) with a non-related third party pursuant to which the creditor was to make available funds upon request up to an aggregate of $500,000.

The Line of Credit was available from June 18, 2011 through September 30, 2011. During this time period, the Company drew down a total of $415,000. There were no interest charges due on the amounts outstanding through December 31, 2011.

Additionally, the party is to be issued 2,000,000 cashless warrants on a pro rata basis based on drawdowns of the Line of Credit. The warrants have a strike price of $0.25 per share and expire June 17, 2013.

The Company valued the warrants to the party in accordance with the agreement based on the $415,000 raised in the Line of Credit as a discount on the note of $361,382. In addition, the Company recorded a beneficial conversion feature in the amount of $112,382, and recorded this as a derivative liability. The amount of the discount was fully amortized in November 2011 upon issuance of the warrants, and reclassification of the Line of Credit to Preferred Stock, and the derivative liability was reclassified to equity upon issuance of the warrants.

F-38

MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

On October 25, 2011, the Line of Credit was converted to Series B Convertible Preferred Stock. The conversion price of the preferred stock was $1.50 per share at any time after January 1, 2012. A total of 276,667 shares of Series B Preferred Stock were issued in this transaction. The Preferred Stock will carry an annual interest rate of 8% paid quarterly within 15 days of the quarter end commencing with the quarter beginning July 1, 2012.

On November 25, 2011, the Company approved the issuance of 1,714,285 shares of common stock in the exercise of the warrants to the party in accordance with the agreement based on the $415,000 raised in the Line of Credit. The interest expense associated with these warrants was recorded in 2011 of $473,936 as a liability for stock to be issued as the shares were not issued until 2012. Additionally, a total of 2,000,000 shares were issued. The Company is not expecting to receive the difference back.

On December 30, 2011, the party provided an additional $185,000 to the Company, and the Company was to cancel the 276,667 shares of Series B Preferred Stock and issue 60,000 shares of Series C Preferred Stock. The Series C Preferred Stock was to convert at $10.00 per share, and convert each share of Series C Preferred Stock into 30 shares of common stock and provide for an annual dividend of $1.20 per share per year. The paperwork was not filed with the State of Delaware on December 30, 2011. The Company further filed a Certificate of Designation in April 2012 for Series D Preferred Stock, replacing all proposed Series C Preferred Stock, with the same terms as noted herein.

From the period January 1, 2012 through March 31, 2012, the party invested an additional $477,500. Those proceeds along with the accrued interest of $22,500 on what was to be the issued Series C Preferred Stock, which ended up as liability for Preferred Stock to be issued, now brings the total invested proceeds to $1,100,000. As a result of the additional proceeds, the Company amended the certificate of designation to authorize a Series D Preferred Stock. The Series D Preferred Stock has the same terms of what was to be the Series C Preferred Stock, and the Company issued 110,000 shares of the Series D Preferred Stock on March 30, 2012. Additionally, the $185,000 liability for preferred stock to be issued was also satisfied upon the issuance of the Series D Preferred Stock.

F-39

MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

The only addition was that for each Series D Preferred Share, the Company issued a detachable cashless warrant that will give the holder the right to purchase on a cashless basis 30 common shares (a total of 3,300,000 common stock warrants) at $0.50 per preferred share expiring in 2 years (April 1, 2014). The warrant has been valued at $3,825,000 and recorded as additional paid in capital. In addition, the Company is to pay a quarterly dividend in the amount of $33,000 ($0.30 per share per quarter) commencing April 1, 2012. No dividends had been paid through March 31, 2013; therefore the Company accrued $132,000 as of March 31, 2013. These accrued dividends have been paid through the issuance of 13,200 shares of Series D Preferred Stock in April 2013. In addition, 3,080 shares of Series D Preferred Stock were issued as payment for accrued dividends for April and May 2013 of $24,640. The total of 126,280 shares of Series D Preferred Stock was exchanged for 126,280 shares of Series E Preferred Stock.

On June 1, 2013, the Company amended the certificate of designation to authorize a Series E Preferred Stock. The Series E Preferred Stock is convertible without consideration into 65 shares of common stock for each preferred share at any time after June 1, 2014 and convert automatically on May 31, 2018, as well as providing for an annual dividend of $0.80 per share per year. Concurrent with the designation of the Series E Preferred Stock, the Company exchanged the 126,280 shares of Series D Preferred Stock into Series E Preferred Stock. Additionally, the Company accrued dividends on the Series E Preferred Stock. The Company issued 3,384 additional shares of Series E Preferred Stock to holders as payment of $33,843 in accrued dividends during the year. Accrued dividends through December 31, 2013 were $25,936.

The Company raised $1,950,000 under a private offering during 2013. As a result, 1,950,000 shares of Series F were to be issued, in which 550,000 shares were issued and 1,400,000 shares valued at $882,500 were recorded as a liability for stock to be issued.

F-40

MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE 7-	NOTES PAYABLE

Demand Notes

One of the notes, original amount borrowed of $111,000 bears interest at the rate of 18% per annum. A total of $20,827 of interest expense has been accrued as of December 31, 2013. The Company repaid $81,000 of this note through December 31, 2013. The entire balance due of $30,000 is reflected in the current portion of notes payable. Interest expense of $10,926 and $9,901 on this note has been charged for the twelve months ended December 31, 2013 and 2012, respectively. This demand note has been fully repaid and satisfied January 2014.

The Company borrowed from an entity at various times during 2012 in the amount of $210,000. The notes, which do not bear interest, are short-term in nature and are to be repaid upon future financings. The Company was to issue shares of common stock to the lender until the notes were fully repaid, however the parties agreed to have repayment done upon completion of a larger funding to the Company.

The Company issued 30,000 shares of common stock to pay $42,000 (value of $1.40 per share) of interest for the remaining outstanding balance due for the life of the notes. In addition, the Company repaid $80,000 during 2012. The remaining balance outstanding as of December 31, 2013 is $130,000.

Another demand note of $24,000 was fully repaid in 2012. This was a short-term advance as well. There was no interest incurred on this note, as it was repaid within the week.

The Company borrowed an aggregate of $107,500 from an individual during 2013 which bears interest at 5% per annum. This demand note has been fully repaid and satisfied February 2014.

The Company borrowed $76,000 from various entities during 2013 which bear interest at 5% per annum. These demand notes have been fully repaid and satisfied February 2014.

Promissory Notes

The Company entered into a $375,000 Promissory Note with an unrelated third party on September 24, 2012. The note matures September 24, 2013 and bears interest at the rate of 12% per annum. The Company, in accordance with the payment schedule, was to make two payments of interest only and then ten payments of $39,593 including interest with the final payment being made on September 24, 2013.

F-41

MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

The Company made the two required interest payments in October and November 2012, however, the first payment of $39,593 to be made in December 2012 was not made until February 2013, and no further payments have been made. As a result of the Company’s non-payment of the monthly amount in a timely fashion, a default was triggered. The default interest rate is 18% per annum which is charged from the default date through June 6, 2013, the date in which the default was cured when the Company paid the entire overdue amount and the note holder issued notice that the Company was current.

In addition, at the time the note was considered to be in default, the promissory note became a convertible note into common stock at a price equal to: (i) the conversion amount divided by (ii) 85% of the lowest daily volume weighted average price of the Company’s common stock during the five trading days immediately prior to the conversion date. In accordance with the agreements, the Company had previously recognized a beneficial conversion feature of $137,478 as of December 31, 2012, which was reduced to $102,941 as of March 31, 2013, and reduced to $0 as of June 30, 2013.

As stated, the Company cured the default on June 6, 2013 with a payment of $99,829, of which $10,672 represented past due and accrued interest, and $89,157 represented principal. The payment brought the Promissory Note balance to $250,000, which is the balance due at June 30, 2013. Additionally, the Company entered into a Replacement, Amended and Restated Promissory Note (“Amended Note”) with the holder for the $250,000 on July 9, 2013. This Amended Note matures on December 15, 2013, and reflects revised payment terms, and an interest rate at 12% per annum, along with default rates should the Company have an event that results in an event of default under this Amended Note. The $10,672 payment of interest represented the full interest due and no interest is accrued as of June 30, 2013. Interest will commence again effective July 9, 2013 when the Amended Note is in effect.

Concurrent with the Amended Note, the Company issued to the noteholder 415,800 shares of common stock as part of the settlement resulting in the Amended Note. The value of the stock at July 9, 2013 was $0.50 per share or $207,900. This note has been fully satisfied April 2014.

The Company borrowed an aggregate of $375,000 from unrelated third parties during 2013 which bear interest at 10% to 18.2% per annum. These promissory notes have been fully repaid and satisfied February 2014.

F-42

MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

Promissory Notes – Original Issue Discounts

During the year ended December 31, 2013 the Company entered into various agreements pursuant to which it borrowed an aggregate of $1,681,500, net of original issue discounts. In connection therewith, the Company issued 1,565,000 series A warrants and 1,565,000 series B warrants, both of which have a five year term. The Company valued each component separately and considered the warrants a derivative liability since they contained rachet provisions. As a result, the Company recognized a full discount which amount will be amortized over the life of the notes.

Original Issue Discount Promissory Notes have been fully repaid and satisfied as they became due between January and April 2014.

Preferred Stock

The Company has amended their certificates of designation to authorize the issuance of 5 separate series’ of preferred stock.

December 31, 2013

Preferred Stock	Authorized Date	Issue Date	Number of Shares	Par Value	Conversion to Common Stock
Series “A" (1)	June 14, 2011	June 2011	500,000	$.0001	N/A
Series “B" (2)	October 2011	October 2011	0	$.0001	1.50:1
Series “D” (3)	March 30, 2012	April 2012	0	$.0001	30:1
Series “E” (4)	June 1, 2013	June 2013	129,664	$.0001	65:1
Series “F” (5)	December 2, 2013	December 2013	550,000	$.0001	N/A

(1) Issued 100,000 shares to the principal owners of Millennium Healthcare Solutions Inc. upon acquisition of the net assets of that company; and issued 400,000 to the officers of Millennium Healthcare Inc.

F-43

MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

(2) Issued to an unrelated third party in conversion of the Line of Credit. There are no shares issued as of December 31, 2012.

(3) Issued to an unrelated third party in conversion of the Series B Preferred Stock and additional funds provided.

(4) Issued to an unrelated third party in conversion of the Series D Preferred Stock.

(5) Issued to investors as part of a private offering.

On December 17, 2012, the Company increased their authorized preferred stock from 1,000,000 shares to 5,000,000 shares.

On December 19, 2013, the Company increased their authorized preferred stock from 5,000,000 shares to 15,000,000 shares.

Series A Preferred Stock. These shares are non-convertible, and have super voting rights of 200 to 1 versus the Common Stock. In April 2013, the Company issued 100,000 shares and in December 2013, the Company issued 400,000 shares of Series A Preferred Stock to senior management of the Company. Each share of this preferred has 200 votes in matters where shareholder votes are required. These shares are not convertible and are not transferable and, accordingly, management has attributed a nominal value to these shares.

There were zero shares of Series B Preferred Stock issued and outstanding at December 31, 2013. These had a value of $415,000 ($1.50 per share), which represented the proceeds received. In addition, there was $185,000 of proceeds received in 2011 that were recorded as a liability for preferred stock to be issued. These were to be in the form of Series C Preferred Stock which was to be convertible into common stock anytime after January 1, 2013 at the rate of 30 common shares for each preferred share (Series C). If the Company files a Registration Statement for any reason, piggy-back registration rights will be attached to the underlying common stock at no cost to the shareholder.

The Series C Preferred Stock was never designated, and the Company further filed a Certificate of Designation for Series D Preferred Stock.

From the period January 1, 2012 through March 31, 2012, the party invested an additional $477,500. Those proceeds along with the accrued interest of $22,500 on what was to be the issued Series C Preferred Stock, which ended up as liability for Preferred Stock to be issued, now brings the total invested proceeds to $1,100,000. As a result of the additional proceeds, the Company amended the certificate of designation to authorize a Series D Preferred Stock.

F-44

MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

The Series D Preferred Stock has the same terms of what was to be the Series C Preferred Stock, and the Company issued 110,000 shares of the Series D Preferred Stock on March 30, 2012. Additionally, the $185,000 liability for preferred stock to be issued was also satisfied upon the issuance of the Series D Preferred Stock.

The only addition was that for each Series D Preferred Share, the Company issued a detachable cashless warrant that will give the holder the right to purchase on a cashless basis 30 common shares (a total of 3,300,000 common stock warrants) at $0.50 per preferred share expiring in 2 years (April 1, 2014). The warrant has been valued at $3,825,000 and recorded as additional paid in capital. In addition, the Company is to pay a quarterly dividend in the amount of $33,000 ($0.30 per share per quarter) commencing April 1, 2012. No dividends had been paid through March 31, 2013, therefore the Company accrued $132,000 as of March 31, 2013. Dividends can be paid in the form of additional shares of Series D Preferred Stock or cash. In April 2013, the Company issued 13,200 shares of Series D Preferred Stock as payment for accrued dividends of $132,000 (through March 31, 2013). These accrued dividends have been paid through the issuance of 13,200 shares of Series D Preferred Stock in April 2013. In addition, 3,080 shares of Series D Preferred Stock were issued as payment for accrued dividends for April and May 2013 of $24,640. The total of 126,280 shares of Series D Preferred Stock was exchanged for 126,280 shares of Series E Preferred Stock.

The Series D Preferred Stock was redeemable at $11.50 per share at any time after September 1, 2012 by either party provided the Company has achieved any one of the following: a) accumulated pre-tax profits in excess of $2,000,000 on or after April 1, 2012; b) Company raising in excess of $2,000,000 equity capital on a cumulative basis on or after April 1, 2012; and c) Company reporting quarterly revenue in any quarter on or after April 1, 2012 in excess of $5,000,000. None of these conditions had been satisfied through the period ended May 31, 2013, just prior to the cancellation of these shares and re-issuance as Series E Preferred Stock.

On June 1, 2013, the Company amended the certificate of designation to authorize a Series E Preferred Stock. The Series E Preferred Stock is convertible without consideration into 65 shares of common stock for each preferred share at any time after June 1, 2014 and convert automatically on May 31, 2018, as well as providing for an annual dividend of $0.80 per share per year. Concurrent with the designation of the Series E Preferred Stock, the Company exchanged the 126,280 shares of Series D Preferred Stock into Series E Preferred Stock. Accrued dividends for the Series E Preferred Stock through December 31, 2013 were $25,936.

F-45

MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

The Series E Preferred Stock shall have a stated value at $10.00 per share and rank: (i) junior to the Company’s Series A Preferred Stock, and any class or series of capital stock created after June 1, 2013 created specifically ranking by its terms senior to the Series E Preferred Stock; (ii) senior to all of the Company’s common stock; (iii) senior to any class or series of capital stock created after June 1, 2013 that does not specifically rank by its terms senior to or on parity with the Series E Preferred Stock; and (iv) on parity with any class or series of capital stock of the Company specifically ranking by its terms on parity with the Series E Preferred Stock in each case as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

The Company amended its certificate of designation in December 2013 to authorize aSeries F Preferred Stock (“Series F”) which provides for a quarterly dividend of 10% of the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA") and is payable on a quarterly basis, beginning after two quarters following the issue date. Holders are not entitled to receive any dividend from the Company after they have received an aggregate of $1.20 per share. Once holders receive an aggregate of $1.20 for each share held, all Series F shall expire and/or be redeemable for $1.

Series F is: (i) junior to any class or series of capital stock of the Company specifically ranking by its terms senior to any Series F Preferred Stock of whatever subdivision; (ii) prior to any class or series of capital stock of the Company hereafter created not specifically ranking by its terms senior to or on parity with any Series F of whatever subdivision; and (iii) on parity with any class or series of capital stock of the Company hereafter created specifically ranking by its terms on parity with the Series F Preferred Stock in each case as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

The Company sold 1,950,000 units and raised $1,950,000 under private placements during 2013. Each unit consisted of one share of common stock and one share of Series F. As a result, 1,950,000 shares of Series F were to be issued, in which 550,000 shares were issued and 1,400,000 shares valued at $882,500 were recorded as a liability for stock to be issued. Due to the redeemable nature of the Series F, the unit price was allocated between the Common stock and Series F and the Series F is recorded as a preferred stock liability in the accompanying consolidated financial statements.

F-46

MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

Common Stock

The Company on December 17, 2012 increased the authorized shares of common stock to 200,000,000 shares. The par value of each series of stock is $0.0001.

In January 2012, the Company issued 2,000,000 shares of stock to a credit line holder valued at $473,936. These shares were accrued in 2011 as a liability for common shares to be issued.

In October 2012, the Company issued 2,481,250 shares to advisory board members, consultants and employees under agreements. The value of these shares is $3,471,250. Of this amount, $910,000 was issued for deferred compensation. The amortization for the deferred compensation for 2012 was $635,625.

In October 2012, the Company issued 546,000 shares of common stock for cash of $216,000.

In October 2012, the Company issued 30,000 shares of common stock for payment of interest on a note payable of $42,000.

In December 2012, the Company issued 185,000 shares of common stock for legal services valued at $257,150.

The Company issued 33,335,800 shares common stock for consulting and other services during the year ended December 31, 2013.

The Company raised $1,950,000 under private placements during 2013. As a result, 1,950,000 shares of common stock were to be issued, in which 550,000 shares were issued and 1,400,000 shares valued at $517,500 were recorded as a liability for stock to be issued.

Warrants

During the years ended December 31, 2012 and 2013, the Company issued total of 9,760,000 warrants at exercise prices ranging from $.50 to $1.00 per share. All of the warrants are vested and remain outstanding. The warrants have a weighted average price of $0.65.

3,300,000 warrants were issued to the preferred stock holder in connection with the issuance of the Series D Preferred Stock. The value of these warrants is $3,930,376 and is reflected in interest expense for the year ended December 31, 2012.

F-47

MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

See note 7 relating to warrants issued in connection with the issuance of notes payable.

Consultant warrants provided for services to be rendered over a one-year period of time. These 200,000 warrants vest evenly over a one-year period by month. The Company has recorded this as a prepaid expense and will amortize through the conclusion of the contract.

The Company used the black-scholes method to value the warrants, with the following criteria: volatility 337.68%; quarterly dividend percentage 0%; and discount rate of 0.95%.

NOTE 8-	INCOME TAXES

The reconciliation of income tax benefit at the U.S. statutory rate of 34% for the years ended December 31, 2013 and 2012 to the Company’s effective tax rate is as follows:

	Years Ended
	December 31, 2013	December 31, 2012

U.S. federal statutory rate	-34.0%	-34.0%
State income tax, net of federal benefit	-6.0%	-6.0%
Permanent differences	-0.8%	11.2%
Change in valuation allowance	40.8%	28.8%
Income Tax provision (benefit)	0%	0.0%

The benefit for income tax is summarized as follows:

	Years Ended
	December 31, 2013	December 31, 2012

Federal:
Current	$-	$-
Deferred	(5,230,783)	(5,390,439)
State:
Current
Deferred	(923,079)	(951,254)
Change in valuation allowance	6,153,862	6,341,693
Income Tax provision (benefit)	$-	$-

The tax effects of temporary differences that give rise to the Company’s net deferred tax liability as of December 31, 2013 and 2012 are as follows:

	Years Ended
	December 31, 2013	December 31, 2012

Deferred Tax Assets
Net operating losses	$5,856,404	$1,531,081

Deferred Tax Liabilities
Impairment	$1,618,400	$-
Allowance for doubtful accounts	480,000	-
	2,098,400	-

Net deferred tax asset	3,758,004	1,531,081
Less: Valuation allowance	(3,758,004)	(1,531,081)
	$-	$-

As of December 31, 2013 and 2012, the Company had approximately $10,100,000 and $4,500,000 of federal and state net operating loss carryovers (“NOLs”) which begin to expire in 2030. Utilization of the NOLs may be subject to limitation under the Internal Revenue Code Section 382 should there be a greater than 50% ownership change as determined under regulations.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against the entire deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

The Company files U.S. federal and state of New York tax returns that are subject to audit by tax authorities beginning with the year ended December 31, 2010. The Company’s policy is to classify assessments, if any, for tax and related interest and penalties as tax expense.

NOTE 9-	FAIR VALUE MEASUREMENTS

The Company adopted certain provisions of ASC Topic 820. ASC 820 defines fair value, provides a consistent framework for measuring fair value under generally accepted accounting principles and expands fair value financial statement disclosure requirements. ASC 820’s valuation techniques are based on observable and unobservable inputs. Observable inputs reflect readily obtainable data from independent sources, while unobservable inputs reflect our market assumptions. ASC 820 classifies these inputs into the following hierarchy:

Level 1 inputs: Quoted prices for identical instruments in active markets.

Level 2 inputs: Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

F-48

MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

Level 3 inputs: Instruments with primarily unobservable value drivers.

The following table represents the fair value hierarchy for those financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2013:

	Level 1	Level 2	Level 3	Total

Cash	$115,645	$-	$-	$115,645

Total assets	$115,645	$-	$-	$115,645

Notes payable, net of debt discount and OID	$-	$-	$2,227,735	$2,227,735

Embedded conversion feature and derivative liability	$-	$-	$1,877,547	$1,877,547

Total liabilities	$-	$-	$4,105,282	$4,105,282

The following table represents the fair value hierarchy for those financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2012:

	Level 1	Level 2	Level 3	Total

Cash	$127,149	$-	$-	$127,149

Total assets	$127,149	$-	$-	$127,149

Notes payable, net of debt discount and OID	$-	$-	$22,404	$22,404

Note payable – convertible	$-	$-	$375,000	$375,000

Embedded conversion feature and derivative liability	$—	$-	$2,528,317	$2,528,317

Total liabilities	$-	$-	$2,925,721	$2,925,721

	2013	2012

Total gain/(loss) from revaluation of derivatives included in earnings for 2013 and 2012:	$3,109,679	$28,126

The carrying amounts of our short and long term credit obligations approximate fair value because the effective yields on these obligations, which include contractual interest rates taken together with other features such as concurrent issuances of warrants and/or embedded conversion options, are comparable to rates of returns for instruments of similar credit risk.

We calculated the fair value of the embedded conversion feature and derivative liability using the Black-Scholes option-pricing model with the following assumptions: Fair value of stock $0.30; exercise price $0.50 to $1.00; risk free interest rate 0.95%, term of 5 years; volatility rate of 337.70%; dividend yield of 0%.

The following tables provide reconciliations of beginning and ending balances for the years ended December 31, 2013 and 2012, respectively.

	Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
		Embedded conversion
	Notes Payable	feature and
		derivative liability	Total

December 31, 2013

Beginning balance	397,404	2,528,317	2,925,721
Transfers into Level 3	201,000	-	201,000
Transfers out of Level 3	-	-	-
Total gains or losses	-	-	-
included in earnings (or changes in net assets)	-	(3,109,679)	(3,109,679)
included in other comprehensive income	-	-	-
Purchases, issuances, sales, and settlements	-	-	-
Purchases	-	-	-
Issuances	2,213,267	2,458,909	4,672,176
Sales	-	-	-
Settlements	(583,936)	-	(583,936)
Ending balance	2,227,735	1,877,547	4,105,282

December 31, 2012

Beginning balance	-	-	-
Transfers into Level 3	-	-	-
Transfers out of Level 3	-	-	-
Total gains or losses	-	-	-
included in earnings (or changes in net assets)	-	(28,126)	(28,126)
included in other comprehensive income	-	-	-
Purchases, issuances, sales, and settlements	-	-	-
Purchases	-	-	-
Issuances	397,404	2,556,443	2,953,847
Sales	-	-	-
Settlements	-	-	-
Ending balance	397,404	2,528,317	2,925,721

NOTE 10-	COMMITMENTS

The Company is obligated under non-cancelable operating leases which expire through December 31, 2023. The aggregate future obligations under these leases are as follows:

2014	$281,000

2015	$281,000

2016	$281,000

2017	$281,000

2018	$281,000

Thereafter	$857,000

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MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

In addition, the Company is required to pay increases in real estate taxes and operating expenses.

Rental expense charged to operations aggregated approximately $281,500 and $119,000 for the years ended December 31, 2013 and 2012, respectively.

Employment Agreements

The Company has entered into employment agreements with key management individuals in 2011 and 2012. The base salary and any bonuses indicated in the employment agreements commence upon the Company’s completion of $500,000 in capital (not including Aquafina). The Company has entered into additional employment agreements with additional key management individuals in 2013. The Company has issued the stock bonus which vests over a one to three-year period to certain individuals. The unvested portion is reflected as deferred compensation, with the vested portion expensed as stock based compensation.

NOTE 11-	SUBSEQUENT EVENTS

Common Stock Issuances

In January 2014, the Company issued 3,400,000 shares of common stock to employees for services rendered.

In January 2014, the Company issued 175,000 shares of common stock for an acquisition that completed in November 2013. These shares have been valued at $64,750 and were recorded as a liability for common stock to be issued at December 31, 2013.

In January 2014, the Company issued 300,000 shares of common stock as a result of an addendum to a master purchase supply and distribution agreement that was executed in October 2013. These shares have been valued at $111,000 and were recorded as a liability for common stock to be issued at December 31, 2013.

In January 2014, the Company is to issue 500,000 shares of common stock as a result of private placements. These shares have been valued at $150,000 and were recorded as a liability for common stock to be issued.

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MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

In February 2014, the Company is to issue 1,000,000 shares of common stock as a result of private placements. These shares have been valued at $795,000 and were recorded as a liability for common stock to be issued.

Convertible Promissory Note

The Company and an entity entered into a convertible promissory note on February 7, 2014 for $353,000. The note has a term of six months and accrues interest at 18% per annum. At any time during the term, the holder may convert the outstanding balance into common shares at a fixed conversion price of $1.00 per share.

Distribution Agreement

On February 20, 2014 the Company’s medical device business entered into an exclusive nationwide distribution agreement for a skin cancer biopsy test with CDx Diagnostics Inc. The DermCDx, is a brush biopsy test kit that is used to confirm suspected basal cell carcinoma (BCC), the most common cancer in the US. DermCDx is a minimally invasive test that combines a patented brush biopsy sampling instrument with computer-assisted three dimensional laboratory analysis. It is designed to allow primary care physicians to easily confirm suspected BCC resulting in expedited referral to a dermatologist for treatment.

Preferred Stock

In February 2014, the Company issued 2,594 shares of Series E Preferred Stock to holders as payment of $25,936 in accrued dividends through December 31, 2013.

In March 2014, the Company amended the certificate of designation to authorize a Series G Preferred Stock. Holders of Series G Preferred Stock shall be entitled to receive, along with the Series F Holders, and the Corporation shall pay, a quarterly dividend of 10% of the Corporation’s earnings before interest, taxes depreciation and amortization (“EBITDA”) under the generally accepted accounting principles (“GAAP”). For purposes of allocating the 10% dividend proportionally to the Series F and G Preferred Holders, G Preferred Shares will be weighted and valued at 1,000 times that of Series F. Dividends on Series G Preferred Stock shall be payable on a quarterly basis, beginning after two quarters following the original issue date (“Issuance Date”). Holders Series G Preferred Stock shall not be entitled to receive any dividend from the Corporation once they have received an aggregate of $1,200.00 for every share of Series G Preferred Stock they hold.

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MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

Series G Preferred Stock shall rank: (i) junior to any class or series of capital stock of the Corporation specifically ranking by its terms senior to any Series G Preferred Stock of whatever subdivision (collectively, “Senior Securities”); (ii) prior to any class or series of capital stock of the Corporation hereafter created not specifically ranking by its terms senior to or on parity with any Series G Preferred Stock of whatever subdivision (collectively, “Junior Securities”); and (iii) on parity with any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms on parity with the Series G Preferred Stock (“Parity Securities”) in each case as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (all such distributions being referred to collectively as “Distributions”).

In January 2014, the Company is to issue 500,000 shares of Series F preferred stock as a result of private placements. These shares have been valued at $350,000 and were recorded as a liability for preferred stock to be issued.

In February 2014, the Company is to issue 1,000,000 shares of preferred stock as a result of private placements. 550,000 shares of Series F preferred stock have been valued at $124,000 and were recorded as a liability for common stock to be issued and 450,000 shares of Series G preferred stock have been valued at $81,000 and were recorded as a liability for common stock to be issued.

Commitments

In February 2014 the Company, through its subsidiary, entered into a network selling agreement with a US based healthcare organization for the use of its medical devices in 200 of the organization’s locations. This agreement includes an average monthly minimum use of 350 units per location and includes the use of the Company’s exclusive distribution rights for the VasoScan cardiovascular assessment test and the use of the Company’s exclusive distribution rights for the OralCDx Brush Biopsy Test Kit.

In March 2014 the Company, through its subsidiary, entered into a network selling agreement with another US based healthcare organization for the use of its medical devices in 100 of that organization’s locations. This new agreement includes an average monthly minimum use of 350 units, per device, per location. and includes the use of the Company’s exclusive distribution rights for the VasoScan cardiovascular assessment test and the use of the Company’s exclusive distribution rights for the OralCDx Brush Biopsy Test Kit.

F-52